   As filed with the Securities and Exchange Commission on January 24, 2003


                                                    Registration No. 333-102245

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------

                                AMENDMENT NO. 1


                                      to

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                       EDUCATION FUNDING CAPITAL TRUST-I
                                   (Issuer)

                       EDUCATION FUNDING CAPITAL I, LLC
                                  (Depositor)
            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                     6189                    45-6117459
     (State or Other           (Primary Standard          (I.R.S. Employer
     Jurisdiction of              Industrial           Identification Number)
    Incorporation or          Classification Code
      Organization)                 Number)

  c/o Fifth Third Bank                                 Douglas L. Feist, Esq.
        MD 10AT60                                      12760 High Bluff Drive
38 Fountain Square Plaza                                      Suite 210
 Cincinnati, Ohio 45263                                 San Diego, California
     (513) 534-3367                                             92130
                                                           (858) 617-6080
 (Address, Including Zip                              (Name, Address, Including
   Code, and Telephone                                 Zip Code, and Telephone
 Number, Including Area                                Number, Including Area
  Code, of Registrant's                                         Code,
   Principal Executive                                  of Agent for Service)
         Office)

                               -----------------
                                  COPIES TO:

              Patricia Mann Smitson,     Paul F. Sefcovic, Esq.
                       Esq.             Squire, Sanders & Dempsey
                 Thompson Hine LLP               L.L.P.
                    312 Walnut            41 South High Street,
              Cincinnati, Ohio 45202           Suite 1300
                  (513) 352-6700          Columbus, Ohio 43215
             (513) 241-4771 (telecopy)       (614) 365-2700
                                        (614) 365-2499 (telecopy)

                               -----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.
                               -----------------
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                               -----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                             Proposed       Proposed
                               Amount        Maximum        Maximum      Amount Of
  Title Of Each Class Of        To Be     Offering Price   Aggregate    Registration
Securities To Be Registered Registered(1)    Per Unit    Offering Price    Fee(2)
------------------------------------------------------------------------------------
     Series 2002A1-1.......  $75,000,000       100%       $75,000,000    $6,900.00
     Series 2002A1-2.......  $75,000,000       100%       $75,000,000    $6,900.00
     Series 2002A1-3.......  $75,000,000       100%       $75,000,000    $6,900.00
     Series 2002A1-4.......  $67,800,000       100%       $67,800,000    $6,237.60
     Series 2002A1-5.......  $64,500,000       100%       $64,500,000    $5,934.00
     Series 2002A1-6.......  $66,000,000       100%       $66,000,000    $6,072.00
     Series 2002A1-7.......  $66,000,000       100%       $66,000,000    $6,072.00
     Series 2002B1-1.......  $33,700,000       100%       $33,700,000    $3,100.40
     Series 2002A1-8.......  $78,000,000       100%       $78,000,000    $7,176.00
     Series 2002A1-9.......  $78,000,000       100%       $78,000,000    $7,176.00
     Series 2002A1-10......  $78,000,000       100%       $78,000,000    $7.176.00
     Series 2002A1-11......  $78,000,000       100%       $78,000,000    $7,176.00
     Series 2002A1-12......  $78,000,000       100%       $78,000,000    $7,176.00
     Series 2002A1-13......  $78,000,000       100%       $78,000,000    $7,176.00
     Series 2002B1-2.......  $32,000,000       100%       $32,000,000    $2,944.00
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Equals the aggregate principal amount of the securities being registered.
(2) This fee has been calculated pursuant to Rule 457(f) under the Securities Act using the book value of the securities being offered.


================================================================================

                                  PROSPECTUS

                               -----------------

                       EDUCATION FUNDING CAPITAL TRUST-I

                             c/o Fifth Third Bank
                                   MD 10AT60
                           38 Fountain Square Plaza
                            Cincinnati, Ohio 45263
                                (513) 534-3367

                               -----------------

                               OFFER TO EXCHANGE

                               -----------------

   Education Funding Capital Trust-I is offering to exchange the following new auction rate education loan backed notes, which will be registered under the Securities Act of 1933, for similarly titled old notes, which are not registered under the Securities Act:

   $75,000,000 Series 2002A1-1
   $75,000,000 Series 2002A1-2
   $75,000,000 Series 2002A1-3
   $67,800,000 Series 2002A1-4
   $64,500,000 Series 2002A1-5
   $66,000,000 Series 2002A1-6
   $66,000,000 Series 2002A1-7
   $33,700,000 Series 2002 B1-1 for similarly titled old notes issued on May 23, 2002; and

   $78,000,000 Series 2002A1-8
   $78,000,000 Series 2002A1-9
   $78,000,000 Series 2002A1-10
   $78,000,000 Series 2002A1-11
   $78,000,000 Series 2002A1-12
   $78,000,000 Series 2002A1-13
   $32,000,000 Series 2002B1-2 for similarly titled old notes issued on August 16, 2002.

   Unless otherwise indicated, references in this prospectus to:


  . the "new notes" or "new Class A notes" or "new Class B notes" refers to the Series 2002A1 & B1 Notes described above;



  . the "old notes" refers to the 2002-1 Series A & B notes and the 2002-2 Series A & B notes being exchanged for the new notes;


  . "the notes," "our notes" or "our Class A notes" or "our Class B notes" refers to all our notes or all our notes of that particular class, as applicable, issued under the indenture described in this prospectus, including, but not limited to, the new notes and the old notes;

  . "we," "us," "our," "the trust" and "the issuer" refer to Education Funding Capital Trust-I, the issuer of the notes;

  .   "depositor" refers to Education Funding Capital I, LLC;

  . "seller" refers to Education Lending Group, Inc., the seller of the student loans;

  . "servicer" refers to Education Lending Services, Inc., the master servicer of the student loans; and


  . "broker-dealer" refers to William R. Hough & Co. for the Series 2002A1-1 notes through Series 2002A1-11 notes and the Series 2002B1-1 notes and Series 2002B1-2 notes and Salomon Smith Barney, Inc. for the Series 2002A1-12 notes and Series 2002A1-13 notes.


   See "Risk Factors" beginning on page 12 of this prospectus for a discussion of factors that you should consider before deciding to participate in the exchange offer or to purchase the new notes in resales by broker-dealers.

   The new notes are secured by student loans. The new notes are issued by Education Funding Capital Trust-I, a Delaware business trust and constitute obligations of the issuer payable solely from the student loans and other assets of the issuer in the trust estate.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The dealer manager for the exchange offer is
                            WILLIAM R. HOUGH & CO.


                  This prospectus is dated January 27, 2003.

                               TABLE OF CONTENTS

      Prospectus Summary.............................................  1
      The Exchange Offer.............................................  1
      Summary of the Exchange Offer..................................  1
         The Issuer..................................................  1
         The Depositor...............................................  1
         Sale of the Old Notes.......................................  1
         Securities Offered..........................................  1
         The Exchange Offer..........................................  2
         Ability to Resell New Notes.................................  2
         Consequences of Failure to Exchange Your Old Notes..........  3
         Expiration Date.............................................  3
         Withdrawal Rights...........................................  3
         Federal Tax Considerations..................................  3
         Use of Proceeds.............................................  3
         Exchange Agent..............................................  3
         Dealer Manager..............................................  4
      Summary of Terms of New Notes..................................  4
         General.....................................................  4
         Principal Parties...........................................  5
         Acquisition of Student Loans................................  5
         Statistical Cut-off Date....................................  6
         Funds.......................................................  6
         Parity Percentages..........................................  7
         Revolving Period............................................  7
         Scheduled Final Maturity....................................  7
         Interest Rate...............................................  7
         Principal Redemptions.......................................  8
         Credit Enhancement..........................................  9
         Derivative Products and Derivative Payments................. 10
         Additional Notes............................................ 10
         ERISA Considerations........................................ 10
         Accounting Treatment........................................ 10
         Registration, Clearing and Settlement....................... 10
         Ratings..................................................... 10
      Risk Factors................................................... 11
      Where You Can Find More Information............................ 19
      The Exchange Offer............................................. 19
         Purpose of the Exchange Offer............................... 19
         Effect of the Exchange Offer................................ 20
         Terms of the Exchange Offer................................. 20
         Expiration Date, Extensions, Amendments..................... 21
         Interest on the New Notes................................... 22
         Procedures for Tendering.................................... 22
         Acceptance of Old Notes for Exchange, Delivery of New Notes. 24
         Book Entry Delivery......................................... 25
         Guaranteed Delivery Procedures.............................. 25
         Withdrawal of Tenders....................................... 25
         Conditions to the Exchange Offer............................ 26
         Dealer Manager.............................................. 26
         Exchange Agent.............................................. 27

             Fees and Expenses.................................... 27
             Transfer Taxes....................................... 27
             Accounting Treatment................................. 27
          Description of the New Notes............................ 28
             Interest Rate........................................ 28
             Determination of Note Interest Rate.................. 29
             Maximum Rate and Interest Carryovers................. 31
             Changes in Auction Period............................ 31
             Changes in the Auction Date.......................... 32
             Principal Redemptions................................ 32
             Book-Entry Registration.............................. 33
          Credit Enhancement...................................... 35
             Reserve Fund......................................... 35
             Subordination of the Class B Notes................... 35
             Excess Interest...................................... 35
             Interest Rate Swap Agreement......................... 35
          Security and Sources of Payment for the New Notes....... 37
             General.............................................. 37
             Flow of Funds........................................ 38
             Acquisition Fund; Purchase and Sale of Student Loans. 38
             Revenue Fund......................................... 39
             Interest Fund........................................ 41
             Principal Fund....................................... 41
             Capitalized Interest Fund............................ 42
             Reserve Fund......................................... 42
             Operating Fund....................................... 43
             Investment of Funds Held by Indenture Trustee........ 43
          Additional Notes........................................ 43
          Use of Proceeds......................................... 44
          Characteristics of the Student Loans.................... 44
          Education Lending Group, Inc.'s Student Loan Program.... 49
             General.............................................. 49
             Additional Fundings.................................. 51
             The Issuer........................................... 51
             Eligible Lender Trustee.............................. 52
             Education Funding Capital I, LLC..................... 52
             Education Lending Group, Inc......................... 53
          Servicing of the Student Loans.......................... 56
             The Servicing Agreement.............................. 56
             Servicer Covenants................................... 56
             Servicing Compensation............................... 57
             Matters Regarding the Servicer....................... 57
             Servicer Default..................................... 58
             Rights Upon Servicer Default......................... 58
             Waiver of Past Defaults.............................. 59
             Description of Subservicer........................... 59
             Administration of the Student Loans.................. 60
             Administrator Default................................ 60
             Rights Upon Administrator Default.................... 60
             Evidence as to Compliance............................ 61
             Waiver of Past Defaults.............................. 61

    Description of the Federal Family Education Loan Program............  61
       Types of Loans...................................................  62
       Subsidized Federal Stafford Loans................................  62
       Unsubsidized Federal Stafford Loans..............................  64
       Federal Plus Loans...............................................  64
       Federal SLS Loans................................................  65
       Federal Consolidation Loans......................................  66
       Maximum Loan Amounts.............................................  67
       Disbursement Requirements........................................  68
       Repayment........................................................  68
       Fees.............................................................  70
       Interest Subsidy Payments........................................  71
       Special Allowance Payments.......................................  71
       Recent Federal District Court Decision...........................  73
    Description of the Guarantee Agencies...............................  73
       General..........................................................  73
       Federal Agreements...............................................  75
       Federal Insurance and Reimbursement of Guarantee Agencies........  75
       Direct Loans.....................................................  78
       Guarantee Agencies for the Student Loans.........................  78
       Description of Great Lakes Higher Education Guaranty Corporation.  79
    Description of the Indenture........................................  81
       Indenture Trustee................................................  81
       Parity and Priority of Lien......................................  81
       Sale of Student Loans Held in Trust Estate.......................  81
       Commingling of Funds; Priority of Lien...........................  82
       Derivative Products and Derivative Payments......................  82
       Representations and Warranties of the Issuer.....................  82
       Further Covenants................................................  82
       Enforcement of Servicing Agreement...............................  83
       Additional Covenants With Respect to the Higher Education Act....  84
       Continued Existence; Successor...................................  84
       Events of Default................................................  84
       Remedies on Default..............................................  85
       The Indenture Trustee............................................  88
       Supplemental Indentures..........................................  90
       Trust Irrevocable................................................  91
       Satisfaction of Indenture........................................  91
    Federal Income Tax Consequences.....................................  92
       Exchange Offer...................................................  92
       U.S. Holders.....................................................  92
       Non-U.S. Holders.................................................  98
       Information Reporting and Backup Withholding.....................  99
    State Tax Considerations............................................ 100
    ERISA Considerations................................................ 100
    Plan of Distribution................................................ 101
    Legal Matters....................................................... 102
    Ratings............................................................. 103
    APPENDIX A AUCTION PROCEDURES....................................... A-1
    APPENDIX B SETTLEMENT PROCEDURES.................................... B-1

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

   The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information in this prospectus is accurate as of any other date.

                              Prospectus Summary

   The following summary highlights selected information about the exchange offer and the new notes and may not contain all of the information that you find important in making your decision to participate in the exchange offer. This prospectus contains more detailed terms about the exchange offer and the new notes being offered to you, as well as selected business information and financial data. You are strongly encouraged to read this entire prospectus before deciding whether to participate in the exchange offer.

                              The Exchange Offer

   You are entitled to exchange your old notes for new notes that have been registered under the Securities Act of 1933 (the "Securities Act"). The new notes will have the same terms as the old notes that you currently hold, except that the new notes will be registered under the Securities Act and will not be subject to certain restrictions on their transfer. The new notes will be backed by the same pool of student loans and other assets as the old notes. Following the exchange offer, any old notes held by you that are not exchanged will continue to have the existing restrictions on their transfer.

   You should read the discussion under the heading "The Exchange Offer" for more detailed information about the exchange offer and resales of the new notes. You should also read the discussion under the headings "Prospectus Summary--Summary of Terms of the New Notes" for further information regarding the new notes.

                         Summary of the Exchange Offer

The Issuer

  .   Education Funding Capital Trust-I

The Depositor

  .   Education Funding Capital I, LLC

Sale of the Old Notes

   We sold the old notes we are offering to exchange in this prospectus in private placement transactions on May 23, 2002 and August 16, 2002. All of the old notes are auction rate education loan backed notes. The initial purchasers in each of the private placement transactions subsequently resold the old notes to qualified institutional buyers or other permitted buyers that agreed to comply with certain transfer restrictions and other conditions under the Securities Act.

Securities Offered

   We are offering the following new notes to be exchanged for similarly titled old notes:


  . Auction Rate Education Loan Backed Notes, Series 2002A1-1 in the aggregate principal amount of $75,000,000, CUSIP Number 28139R AR 6



  . Auction Rate Education Loan Backed Notes, Series 2002A1-2 in the aggregate principal amount of $75,000,000, CUSIP Number 28139R AS 4



  . Auction Rate Education Loan Backed Notes, Series 2002A1-3 in the aggregate principal amount of $75,000,000, CUSIP Number 28139R AT 2

  . Auction Rate Education Loan Backed Notes, Series 2002A1-4 in the aggregate principal amount of $67,800,000, CUSIP Number 28139R AU 9



  . Auction Rate Education Loan Backed Notes, Series 2002A1-5 in the aggregate principal amount of $64,500,000, CUSIP Number 28139R AV 7



  . Auction Rate Education Loan Backed Notes, Series 2002A1-6 in the aggregate principal amount of $66,000,000, CUSIP Number 28139R AW 5



  . Auction Rate Education Loan Backed Notes, Series 2002A1-7 in the aggregate principal amount of $66,000,000, CUSIP Number 28139R AX 3



  . Auction Rate Education Loan Backed Notes, Series 2002B1-1 in the aggregate principal amount of $33,700,000, CUSIP Number 28139R BE 4



  . Auction Rate Education Loan Backed Notes, Series 2002A1-8 in the aggregate principal amount of $78,000,000, CUSIP Number 28139R AY 1



  . Auction Rate Education Loan Backed Notes, Series 2002A1-9 in the aggregate principal amount of $78,000,000, CUSIP Number 28139R AZ 8



  . Auction Rate Education Loan Backed Notes, Series 2002A1-10 in the aggregate principal amount of $78,000,000, CUSIP Number 28139R BA 2



  . Auction Rate Education Loan Backed Notes, Series 2002A1-11 in the aggregate principal amount of $78,000,000, CUSIP Number 28139R BB 0



  . Auction Rate Education Loan Backed Notes, Series 2002A1-12 in the aggregate principal amount of $78,000,000, CUSIP Number 28139R BC 8



  . Auction Rate Education Loan Backed Notes, Series 2002A1-13 in the aggregate principal amount of $78,000,000, CUSIP Number 28139R BD 6



  . Auction Rate Education Loan Backed Notes, Series 2002B1-2 in the aggregate principal amount of $32,000,000, CUSIP Number 28139R BF 1


The Exchange Offer

   We are offering to exchange the new notes described above in a principal amount equal to the principal amount of the old notes held by you. In order to be exchanged, your old notes must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged. We will issue new notes on or promptly after the expiration of the exchange offer.

Ability to Resell New Notes

   We have obtained an opinion of counsel that you may offer or sell your new notes without compliance with the registration and prospectus delivery requirements of the Securities Act if:

  .   you acquire the new notes in the ordinary course of your business;

  . you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes; and

  .   you are not an affiliate of the issuer or the depositor.

   The exchange offer is not being made to:

  . holders of old notes in any jurisdiction in which the exchange offer or its acceptance would not comply with the applicable securities or blue sky laws of that jurisdiction; or

  .   holders of old notes who are affiliates of the issuer or the depositor.

Consequences of Failure to Exchange Your Old Notes

   If you do not exchange your old notes for new notes, certain restrictions on transfer provided in the old notes and in the indenture governing the old notes will continue to apply to your old notes.

Expiration Date


   The exchange offer will expire at 5:00 p.m., New York City time, on February 26, 2003, unless it is extended. The expiration date is the latest date and time to which we extend the exchange offer.


Withdrawal Rights

   You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

Federal Tax Considerations

   Squire, Sanders & Dempsey L.L.P. has rendered an opinion, included as
Exhibit 8.1 to the registration statement of which this prospectus is a part, regarding the following items that constitute all material federal income tax consequences of participating in the offering:

  . there will be no federal income tax consequences to you if you exchange your old notes for new notes in the exchange offer, and

  . the new notes will be characterized as debt for federal income tax purposes.

   By acceptance of your new notes, you will be deemed to have agreed to treat your new notes as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

   For additional information regarding federal income tax considerations, you should read the discussion under the heading "Federal Income Tax Consequences."

Use of Proceeds

   We will not receive any proceeds from the issuance of the new notes in the exchange offer. We will pay all expenses incident to the exchange offer from funds in the Capitalized Interest Fund under the indenture subject to approval of each rating agency rating our notes.

Exchange Agent

   Fifth Third Bank is serving as the exchange agent for the exchange offer. The exchange agent's address, telephone number and facsimile number is:

                               Fifth Third Bank
                          Corporate Trust Department
                                   MD 10AT60
                           38 Fountain Square Plaza
                            Cincinnati, Ohio 45263
                          (513) 534-3367 (telephone)
                          (513) 534-3115 (facsimile).

Dealer Manager

   William R. Hough & Co. is serving as the dealer manager for the exchange offer.

                         Summary of Terms of New Notes

General

   The new notes to be issued in the exchange offer will evidence the same obligations of the issuer as the old notes you currently hold. The indenture that currently governs your old notes will be the same indenture that will govern your new notes except that the new notes are not subject to transfer restrictions applicable to the old notes under the Securities Act.

   The new notes will be senior (Class A) and subordinate (Class B) notes having the rights described in this prospectus. The new notes designated "Series 2002A1" in this prospectus are Class A notes. The new Class A notes offered by this prospectus will be the third series of Class A notes issued under the indenture. The new Class A notes offered by this prospectus will be secured on a parity basis with any old Class A notes that are not exchanged for new notes.

   The new notes designated "Series 2002B1" in this prospectus are Class B notes. The new Class B notes offered by this prospectus will be the third series of Class B notes issued under the indenture. The new Class B notes offered by this prospectus will be secured on a parity basis with any old Class B notes that are not exchanged for new notes.

   We will issue the new Class A and the new Class B notes offered by this prospectus in minimum denominations of $50,000 or an integral multiple of $50,000. We will not receive any proceeds from the issuance of the new notes.

   The proceeds from the sale of the old notes were used to purchase student loans, to make deposits to the Reserve Fund and the Capitalized Interest Fund and to pay costs of issuing the old notes. The student loans acquired were originated under the Federal Family Education Loan Program and pledged to an indenture trustee to secure repayment of all of the notes issued under the indenture. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added.

   The sole source of funds for payment of all of the notes issued under the indenture including the new notes is the student loans and the investments that we pledge to the indenture trustee and the payments that we receive on those student loans and investments. To the extent the value of the student loans and other assets in the trust estate exceeds 100.5% of the outstanding principal balance of all of the notes issued under the indenture and exceeds 105% of the outstanding principal balance of all Class A notes issued under the indenture, the indenture trustee may release funds to the depositor; except that after June 1, 2017, no such transfer to the depositor is permitted unless we first receive confirmation from each rating agency then rating any of our outstanding notes that such transfer of funds will not result in its rating(s) of those notes being reduced or withdrawn.

   We refer to the date of issuance of the new notes as the closing date. After the closing date, we may from time to time sell additional notes. We will acquire pools of student loans with the proceeds we receive from those sales. We will pledge those student loans as collateral for those additional notes. Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell will be secured by all student loans that we acquire and pledge as collateral under the indenture, except to the extent we may otherwise provide for a particular series of notes in a supplemental indenture. We may from time to time issue a particular series of notes in different classes. The priority of payments of principal and interest among the various classes and series of notes will be described in the related supplemental indenture. Those payments will come principally from amounts received on the student loans.

Principal Parties


  . Issuer/Trust.............. Education Funding Capital Trust-I

  . Depositor................. Education Funding Capital I, LLC

  . Seller.................... Education Lending Group, Inc.

  . Servicer and Administrator Education Lending Services, Inc. (formerly known as Grad Partners, Inc.)

  . Subservicer............... Great Lakes Educational Loan Services, Inc.

  . Owner Trustee............. Wilmington Trust Company

  . Co-Owner Trustee.......... Fifth Third Bank

  . Indenture Trustee......... Fifth Third Bank

  . Eligible Lender Trustee... Fifth Third Bank

  . Broker-Dealer............. William R. Hough & Co. for the Series 2002 A1-
                               1 notes through Series 2002A1-11 notes and the
                               Series 2002B1-1 notes and Series 2002B1-2
                               notes and Salomon Smith Barney Inc. for the
                               Series 2002A1-12 notes and the Series 2002A1-
                               13 notes.

  . Market Agent.............. William R. Hough & Co.

  . Auction Agent............. Deutsche Bank Trust Company Americas


Acquisition of Student Loans

   The seller has entered into a transfer and sale agreement with the depositor under which the seller has sold to the depositor all of the seller's right, title and interest in Federal Consolidation Loans originated under the Federal Family Education Loan Program. The depositor has entered into a transfer and sale agreement with the issuer under which the depositor has sold to the issuer all of the depositor's right, title and interest in the student loans acquired from the seller.

Statistical Cut-off Date


   In this prospectus, we have presented information relating to the portfolio of student loans, owned by the issuer as of the close of business on December 31, 2002, the most recent date for which the issuer has such information excluding however, student loans in the aggregate principal amount of approximately $20,400,000 acquired by the issuer immediately prior to December 31, 2002. We believe that the information set forth in this prospectus with respect to those student loans as of this statistical cut-off date is representative of the characteristics of those student loans as they will exist at the date on which the exchange offer expires although certain characteristics of the student loans may vary.


Funds

   The following funds have been created by the indenture trustee under the indenture for the benefit of the registered owners:

  . Revenue Fund. We will deposit all funds that we receive with respect to the student loans into the Revenue Fund. Generally, the funds on deposit in the Revenue Fund will be used by us to pay the fees and expenses of the trust estate or transferred to appropriate accounts of the Interest Fund and the Principal Fund to pay interest on and principal of our notes and any payments relating to derivative products secured on a parity with any of those notes and termination payments relating to those derivative products. Certain amounts in the Revenue Fund will be transferred to the Reserve Fund, but only to the extent of any deficiency in the Reserve Fund's required minimum balance.

  . Interest Fund. We will use amounts deposited into the appropriate account of the Interest Fund from the Revenue Fund, the Capitalized Interest Fund or the Reserve Fund to pay interest due on our notes and derivative payments due on derivative products secured on a parity with any of those notes and termination payments relating to those derivative products.

  . Principal Fund. We will use amounts deposited into the appropriate account of the Principal Fund from the Revenue Fund or the Reserve Fund to pay principal due on our notes. We will also use amounts deposited into the Principal Fund for the mandatory and optional redemption of our notes in accordance with the indenture.

  . Acquisition Fund. Most of the proceeds received from the sale of the old notes were deposited into the Acquisition Fund. Those funds were used to acquire the student loans and to pay certain costs related to the issuance of the old notes. If moneys in the Interest Fund and the Capitalized Interest Fund are insufficient to pay interest due on our notes, if moneys in the Principal Fund are insufficient to pay principal due on our notes, or if moneys in the Revenue Fund are insufficient to pay expenses, we may fund the insufficiency from transfers from the Acquisition Fund.


  . Reserve Fund. As of December 31, 2002, there was $5,115,000 in the Reserve Fund. We will use money in the Reserve Fund to pay interest on and principal of our notes if there are no funds left in the other funds and accounts securing repayment of our notes under the indenture.



  . Capitalized Interest Fund. As of December 31, 2002, there was $21,950,000 in the Capitalized Interest Fund. Funds from the Capitalized Interest Fund will be used to pay the expenses of the exchange offer subject to the approval of each rating agency rating our notes. Amounts in the Capitalized Interest Fund will be transferred to the Interest Fund to provide for payments of interest on our notes if amounts available in the Interest Fund are not sufficient for those purposes. Amounts remaining in the Capitalized Interest Fund on April 1, 2004 will be transferred to the Revenue Fund on that date and may be transferred on an earlier date upon confirmation from each rating agency then rating any of our outstanding notes that the transfer will not result in its rating(s) of those notes being reduced or withdrawn.

Parity Percentages

   The indenture sets forth certain requirements for, and limitations on, the redemption of notes and limitations on the payment of fees of the servicer and the administrator, the release of funds to the depositor and the sale of student loans in the trust estate based upon whether, in each case, the parity percentage, senior parity percentage or both percentages, as of the date of calculation, meet the levels required by the indenture. Those levels may be reduced if we receive confirmation from each rating agency then rating any of our outstanding notes that such reduction will not result in its rating(s) of those notes being reduced or withdrawn.

   The parity percentage is the ratio (expressed as a percentage) of:

  . The value of the assets in the trust estate, less accrued interest and fees with respect to all our notes, to

  .   The principal amount of all our notes outstanding.

   The senior parity percentage is the ratio (expressed as a percentage) of:

  . The value of the assets in the trust estate, less accrued interest and fees with respect to all our Class A notes, to

  .   The principal amount of all our Class A notes outstanding.

Revolving Period


   During a revolving period, revenues that otherwise would be required to be used to redeem or make principal distributions with respect to our notes will instead, at our direction, be transferred to the Acquisition Fund and used to acquire or originate additional student loans. The initial revolving period terminated on December 31, 2002. The issuer may establish a new revolving period upon confirmation from each rating agency then rating any of our outstanding notes that such action will not result in its rating(s) of those notes being reduced or withdrawn.


   Amounts transferred to the Acquisition Fund during the revolving period may not be used to originate or acquire student loans that have characteristics that are materially and adversely different from the characteristics shown in the most recent cash flow projections provided to the rating agencies unless we first receive confirmation from each rating agency then rating any of our outstanding notes that the origination or acquisition of those student loans will not result in its rating(s) of those notes being reduced or withdrawn. Any moneys remaining in the Acquisition Fund at the termination of the revolving period will be transferred to the Revenue Fund.

Scheduled Final Maturity

   The final payment of principal and interest for the notes will be made no later than June 1, 2042. For several reasons, the notes are expected to be redeemed prior to their scheduled final maturity.

Interest Rate

   The new notes will bear interest at rates determined by auction in the same manner as interest rates borne by the old notes are determined. On each auction date, the interest rates to be borne by the new notes during the next auction period will be determined by the auction procedures described below under the heading "Description of the New Notes--Determination of Note Interest Rate".

   Each series of old notes bore an initial interest rate for an initial period before the auction procedures became effective. The initial period has ended for all series of old notes except for the Series 2002A-1, Series

2002A-2, Series 2002A-3 and Series 2002A-4 notes. The initial interest rates and the initial auction dates for those old notes are as follows:


               Series     Initial Interest Rate Initial Auction Date
               ------     --------------------- --------------------
           Series 2002A-1         2.58%          February 11, 2003
           Series 2002A-2         2.93%          May 13, 2003
           Series 2002A-3         2.86%          May 20, 2003
           Series 2002A-4         3.25%          August 19, 2003

   On the first business day after each auction period for each series of new notes, we will pay the holders of those new notes the interest accrued on their notes since the last note payment date at the applicable interest rate. We will calculate interest on the basis of a 360-day year and the actual number of days elapsed during the related auction period. For each series of the new notes for which the initial interest period or any subsequent auction period is 180 days or less, we will pay the holders of those notes the interest accrued on their notes on the first business day following the expiration of the related initial interest period or the related auction period. For the Series 2002A1-4 Notes prior to the initial auction date of August 19, 2003, and for each series of the new notes for which any auction period is more than 180 days, we will pay the interest accrued on their notes on the first business day of June and December of each year, as the case may be, following the commencement of the auction period or initial interest rate period, as applicable. The auction period for each series of the new notes will consist generally of 28 days and will commence at the end of the initial interest period, or the auction period, for the related series of old notes that are exchanged for the new notes. We may change the length of the auction period for any series of the new notes as described under the heading "Description of the New Notes--Changes in Auction Period."

Principal Redemptions

   Although no installments of principal are due on the new notes prior to their scheduled final maturity, they are subject to mandatory and optional redemption as follows:

   Mandatory Redemption. If the parity percentage is not at least 100.5%, our notes are subject to mandatory redemption on any interest payment date from revenues deposited into the Revenue Fund in excess of amounts necessary to pay or provide for the payment of program operating expenses, interest on our notes or any derivative payment that is due and secured on a parity with any of those notes and any other obligations payable from the Revenue Fund; except that during the revolving period, at our direction, the excess amounts may be used for the acquisition or origination of other student loans. Our notes are also subject to mandatory redemption, in whole or in part, from principal repayments of student loans or from excess interest transferred to the Principal Fund. See "Credit Enhancement--Excess Interest". Our Class B notes will be redeemed only to the extent that after the redemption the senior parity percentage will be at least 105%. Future series of additional notes, or portions of a series, may be designated for redemption or principal distributions from principal repayments of student loans held in the trust estate before such principal repayments are applied to the redemption of your notes. See "Additional Notes".

   Optional Redemption. At our option, we may redeem notes of any series on any regularly scheduled interest payment date, in whole or in part.

   Redemption Price. The redemption price for notes to be redeemed will be the principal balance of those notes plus accrued interest to the date of redemption. Carryover amounts and interest on the carryover amounts will be paid prior to any optional redemption of notes. To the extent funds are available in the Revenue Fund to pay carryover amounts and interest on carryover amounts on any payment date as described under the heading "Security and Sources of Payment for the New Notes--Revenue Fund", the funds will be allocated first to pay carryover amounts and interest on carryover amounts on notes subject to mandatory redemption on the payment date. Any carryover amount and interest on the carryover amount not paid on the date a note is mandatorily redeemed will be cancelled and not paid on that note on any subsequent date.

   Limitation on Redemption of Class B Notes. The Class B notes that are otherwise subject to optional or mandatory redemption will be redeemed only if, as of the date of selection of notes for redemption and after giving effect to the redemption, the senior parity percentage is equal to at least 105%, and the parity percentage is equal to at least 100.5%.

   Selection of Notes for Redemption. If less than all outstanding notes are to be redeemed, the particular series to be redeemed will be determined by us. In the absence of direction by us, the series of notes to be redeemed will be selected first from the Class B notes to the extent permitted by the indenture and, thereafter, in descending numerical order of the series designation, except that we will not direct the indenture trustee to redeem any series of our notes prior to the expiration of the initial interest period relating to that series. If less than all outstanding notes of a given series are to be redeemed, the particular notes to be redeemed will be determined by lot.

   We cannot predict when our notes will be redeemed. However, they are required to be paid in full by June 1, 2042. See the discussion under "Description of the New Notes" for a more complete discussion of how we will pay your new notes.

Credit Enhancement

   The credit enhancement for our notes, including the new notes upon their issuance, generally includes the following:


   Reserve Fund. As of December 31, 2002, there was $5,115,000 in the Reserve Fund. If funds available in the Interest Fund and the Capitalized Interest Fund are not sufficient to make payments of interest when due or the funds available in the Principal Fund are not sufficient to make payments of principal when due, moneys in the Reserve Fund may be used to pay those amounts. Money withdrawn from the Reserve Fund will be restored, through transfers from the Revenue Fund, until the amount in the Reserve Fund reaches the required minimum balance. The required minimum balance in the Reserve Fund is the greater of $600,000 or 0.5% of the outstanding principal balance of all our notes.


   Subordination of Class B notes. Payments of interest on and any scheduled principal of our Class B notes will be subordinated to payments of interest on and any scheduled principal of our Class A notes until all our Class A notes have been paid in full.

   Excess Interest. Excess interest is created when revenues deposited into the Revenue Fund exceed the amounts necessary to pay or provide for the payment of program operating expenses, interest on our notes or any derivative payment that is due and secured on a parity with any of those notes and any other obligations payable from the Revenue Fund. Excess interest will first be deposited in the Reserve Fund to the extent of any deficiency in the Reserve Fund's required minimum balance. If there is no deficiency in the Reserve Fund's required minimum balance, excess interest may be used, during the revolving period, to originate or purchase additional student loans, to pay any interest carryover on our notes or to pay principal of our notes, subject to limitations on the redemption of our Class B notes. The application of excess interest to the payment of principal of your notes will affect the weighted average life and yield on your investment. Any remaining excess interest not used for the purposes described above may be paid to the depositor if, after giving effect to the transfer to the depositor, the parity percentage is at least 100.5% and the senior parity percentage is at least 105%; provided, however, after June 1, 2017, moneys will be transferred to the depositor only upon satisfaction of the parity requirements described above and receipt of confirmation from each rating agency then rating any of our outstanding notes that such action will not result in its rating(s) of those notes being reduced or withdrawn. If the parity requirements or rating agency condition, as applicable, is not met, then any remainder will be transferred to the Principal Fund and used for the redemption of our notes. Excess interest paid to the depositor will not be available on subsequent payment dates to make payments on our notes. There can be no assurance as to the rate, timing or amount, if any, of excess interest.

Derivative Products and Derivative Payments


   We have entered into an interest rate swap agreement with Bayerische Landesbank, acting through its New York branch, as the counterparty. See "Credit Enhancement--Interest Rate Swap Agreement". We may enter into swap agreements and other derivative products. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency then rating any of our outstanding notes that the derivative product will not result in its rating(s) of those notes being reduced or withdrawn.


Additional Notes


   The issuer may, upon complying with the provisions of the indenture, authenticate and deliver from time to time one or more series of additional notes secured by the trust estate on a parity with or subordinate to our Class A notes or our Class B notes, provided that the issuer has first obtained confirmation from each rating agency then rating any of our outstanding notes that such action will not result in its rating(s) of those notes being reduced or withdrawn.


ERISA Considerations

   Subject to the considerations discussed under "ERISA Considerations," the new notes are eligible for purchase by employee benefit plans.

Accounting Treatment

   The new notes will be recorded at the same carrying value as the old notes on the date of the exchange. Accordingly, the issuer will not recognize any gain or loss for accounting purposes. Our expense of the exchange offer and our unamortized expenses relating to the issuance of the old notes will be amortized over the term of the new notes.

Registration, Clearing and Settlement

   You will hold your interest in the new notes through The Depository Trust Company ("DTC") in the United States. You will not receive a definitive certificate representing your interest in the new notes, except in limited circumstances.

   The new notes will be offered in minimum denominations of $50,000 and any integral multiple of $50,000.

Ratings


   It is a condition to the issuance of the new Class A notes that they be rated "AAA" by Fitch Ratings, "Aaa" by Moody's Investors Service and "AAA" by Standard & Poor's. It is a condition to the issuance of the new Class B notes that they be rated at least "A" by Fitch Ratings, "A3" by Moody's Investors Service and "A" by Standard & Poor's. These ratings are the same ratings that currently apply to the related series of the old notes.

                                 RISK FACTORS

   You should consider the following risk factors together with the other matters set forth in this prospectus in deciding whether to exchange your old notes for new notes in the exchange offer.

You are restricted from transferring your old notes if you fail to exchange them for new notes

   If you do not exchange old notes for new notes in this exchange offer, you will be restricted from transferring your old notes in the future. In general, outside of the exchange offer you may not offer or sell your old notes unless they have been registered under applicable federal and state securities laws or you offer or sell them in a transaction that is exempt from these laws. We do not currently intend to register your old notes except in connection with this exchange offer.

You should also consider the following risk factors, which are applicable to both the new notes and the old notes.

You may have difficulty selling your notes

   The new notes will constitute a new issue of securities without any established trading market. The broker-dealers intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the broker-dealers will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, any prices offered may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities like the notes and there may be such times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

The notes are payable solely from the trust estate and you will have no other recourse against us

   We will pay interest on and principal of the notes solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by Education Lending Group, Inc. or any of its affiliates, by any insurance company or by any other person or entity. Therefore, your receipt of payments on the notes will depend solely on

  . the amount and timing of payments and collections on the student loans held in the trust estate (including payments by the guarantee agencies) and interest paid or earnings on the funds held in the accounts established pursuant to the indenture; and

  . amounts on deposit in the Reserve Fund and other funds held in the trust estate.

   You will have no additional recourse against us or any of our other assets if those sources of funds for repayment of the notes are insufficient.

Our assets may not be sufficient to pay our notes


   The aggregate principal balance of the student loans, and accrued interest thereon, held in the trust estate and the other assets pledged as collateral for our notes as of December 31, 2002 is 2.51% less than the aggregate principal balance of our outstanding notes. As a result, if an event of default were to occur under the indenture and we were required to redeem all our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the noteholders and this would affect our Class B notes before affecting our Class A notes.

Our student loans are unsecured and the ability of the guarantee agencies to honor their guarantees may become impaired

   All of the student loans held in the trust estate will be unsecured. As a result, the only security for payment of a student loan is the guarantee provided by a guarantee agency.

   A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could result in a failure of that guarantee agency to make its guarantee payments to the eligible lender trustee for the benefit of the issuer in a timely manner. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date. If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee claim amount due with respect thereto. See "Description of the Guarantee Agencies" and "Description of the Federal Family Education Loan Program". However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

You may incur losses or delays in payment on your notes if borrowers default on their student loans

   In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the issuer will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The issuer does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If amounts in the Reserve Fund are not sufficient, you may suffer a delay in payment or a loss on your investment.

Borrowers of student loans are subject to a variety of factors that may adversely affect their repayment ability and our ability to pay the notes

   For a variety of economic, social and other reasons, we may not receive all the payments that are actually due on our student loans. A deterioration in economic conditions could be expected to adversely affect the ability or willingness of borrowers to repay student loans. Furthermore, the student loans are not secured by any assets of the borrowers. Failures by borrowers to make timely payments of the principal and interest due on the student loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

Interest rate limitations imposed on student loans made to certain persons on active duty in military service could reduce the amount of available funds to pay principal and interest on the notes

   The Soldiers' and Sailors' Civil Relief Act of 1940 may provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans. The response of the United States to terrorist attacks domestically and abroad and issues in the Middle East may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

   The Soldiers' and Sailors' Civil Relief Act of 1940 also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans.

   The number and aggregate principal balance of student loans that have been or may be affected by the application of the Soldiers' and Sailors' Civil Relief Act of 1940 and the United States Department of Education's recent guidelines is not known at this time.

   Accordingly, payments received by the issuer on the student loans made to a borrower who qualifies for such relief may be subject to certain limitations during the borrower's period of active military duty. If a substantial number of borrowers of the student loans become eligible for the relief provided under the Soldiers' and Sailors' Civil Relief Act of 1940, there could be an adverse effect on the total collections on the student loans and the issuer's ability to pay interest on the notes if insufficient funds are present in the Reserve Fund.

Failure to comply with loan origination and servicing procedures for student loans may result in loss of guarantee and other benefits

   The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting on student loans.

   If we fail to follow those procedures, or if any other originator, servicer or subservicer of our student loans fails to follow those procedures, the Department of Education and the guarantee agencies may refuse to pay claims on defaulted loans submitted by the servicer on behalf of the trust estate. If the Department of Education or a guarantee agency refused to pay a claim, it would reduce the revenues of the trust estate and impair our ability to pay principal and interest on your notes. See "Description of the Federal Family Education Loan Program".

If the servicer or any subservicer fails to comply with the Department of Education's third-party servicer regulations, payments on the notes could be adversely affected

   The Department of Education regulates each servicer of federal student loans. Under those regulations, a third-party servicer, including the servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the servicer or any subservicer and/or limit, suspend, or terminate the servicer's or subservicer's eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer's or any subservicer's eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing. Any servicing transfer may temporarily adversely affect payments to you. See "Description of the Federal Family Education Loan Program".

A decline in the financial health of any derivative product counterparty or any provider of an derivative product counterparty guaranty could reduce the amount of available funds to pay principal and interest on your notes


   While any derivative product relating to the notes is in effect, any time that the derivative payment being paid by a counterparty is greater than the derivative payment being paid by the issuer, the indenture trustee's ability to make principal and interest payments on your notes will be affected by the counterparty's ability or the ability of any provider of a counterparty guaranty to meet its net payment obligation to the indenture trustee. In addition, under some circumstances, the failure by the issuer to make a derivative payment may constitute an event of default under the indenture.

The inability of the seller to meet its repurchase obligations may result in losses on your investment

   Under some circumstances, the indenture trustee will have the right to require the seller to repurchase or substitute a student loan. This right arises generally from a breach of the representations and warranties of the seller or if a claim for a loan is denied because of events occurring before the sale. We cannot guarantee to you that the seller will have the financial resources to repurchase a student loan, or will have available student loans to substitute a student loan, if a breach occurs. In this case, you, rather than the seller, may bear any resulting loss.

The composition and characteristics of the portfolio of student loans held in the trust estate will continually change, our ability to make timely payments on the notes may change, and loans that bear a lower rate of return or have a greater risk of loss may be acquired

   The student loans that we have acquired with the proceeds of the sale of the old notes are described in this prospectus. We intend to issue from time to time several series of notes and to use the proceeds to acquire additional student loans to add to the trust estate. As a result, the actual composition and characteristics of the student loans in our portfolio will change from time to time as new student loans are acquired and may also change as a result of amendments to the Higher Education Act, changes in the terms of Education Lending Group, Inc.'s student loan programs, the repayment of student loans in the normal course of business and the occurrence of delinquencies or defaults.

   Our cash flow, and our ability to make payments due on our notes, will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For most other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will include student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding. In addition, to the extent we may rely on the receipt of special allowance payments from the Department of Education for student loans held in the trust estate to make payments on our notes, the receipt of such special allowance payments, which are made quarterly, may reduce our ability to make timely payments of interest on the notes.

   In addition, the indenture permits us to acquire alternative student loans that are not guaranteed by any federal guarantee agencies. Those alternative student loans may be privately guaranteed or they may not be guaranteed or insured by any third party. We may not acquire any alternative student loans unless we obtain confirmation from each rating agency then rating any of our outstanding notes that such action will not result in its ratings of those notes being reduced or withdrawn. Alternative student loans may bear a lower rate of return and have a greater risk of loss from borrower defaults.

The use of master promissory notes may compromise the indenture trustee's security interest in the student loans

   On July 1, 1999, the master promissory note began to be used as evidence of Federal Stafford Loans (subsidized and unsubsidized) made to borrowers under the Federal Family Education Loan Program. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

   Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in those student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

   Federal PLUS Loans and Federal Consolidation Loans are not originated with master promissory notes. Each of those loans are made under standard loan applications and promissory notes required by the Department of Education. However, we may acquire Federal Stafford Loans in the future.

   It is possible that student loans transferred to the trust estate may be originated under a master promissory note. If the originator were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the student loan. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.

Prepayments and defaults by borrowers may create reinvestment risk

   Student loans may be prepaid by borrowers at any time without penalty. The rate of prepayments cannot be predicted and may be influenced by economic and other factors, such as interest rates, the availability of other financing and the general job market. In addition, student loan borrowers are able to consolidate multiple student loans into one loan that is used to pay off the earlier loans. To the extent that borrowers elect to borrow money through such consolidation loans with respect to prior loans that are held in the trust estate, the issuer will receive as a prepayment of principal the aggregate principal amount of such loans.

   If loan prepayments or defaults result in the notes being prepaid before the expected maturity date, you may not be able to reinvest your funds at the same yield as the yield on the notes. The issuer cannot predict the prepayment or default rate of the notes, and reinvestment risks resulting from a faster or slower prepayment speed will be borne entirely by you and the other noteholders.

Implementation of incentive programs and changes in repayment terms may result in yield uncertainties for you

   The originators of the student loans held in the trust estate may implement incentive programs pursuant to which the originator may offer incentives or change the repayment terms with respect to any or all of a borrower's student loans. The issuer cannot predict which borrowers would qualify or decide to participate in such programs. The effect of such incentive programs might be to reduce the yield on the student loans.

Uncertainty of the maturity of your investment may create reinvestment risk

   Scheduled payments on the student loans and the maturities of the student loans may be extended without your consent, which may lengthen the weighted average life of your investment. Prepayments of principal of the student loans and other factors may shorten the life of your investment, which may result in reinvestment risk to you.

Congressional actions may affect our student loan portfolio

   The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Amendments of 1998 extended the authorization for the Federal Family Education Loan

Program to loans made on or before September 30, 2004. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans we then owned, it would reduce the number of loans available for us to acquire in the future.

   Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. In recent years, federal budget legislation has contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

   Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies".

Competition created by the federal direct student loan program may impact our student loan program

   In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes loans directly to student borrowers through the educational institutions that they attend. The volume of student loans made under the Federal Family Education Loan Program and available to us for purchase may be reduced to the extent loans are made to students under the Federal Direct Student Loan Program. If the Federal Direct Student Loan Program expands, our servicer may experience increased costs due to reduced economies of scale to the extent the volume of loans serviced by the servicer is reduced. Those cost increases could affect the ability of the servicer to satisfy its obligations to service our student loans. Loan volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The level of competition currently in existence in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of student loans and lower prices available in the secondary market for those loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of Federal Family Education Loan Program loans available to purchase and may increase the rate of repayment of our student loans. See "Description of the Federal Family Education Loan Program".

Different rates of change in interest rates payable on our notes and the interest rates received on our student loans may affect our cash flow

   The interest rates on our notes may fluctuate from one interest period to another as a result of the auction procedures described in this prospectus. If there is a decline in the interest rates payable by the obligors of our student loans, the amount of interest revenue we receive may be reduced. If the interest rates payable on our notes do not decline in a similar manner and time, we may not have sufficient funds to pay interest on the notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

If the indenture trustee has difficulty liquidating our student loans you may suffer a loss

   Generally, during an event of default, the indenture trustee is authorized to sell the student loans held in the trust estate. However, the indenture trustee may not find a purchaser for the student loans. Also, the market value of the student loans might not equal the principal amount of notes plus accrued interest. In either event, you may suffer a loss.

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

The Class B notes are subordinated to the Class A notes

   Payments of interest on and principal of the Class B notes are subordinated in priority of payment to payments of interest and principal due on our Class A notes. Accordingly, holders of the Class B notes will bear a greater risk of loss than holders of the Class A notes in the event of a shortfall in available funds or amounts in the Reserve Fund due to losses or for any other reason. As a result, the Class B notes will be very sensitive to losses on the student loans and the timing of those losses.

   If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the Reserve Fund are insufficient to cover the resulting shortfalls, the yield to maturity on the Class B notes may be lower than you anticipate and you could suffer a loss.

   Under certain redemption situations, principal of the Class B notes may be redeemed while our Class A notes remain outstanding. See "Description of the Notes--Principal Redemption". The Class B notes are also subordinated to our Class A notes as to the direction of remedies upon an event of default.

If the sale of student loans from the seller to the depositor or from the depositor to the issuer is not a true sale, delays or reductions in payments to you could result

   The depositor has taken steps in structuring its purchase of student loans from the seller and its sale of student loans to the issuer to increase the likelihood that the transfer of student loans from the seller to the depositor and the transfer of student loans from the depositor to the issuer will each be deemed a "true sale."

   If any transfer of student loans from the seller to the depositor or from the depositor to the issuer is deemed to be a secured financing, other persons may have an interest in the loans superior to the interest of the issuer, the indenture trustee or the depositor, as applicable. In addition, if the seller or the depositor became a debtor under the United States Bankruptcy Code and a creditor or trustee in bankruptcy or the debtor itself took the position that any of its transfers of student loans to the depositor or the issuer was a secured financing instead of a "true sale," then delays in payments on your notes could occur or (should the court rule in favor of the creditor, trustee in bankruptcy or the debtor) reductions in the amount of payments to you could result.

   In addition, each of the seller, the depositor and the issuer will treat each transfer of student loans from the seller to the depositor and from the depositor to the issuer as a "true sale" and will take all actions that are required so that the issuer, or the eligible lender trustee on behalf of the issuer, will be treated as the legal owner of the student loans. If, despite our efforts, the seller or the depositor were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to take the position that a transfer should instead be treated as a secured financing, then delays in payments on the notes could occur. If the court ruled in favor of any trustee in bankruptcy, debtor or creditor, reductions in the amount of payments on the notes could occur.

Bankruptcy of the depositor, the servicer or the seller could result in accelerated prepayment on notes, reductions in payment or delays in payment

   If the depositor becomes bankrupt, and the assets and liabilities of the issuer are included in the depositor's bankruptcy estate, the United States Bankruptcy Code could materially limit or prevent the enforcement of the issuer's obligations, including, without limitation, its obligations under the notes. The depositor's trustee in bankruptcy (or the depositor itself as debtor-in-possession) may seek to accelerate payment on your notes and liquidate the assets in the trust estate. If principal of your notes is declared due and payable, you may lose the right to future payments and face the reinvestment risks mentioned above.

   The depositor is organized to prevent any voluntary or involuntary application for relief by the servicer or the seller under the United States Bankruptcy Code or other insolvency laws, as the case may be, from resulting in the consolidation of the assets and liabilities of the depositor with those of the servicer or the seller.

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

   If a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the servicer or the seller in a bankruptcy or other proceeding under any insolvency law, then even a "true sale" to the depositor would not be effective to remove the student loans and other assets from the bankruptcy estate of the servicer or the seller and you could experience delays in payments on your notes or reductions in the amount of payments.

We intend to issue additional notes secured by the trust estate

   We intend to issue additional notes that are secured by the same trust estate that is securing your notes pursuant to a supplemental indenture, without obtaining the consent or approval of the holders of any notes then outstanding. Those additional notes may be issued on a parity with or subordinate to our Class A notes and senior to, on a parity with or subordinate to our Class B notes. Before issuing additional notes, we must receive written evidence from each rating agency then rating any of our outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes".

Application of consumer protection laws to our student loans may increase costs and uncertainties about alternative student loans

   Consumer protection laws impose requirements upon lenders and servicers. Some state laws impose finance charge restrictions on certain transactions and require certain disclosures of legal rights and obligations. Furthermore, to the extent applicable, those laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of their loans. As they relate to student loans originated under the Federal Family Education Loan Program, those state laws are generally preempted by the Higher Education Act. However, alternative student loans may be subject to applicable state laws regulating loans to consumers.

Less than all of the noteholders can approve amendments to the indenture or waive defaults under the indenture

   Under the indenture, holders of specified percentages of the aggregate principal amount of our notes may amend or supplement provisions of the indenture and our notes and waive events of default and compliance provisions without the consent of the other noteholders. You have no recourse if the noteholders vote and you disagree with the vote on those matters. The noteholders may vote in a manner that impairs the ability to pay principal and interest on your notes.

Book-entry registration may limit investors' ability to participate directly as a noteholder

   The new notes will be represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the noteholders. You will be able to exercise your rights only indirectly through DTC and its participating organizations.

The notes are not suitable investments for all investors

   The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of those factors.

Rating agencies can permit certain actions to be taken without noteholder approval

   The indenture provides that the issuer and the indenture trustee may undertake various actions based upon receipt by the indenture trustee of confirmation from each rating agency then rating any of our outstanding notes that such action will not result in its rating(s) of those notes being reduced or withdrawn. Such actions include,

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

but are not limited to, amendments to the indenture, the issuance of additional notes and the execution of swap agreements or other derivative products. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

Withdrawal or downgrading of initial ratings will adversely affect the prices for the notes

   A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable notes.

                      Where You Can Find More Information

   The issuer has filed with the SEC a registration statement on Form S-4 under the Securities Act and the rules and regulations thereunder covering the new notes being offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and its exhibits and schedules, as portions have been omitted as permitted by the rules and regulations of the SEC. For further information about the issuer and the new notes offered by this prospectus, reference is made to the registration statement which is on file at the offices of the SEC and may be obtained on payment of the fee prescribed by the SEC or may be examined without charge at the offices of the SEC. Statements contained in this prospectus as to the contents of any documents referred to are not necessarily complete, and, in each instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

   The issuer is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). The issuer will become subject to these requirements on the effectiveness of the registration statement, and in accordance therewith will file reports and other information with the SEC. The registration statement and periodic reports and other information the issuer files with the SEC can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports and other information regarding registrants that file electronically with the SEC. The address of this site is HTTP://WWW.SEC.GOV.

                              The Exchange Offer

Purpose of the Exchange Offer

   The issuer sold the old notes in two separate private placement transactions.


  . On May 23, 2002, the issuer sold the Series 2002A notes designated as Series 2002A-1 through Series 2002A-7 and the Series 2002B notes designated as Series 2002B-1 to William R. Hough Co. and PNC Capital Markets under a note purchase agreement dated as of May 22, 2002 among the seller, the administrator, the depositor, the issuer and William R. Hough & Co., as representative of the initial purchasers.



  . On August 16, 2002, the issuer sold the Series 2002A notes designated as Series 2002A-8 through Series 2002A-11 and the Series 2002B notes designated as Series 2002B-2 to William R. Hough & Co. under a note purchase agreement dated as of August 14, 2002 among the seller, the administrator, the depositor, the issuer and William R. Hough & Co. and the issuer sold the Series 2002A notes designated as Series 2002A-12 and Series 2002A-13 to Salomon Smith Barney, Inc. under a note purchase agreement dated as of August 14, 2002 among the seller, the administrator, the depositor, the issuer and Salomon Smith Barney, Inc.


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


   In each case, the initial purchasers resold the old notes to institutional investors, accredited investors and/or non-U.S. investors.


   All of the old notes are subject to certain restrictions on their transfer. Under the indenture, the old notes are required to bear a restrictive legend that prohibits the transfer of such notes except to a purchaser whom the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144 under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer who receives notice that the resale or other transfer of the note is being made in reliance on Rule 144A, to an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, in accordance with an exemption from registration under Rule 144 under the Securities Act, or in accordance with any other available exemption from the registration requirements of the Securities Act. We are effecting the exchange offer so that our noteholders will no longer be subject to the restrictions contained in such legend.

Effect of the Exchange Offer

   Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, our legal counsel, Thompson Hine LLP, has rendered an opinion that you may offer for resale, resell and otherwise transfer the new notes issued to you under the exchange offer in exchange for your old notes without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as by tendering old notes in exchange for new notes and by executing the letter of transmittal that accompanies this prospectus you represent that:

  . you are not an "affiliate" of the issuer or the depositor (as defined in Rule 405 of the Securities Act);

  . you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes; and

  .   you are acquiring the new notes in the ordinary course of your business.

   In addition, each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan Of Distribution." We have agreed to allow exchanging dealers (and any other persons subject to similar prospectus delivery requirements) to use this prospectus in connection with a resale.

Terms of the Exchange Offer

   On the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. As of the date of this prospectus, a total of $1,023,000,000 principal amount of the old notes are outstanding. We will issue and exchange new notes of each series in principal amounts equal to the principal amounts of outstanding old notes of each series accepted in the exchange offer. You may tender some or all of your old notes under the exchange offer.

   You only may tender and exchange your old notes for a corresponding series of new notes, such that you may tender and exchange:

Series 2002A-1 Notes for Series 2002A1-1 Notes;
Series 2002A-2 Notes for Series 2002A1-2 Notes;
Series 2002A-3 Notes for Series 2002A1-3 Notes;
Series 2002A-4 Notes for Series 2002A1-4 Notes;
Series 2002A-5 Notes for Series 2002A1-5 Notes;
Series 2002A-6 Notes for Series 2002A1-6 Notes;
Series 2002A-7 Notes for Series 2002A1-7 Notes;

Series 2002A-8 Notes for Series 2002A1-8 Notes;
Series 2002A-9 Notes for Series 2002A1-9 Notes;
Series 2002A-10 Notes for Series 2002A1-10 Notes;
Series 2002A-11 Notes for Series 2002A1-11 Notes;
Series 2002A-12 Notes for Series 2002A1-12 Notes;
Series 2002A-13 Notes for Series 2002A1-13 Notes;
Series 2002B-1 Notes for Series 2002B1-1 Notes; and
Series 2002B-2 Notes for Series 2002B1-2 Notes.

   The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that:

  . the number "1" has been added after the class designation for each series of new notes;

  . the offering of the new notes has been registered under the Securities Act; and

  .   the new notes will not be subject to certain transfer restrictions.

   The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture under which the old notes were, and the new notes will be, issued.


   This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of old notes on or about January 27, 2003. The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered. However, the exchange offer is subject to conditions, which we may waive. See "--Conditions to the Exchange Offer."


   You do not have any appraisal or dissenters' rights under Delaware law or the indenture in connection with the exchange offer. During the exchange offer, we will comply with the applicable requirements of the Exchange Act and the rules and regulations of the SEC established under the Exchange Act.

   If we do not accept for exchange any tendered old notes because of an invalid tender, the occurrence of other events set forth in this prospectus or for another reason, we will return the unaccepted old notes to you (or, in the case of old notes tendered by book entry transfer, by crediting the old notes to an account maintained with the book entry transfer facility) without expense to you, as promptly as practicable after the expiration date of the exchange offer.

   If you tender old notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes under the exchange offer. We will pay all charges and expenses, other than specific applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date, Extensions, Amendments


   The expiration date is 5:00 p.m., New York City time, on February 26, 2003, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.


   We have the right to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under the heading "--Conditions to the Exchange Offer" have been satisfied, to terminate the exchange offer, by giving oral or written notice of the delay, extension or termination to the exchange agent. We also have the right to amend the terms of the exchange offer. If we delay acceptance of any old notes, or terminate or amend the exchange offer, we will make a public announcement to that effect as promptly as practicable. If we believe that we have made a material amendment of the terms of the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law. We will notify the exchange agent of any extension of the exchange offer in writing or orally (which we will promptly confirm in writing). Unless otherwise required by applicable law or regulation, we will make a public announcement of any extension of the expiration date before 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We have no obligation to publish, advise or otherwise communicate any public announcement, other than by making a timely press release.

Interest on the New Notes

   Interest on the new notes will accrue from the last interest payment date on which we paid interest on the old notes surrendered in exchange for them. See "Description of the New Notes--Interest."

Procedures for Tendering

   Each registered owner of old notes wishing to accept the exchange offer must:

  .   complete, sign and date the letter of transmittal, or a facsimile of it;

  . have the signatures on it guaranteed if required by the letter of transmittal; and

  . unless the tender is being effected under the procedure for book-entry transfer described below, mail or otherwise deliver the letter of transmittal or the facsimile accompanied by the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

   Delivery of the old notes may be made by book-entry transfer in accordance with the procedures described below.

   Book-entry delivery of the old notes may be made by any financial institution that is a participant in the book-entry transfer facility system of DTC by causing DTC to transfer the old notes into the exchange agent's account and delivering an agent's message (as described below) on or prior to the expiration date of the exchange offer under DTC's procedures for the transfer and delivery. If delivery of old notes is made through book-entry transfer into the exchange agent's account at DTC and an agent's message is not delivered, the letter of transmittal (or facsimile of it), with any required signature guarantees and any other required documents must be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the heading "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Delivery of documents to DTC under its procedures does not constitute delivery to the exchange agent.

   The term "agent's message" means a message that states that DTC has received an express acknowledgment from the tendering DTC participant that the DTC participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against the DTC participant. The agent's message is transmitted by DTC to, and received by, the exchange agent and forms a part of the confirmation of the book-entry tender of old notes into the exchange agent's account at DTC.

   A holder's tender (as set forth above) of old notes will constitute an agreement between the holder and us under the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   You must deliver all documents to the exchange agent at its address set forth in this prospectus under "Exchange Agent". Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for the holders.

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

   The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, you should allow enough time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

   Only a person in whose name old notes are registered on the register maintained by the trustee or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver the old notes by book-entry transfer at DTC, may tender the old notes in the exchange offer.

   Any beneficial holder whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If the beneficial holder wishes to tender on his own behalf, he must, prior to completing and executing the letter of transmittal and delivering his old notes, obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

   Except under the circumstances described below, signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by:

  . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  . a commercial bank or trust company having an office or correspondent in the United States; or

  . an eligible guarantor institution within the meaning of Rule 17Ad-15 under the 1934 Act.

Signatures on a letter of transmittal or notice of withdrawal do not have to be guaranteed if the old notes tendered under the letter of transmittal are tendered:

  . by a registered holder who has not completed the box entitled "--Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  .   for the account of an eligible guarantor institution.

   If a person other than the registered holder of any old notes signs the letter of transmittal, the old notes must be endorsed or accompanied by appropriate bond powers that authorize that person to tender the old notes on behalf of the registered holder, and, in either case, signed as the name of the registered holder or holders appears on the old notes.

   If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting as a fiduciary or representative signs the letter of transmittal or any old notes or bond powers, that person should so indicate when signing, and, unless we waive the requirement, must submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

   The validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes that, in the opinion of our counsel, it would be unlawful for us to accept. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time determined by us. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to tenders of old notes. Also, neither we, the exchange agent nor any other person has any liability for failure to give this notification. Tenders of old notes will not be deemed to have been made until any irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, will be returned without cost by the exchange agent to the tendering holder of the old notes unless otherwise provided in the letter of transmittal as soon as practicable following the expiration date of the exchange offer.

   In addition, we reserve the right in our sole discretion to:

  . purchase or make offers for any old notes that remain outstanding after the expiration date of the exchange offer, or (as set forth under the heading "--Conditions to the Exchange Offer") to terminate the exchange offer; and

  . to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or other ways.

   The terms of any of these purchases or offers may differ from the terms of the exchange offer.

   By tendering, you represent to us that, among other things:


  . the new notes acquired under the exchange offer in exchange for your old notes are being obtained in the ordinary course of your business;


  . you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and

  . you are not an "affiliate" of the issuer or the depositor within the meaning of Rule 405 under the Act.

Acceptance of Old Notes for Exchange, Delivery of New Notes

   On satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "--Conditions to the Exchange Offer". For each old note that we accept for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

   For purposes of the exchange offer, we will have accepted properly tendered old notes for exchange when, as and if we give oral or written notice to that effect to the exchange agent, with written confirmation of any oral notice to be given promptly afterwards.

   In all cases, we will issue new notes for old notes that we accept for exchange under the exchange offer only after timely receipt by the exchange agent of:

  . certificates for the old notes (unless you deliver your old notes by book entry delivery),

  .   a properly completed and duly executed letter of transmittal, and

  . all other required documents or a timely book-entry confirmation of the old notes into the exchange agent's account at DTC.

   If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desired to exchange, we will return these unaccepted or non-exchanged old notes without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC under the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility) as promptly as practicable after the expiration date of the exchange offer.

Book Entry Delivery

   Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC under DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, either:

  . the letter of transmittal (or a facsimile of it) or an agent's message in lieu of it, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at one of the addresses set forth under the heading "--Exchange Agent" on or prior to the expiration date of the exchange offer, or

  .   the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

   Holders who wish to tender their old notes and who cannot deliver their old notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date of the exchange offer, or holders who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

  .   the tender is made through an eligible guarantor institution;

  . prior to the expiration date of the exchange offer, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery): (1) setting forth the name and address of the holder of the old notes, the certificate number or numbers of the old notes and the principal amount of old notes tendered, (2) stating that the tender is being made, and (3) guaranteeing that, within three business days after the expiration date of the exchange offer, the letter of transmittal (or facsimile of it), together with the certificate(s) representing the old notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  . the properly completed and executed letter of transmittal (or facsimile of it), together with the certificate(s) representing all tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date of the exchange offer.

   On request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the delivery procedures set forth above.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

   To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a facsimile transmission or letter notice of withdrawal at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. A notice of withdrawal must:

  . specify the name of the person having deposited the old notes to be withdrawn;

  . include a statement that the note depositor is withdrawing its election to have old notes exchanged and identify the old notes to be withdrawn (including the certificate number or numbers, unless you deliver your old notes by book-entry transfer, and principal amount of the old notes);

  . be signed by the note depositor in the same manner as the original signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer that will permit the trustee with respect to the old notes to register the transfer of the old notes into the name of the note depositor withdrawing the tender; and

  . specify the name in which any of the old notes are to be registered, if different from that of the note depositor.

   If you have tendered old notes under the procedures for book-entry transfer set forth under the headings "--Procedures for Tendering" and "--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of old notes, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission.

   The validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us, and our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes that have been withdrawn are validly re-tendered. Properly withdrawn old notes may be re-tendered by following one of the procedures set forth under the heading "--Procedures for Tendering," at any time prior to the expiration date of the exchange offer.

Conditions to the Exchange Offer

   The exchange offer is not subject to any conditions, other than that:


  . the exchange offer does not violate any applicable law or interpretation thereof by the staff of the SEC;



  . there is no injunction, order or decree issued by any court or any governmental agency that would prohibit, prevent or materially impair our ability to proceed with the exchange offer; and



  . the new Class A notes be rated "AAA" by Fitch Ratings, "Aaa" by Moody's Investors Service and "AAA" by Standard & Poor's, and that the new Class B notes be rated at least "A" by Fitch Ratings, "A3" by Moody's Investors Service and "A" by Standard & Poor's.


   We cannot assure you that these conditions will not occur. If we determine that we may terminate the exchange offer, as set forth above, we may:

  . refuse to accept any old notes and return any old notes that have been tendered to their holders;

  . extend the exchange offer and retain all old notes tendered before the expiration date of the exchange offer, subject to rights of holders of tendered old notes to withdraw their tendered old notes; or

  . waive the termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

   If a waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of old notes, and we will extend the exchange offer for a period of five to ten business days, depending on the significance of the waiver and the manner of disclosure to the registered holders of the old notes, if the exchange offer would otherwise expire during this period.

Dealer Manager

   William R. Hough & Co., as dealer manager, has agreed to solicit exchanges of the old notes. We will pay the dealer manager specified expenses payable as of the completion of the exchange offer. Additional solicitation may be made by telecopier, by telephone, or in person by our officers and regular employees or by officers and regular employees of affiliates of the issuer and the depositor. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges.

   We have agreed to indemnify the dealer manager against some liabilities, including civil liabilities under the Securities Act, and to contribute to payments that the dealer manager may be required to make in respect of the Securities Act.


   The dealer manager engages in transactions with affiliates of the issuer and the depositor, and from time to time has performed services on our behalf and on behalf of affiliates of the depositor.


Exchange Agent

   Fifth Third Bank has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and inquiries for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

      By mail, hand or overnight delivery:

                          Corporate Trust Department
                                   MD 10AT60
                           38 Fountain Square Plaza
                            Cincinnati, Ohio 45263
                          Attention: Brian J. Gardner

            (if by mail, registered or certified mail recommended)

                        facsimile transmission number:

                                 513-534-3115
                       (for eligible institutions only)

                             confirm by telephone:
                                 513-534-3367

Delivery of the letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses


   We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay the expenses to be incurred in connection with soliciting tenders under the exchange offer from the Capitalized Interest Fund subject to the approval of each rating agency rating our notes. These expenses include fees and expenses of the exchange agent and the indenture trustee, accounting and legal fees and printing costs, among others and are estimated to be approximately $463,000.


Transfer Taxes

   Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders will be responsible for the payment of any applicable transfer tax if they instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

Accounting Treatment

   The new notes will be recorded at the same carrying value as the old notes on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the old notes will be amortized over the term of the new notes.

                         Description of the New Notes

   The new notes will be issued under the terms of the indenture. The following summary describes the material terms of the new notes as described in the indenture. The material terms of the new notes are identical to the terms of the old notes except that the new notes will be registered under the Securities Act and will not be subject to certain restrictions on their transfer. This summary does not restate the entire indenture. We encourage you to read the indenture because it, not this summary, defines your rights as noteholders.

   The new notes will be offered in minimum denominations of $50,000 and integral multiples of $50,000 in book-entry form only. The new notes will be represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the noteholders. Unless definitive notes are issued under the limited circumstances described under "-- Book-Entry Registration," no holder will be entitled to receive a physical certificate representing a note. All references to actions by noteholders refer to actions taken by DTC on instructions from its participating organizations and all references to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to noteholders under DTC's procedures. See " -- Book-entry Registration".

Interest Rate

   The interest rates for the new notes will be determined by auction in the same manner that the interest rates for the old notes are determined.

   The auction procedures described in this section and in "Appendix A--Auction Procedures" are currently in effect for all series of notes except for the Series 2002A-1, Series 2002A-2, Series 2002A-3 and Series 2002A-4 notes. The initial interest rates for those old notes for the initial period and the initial auction dates for those notes are set forth in the table below.

         Series              Initial Interest Rate      Initial Auction Date
         ------              ---------------------      --------------------
Series 2002A-1                       2.58%                  February 11, 2003
Series 2002A-2                       2.93%                  May 13, 2003
Series 2002A-3                       2.86%                  May 20, 2003
Series 2002A-4                       3.25%                  August 19, 2003

   The Series 2002A-1, Series 2002A-2, Series 2002A-3 and Series 2002A-4 notes will bear interest at rates determined by auction commencing on the applicable initial auction date listed above. If you exchange any of those old notes for new notes, the new notes will bear interest at the initial interest rate for the corresponding old notes prior to the initial auction date.


   If you exchange any of the other old notes that are currently subject to the auction procedures (i.e., all old notes except for the Series 2002A-1, Series 2002A-2, Series 2002A-3 and Series 2002A-4 notes), your new notes will have the same auction period as your old notes. The auction period in effect for the Series 2002A-6, Series 2002A-7, Series 2002A-8, Series 2002A-9, Series 2002A-10, Series 2002A-12, Series 2002A-13, Series 2002B-1 and Series 2002B-2
notes is 28 days. The auction period in effect for the Series 2002A-5 and Series 2002A-11 notes was 56 days, but reverted to an auction period of 28 days on January 23, 2003 for the Series 2002A-5 notes and will revert to an auction period of 28 days on January 27, 2003 for the Series 2002A-11 notes.


   If you receive your new notes during an auction period, you will receive interest at the rate that was determined by the auction applicable to your old notes. Subsequently, the interest rate for the new notes will be reset at the interest rate determined pursuant to the auction procedures but the rate will not exceed the maximum rate described below.

   On the first business day after each auction period for a series of the new notes, we will pay the holders of those notes the interest accrued on their notes since the last note payment date at the applicable interest rate. We will calculate interest on the basis of a 360-day year and the actual number of days elapsed during the related auction period. For each series of the new notes for which the initial interest period or any subsequent auction period is 180 days or less, we will pay the holders of those notes the interest accrued on their notes on the first business day following the expiration of the related initial interest period or the related auction period. For the Series 2002A1-4 Notes prior to the initial auction date of August 19, 2003, and for each series of the new notes for which any auction period is more than 180 days we will pay the holder of those notes the interest accrued on their notes on the first business day of June and December of each year, as the case may be, following the commencement of such auction period or initial interest period, as applicable. The auction period for each series of the new notes will consist generally of 28 days and will commence at the end of the initial interest period, or the auction period, for the related series of old notes that are exchanged for the new notes. We may change the length of the auction period for any series of the new notes as described under the heading "--Changes in Auction Period".

   For each auction period, the interest rate for the new notes will equal the least of:

  .   the "auction rate"--a rate determined pursuant to the auction procedures;

  .   the "maximum rate"--a rate defined in the indenture as the least of:

     . the LIBOR rate for a comparable period plus a margin ranging from 1.50% to 3.50% depending upon the ratings of the notes, or

     .   the maximum rate permitted by law; and

     . the "net loan rate"--a rate defined in the indenture to mean the weighted average interest rate on our student loans (net of the rebate fee payable to the Secretary of Education with respect to our Federal Consolidation Loans) less our program expense percentage. That percentage, which is currently 0.60%, is determined by us and equals our estimated annual expenses divided by the outstanding principal balance of all our loans.

   If, on the first day of any auction period a payment default on the new notes has occurred and is continuing, the rate for the auction period will be the non-payment rate, which is one-month LIBOR plus 1.50%.

   If in any auction all the notes subject to the auction are subject to hold orders, the interest rate for the auction period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

Determination of Note Interest Rate

   The procedures that will be used in determining the interest rates on the new notes are summarized in the following paragraphs.


   The interest rate on each series of the new notes will be determined periodically by means of a "Dutch Auction". In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming auction period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming auction period and are provided with settlement instructions relating to purchases and sales of notes. The notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. Deutsche Bank Trust Company Americas will serve as auction agent for the notes, William
R. Hough & Co. will serve as broker-dealer for the Series 2002A1-1 notes through Series 2002A1-11 notes and the Series 2002B1-1 notes and Series 2002B1-2 notes and Salomon Smith Barney, Inc. will serve as broker-dealer for the Series 2002A1-12 and Series 2002A1-13 notes.

   In the auction, the following types of orders may be submitted:

  . "bid/hold orders"--specify the minimum interest rate that a current investor is willing to accept to continue to hold notes for the upcoming auction period;

  . "sell orders"--an order by a current investor to sell a specified principal amount of notes, regardless of the upcoming interest rate; and

  . "potential bid orders"--specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional notes, is willing to accept to buy a specified principal amount of notes.

   If an existing investor does not submit orders with respect to all its notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the notes for which no order was received.

  Example of Auction

   The following example helps illustrate how the auction procedures are used in determining the interest rate on the new notes.

   (a) Assumptions:

       1. Denominations (units) = $50,000

       2. Auction period = 28 Days

       3. Principal amount outstanding = $25 million (500 units)

   (b) Summary of All Orders Received For The Auction:

             BID/HOLD ORDERS*    SELL ORDERS*  POTENTIAL BID ORDERS
             ----------------    ------------  --------------------
              10 units at 2.90%  50 units Sell   20 units at 2.95%
              30 units at 3.02%  50 units Sell   30 units at 3.00%
              60 units at 3.05% 100 units Sell   50 units at 3.05%
             100 units at 3.10% =--------        50 units at 3.10%
             100 units at 3.12%  200 units       50 units at 3.11%
             =------------                       50 units at 3.14%
             300 units                          100 units at 3.15%
                                               =------------
                                                 350 units

--------
/* /Total units under existing bid/hold orders and sell orders must always equal issue size (in this case 500 units).
   (c) Auction Agent Organizes Orders In Ascending Order:

                       Cumulative                       Cumulative
       Order   Number    Total          Order   Number    Total
       Number of Units  (Units)     %   Number of Units  (Units)     %
       ------ -------- ---------- ----  ------ -------- ---------- ----
         1       10(W)    10      2.90%   7      100(W)    300     3.10%
         2       20(W)    30      2.95%   8      50(W)     350     3.10%
         3       30(W)    60      3.00%   9      50(W)     400     3.11%
         4       30(W)    90      3.02%   10     100(W)    500     3.12%
         5       50(W)    140     3.05%   11     50(L)             3.14%
         6       60(W)    200     3.05%   12     100(L)            3.15%

--------
(W) Winning Order
(L) Losing Order

   Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest accrual period. Multiple orders at the winning rate are allocated units on a pro rata basis. In any case, the interest rate will never exceed the maximum rate.

   The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid/hold orders below the new interest rate were fulfilled). However, in some circumstances, there may be insufficient potential bid orders to purchase all the notes offered for sale. In those circumstances, the interest rate for the upcoming interest accrual period will equal the maximum rate. Also, if all the notes are subject to hold orders (i.e., each holder of notes wishes to continue holding its notes, regardless of the interest rate) the interest rate for the upcoming interest accrual period will be the "all hold rate", which is the LIBOR rate for a period comparable to the auction period less 0.20%.

   If a payment default has occurred, the interest rate will be the non-payment rate, which is the one-month LIBOR rate plus 1.50%.

Maximum Rate and Interest Carryovers

   If the auction rate for a series of the new notes is greater than the maximum rate, then the interest rate applicable to those notes will be the maximum rate. In such event, if the interest rate for a series of the new notes is set at the net loan rate, the excess of the lower of the auction rate and the maximum rate that would have been applied if the net loan rate were not a component of the maximum rate, over the net loan rate will be carried over for that series of notes. If there are insufficient bid orders to purchase all the notes of a series offered for sale in an auction and the interest rate for that series is set at the net loan rate, the excess of the maximum rate that would have been applied if the net loan rate was not a component of the maximum rate over the net loan rate will be carried over for that series of notes. The carryover amount will bear interest calculated at the One-Month LIBOR rate. The ratings of the new notes do not address the payment of carryover amounts or interest on carryover amounts.

   The carryover amount, and interest accrued thereon, for a series of the new notes will be paid on an interest payment date if there are sufficient moneys in the Revenue Fund to pay all interest due on our notes on that interest payment date, and in the case of subordinate notes, payment of the interest carryover on more senior notes. Any carryover amount, and any interest accrued on the carryover amount, due on any note that is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. To the extent funds are available in the Revenue Fund to pay carryover amounts and interest on carryover amounts on any payment date, those funds will be allocated first to pay carryover amounts and interest on carryover amounts on notes subject to mandatory redemption on such payment date. Any carryover amount and interest on the carryover amount not paid on the date a note is redeemed pursuant to mandatory redemption will be cancelled and not paid on that note on any subsequent date.

Changes in Auction Period

   We may, from time to time, change the length of the auction period for a series of the new notes to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by our notes. We will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, the market agent, each broker-dealer, each rating agency and the registered owners of the affected notes at least 10 days prior to the auction date for those notes. Any adjusted auction period will be at least 7 days but not more than 366 days. The auction period adjustment will take effect only if approved by the market agent and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate.

Changes in the Auction Date

   The market agent, with the written consent of the administrator on behalf of the issuer, may specify a different auction date (but in no event more than five business days earlier than the auction date that would otherwise be determined in accordance with the indenture) for a series of the new notes to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for those notes. If the administrator, on behalf of the issuer, consents to the change, the market agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, the issuer, each rating agency and the registered owner.

Principal Redemptions

   Although no installments of principal are due on the new notes prior to their scheduled final maturity, they are subject to mandatory and optional redemption as follows:

   Mandatory Redemption. If the parity percentage is not at least 100.5%, the new notes are subject to mandatory redemption on any interest payment date from revenues deposited into the Revenue Fund in excess of amounts necessary to pay or provide for the payment of program operating expenses, interest on our notes or any derivative payment that is due and secured on a parity with any of those notes and any other obligations payable from the Revenue Fund; provided, however, that during the revolving period, at our direction, such excess amounts may be used for the acquisition or origination of other student loans. The new notes are also subject to mandatory redemption, in whole or in part, from principal repayments of student loans or from excess interest transferred to the Principal Fund. See "Credit Enhancement--Excess Interest". The new Class B notes will be redeemed only to the extent that after such redemption the senior parity percentage will be at least 105%. Future series of additional notes, or any portion thereof, may be designated for redemption or principal distributions from principal repayments of student loans held in the trust estate before such principal repayments are applied to the redemption of your new notes. See "Additional Notes".

   Optional Redemption. At our option, we may redeem notes of any series on any regularly scheduled interest payment date, in whole or in part.

   Redemption Price. The redemption price for new notes to be redeemed will be the principal balance of the new notes plus accrued interest to the date of redemption. Carryover amounts and interest on the carryover amounts will be paid prior to any optional redemption of new notes. To the extent funds are available in the Revenue Fund to pay carryover amounts and interest on carryover amounts on any payment date as described under the heading "Security and Sources of Payment for the Notes--Revenue Fund", such funds will be allocated first to pay carryover amounts and interest on carryover amounts on notes subject to mandatory redemption on such payment date. Any carryover amount and interest on the carryover amount not paid on the date a note is redeemed pursuant to mandatory redemption will be cancelled and not paid on that note on any subsequent date.

   Limitation on Redemption of Class B Notes. The new Class B notes that are otherwise subject to optional or mandatory redemption will be redeemed only if, as of the date of selection of notes for redemption and after giving effect to such redemption, the senior parity percentage will be equal to at least 105%, and the parity percentage will be equal to at least 100.5%.

   Selection of Notes for Redemption. If less than all outstanding notes are to be redeemed, the particular series to be redeemed will be determined by us. In the absence of direction by us, the series of notes to be redeemed will be selected first from our Class B notes to the extent permitted by the indenture and, thereafter, in descending numerical order of the series designation; provided that we will not direct the indenture trustee to redeem any series of notes prior to the expiration of the initial interest period relating to such series. If less than all outstanding notes of a given series are to be redeemed, the particular notes to be redeemed will be determined by lot.

   Notice and Partial Redemption of Notes. Prior to any redemption or purchase the indenture trustee will provide written notice to the registered owner of any note being redeemed, and to the auction agent with respect to the notes designated for redemption.

Book-Entry Registration

   Investors acquiring beneficial ownership interests in the new notes issued in book-entry form will hold their new notes through DTC if they are participants of this system, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more instruments that equal the aggregate principal balance of each series of the new notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the new notes. Unless and until the new notes are issued in definitive form, it is anticipated that the only holder of the new notes will be Cede & Co., as nominee of DTC.

   DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act . DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCG, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating AAA. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.


   Purchases of the notes under the DTC system must be made by or through direct participants, which are to receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each series of the notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for any series of the notes is discontinued.


   To facilitate subsequent transfers, all notes deposited by direct and indirect participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee of DTC do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices shall be sent to DTC. If less than all of any series of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

   Neither DTC nor Cede & Co. (nor any other nominee of DTC) will consent or vote with respect to the notes of any series unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

   Principal and interest payments on the new notes are to be made to Cede &Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participant's accounts upon DTC's receipt of funds and corresponding detail information from the issuer or indenture trustee on the due date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

   DTC may discontinue providing its services as depository with respect to the notes of any series at any time by giving reasonable notice to the issuer or the indenture trustee. In the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

   Transfers between participants in DTC will occur in accordance with DTC
Rules.

   DTC has advised the issuer that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited.

   Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


   Neither the issuer, the seller, the depositor, the subservicers, the indenture trustee nor the broker-dealers will have any responsibility or obligation to any DTC participants or the persons for whom they act as nominees with respect to:


  .   the accuracy of any records maintained by DTC or any participant;

  . the payment by DTC or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes;

  . the delivery by any DTC participant of any notice to any beneficial owner that is required or permitted under the terms of the indenture or the trust agreement to be given to noteholders; or

  .   any other action taken by DTC as the noteholder.

   The administrator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, note certificates are required to be printed and delivered.

                              Credit Enhancement

Reserve Fund


   As of December 31, 2002, there was $5,115,000 in the Reserve Fund. If funds available in the Interest Fund and the Capitalized Interest Fund are not sufficient to make payments of interest when due or the funds available in the Principal Fund are not sufficient to make payments of principal when due, moneys in the Reserve Fund may be used to pay such amounts. Money withdrawn from the Reserve Fund will be restored, through transfers from the Revenue Fund, until the amount in the Reserve Fund reaches the required minimum balance. The required minimum balance in the Reserve Fund is the greater of $600,000 or 0.5% of the outstanding principal balance of all our notes.


Subordination of the Class B notes

   The rights of the Class B noteholders to receive payments of interest and principal are subordinated to the rights of the Class A noteholders to receive such payments and the rights of a counterparty to receive payments under a derivative product that are on a parity with the Class A noteholders to the extent described under the heading "Security and Sources of Payment for the New Notes--Revenue Fund". This subordination is intended to enhance the likelihood of regular receipt by the Class A noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Class A noteholders against losses.

   Class A noteholders have a preferential right to receive, before any distributions to Class B noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of Class B notes.

Excess Interest

   Excess interest is created when revenues deposited into the Revenue Fund exceed the amounts necessary to pay or provide for the payment of program operating expenses, interest on our notes or any derivative payment that is due and secured on a parity with any of those notes and any other obligations payable from the Revenue Fund. Excess interest will first be deposited in the Reserve Fund to the extent of any deficiency in the Reserve Fund's required minimum balance. If there is no deficiency in the Reserve Fund's required minimum balance, excess interest may be used, during the revolving period, to originate or purchase additional student loans, to pay any interest carryover on our notes or to pay principal of our notes, subject to limitations on the redemption of our Class B notes. The application of excess interest to the payment of principal of your notes will affect the weighted average life and yield on your investment. Any remaining excess interest not used for the purposes described above may be paid to the depositor if, after giving effect to the transfer to the depositor, the parity percentage is at least 100.5% and the senior parity percentage is at least 105%; provided, however, after June 1, 2017, moneys will be transferred to the depositor only upon satisfaction of the parity requirements described above and receipt of confirmation from each rating agency then rating any of our outstanding notes that such action will not result in its rating(s) of those notes being reduced or withdrawn. If the parity requirements or rating agency condition, as applicable, is not met, then any remainder will be transferred to the Principal Fund and used for the redemption of our notes. Excess interest paid to the depositor will not be available on subsequent payment dates to make payments on the notes. There can be no assurance as to the rate, timing or amount, if any, of excess interest.

Interest Rate Swap Agreement


   The issuer has entered into an interest rate swap agreement in the notional amount of $700,000,000 with Bayerische Landesbank, acting through its New York Branch, as the counterparty. See "--Bayerische Landesbank". The effective date of the agreement is December 23, 2002. Under the agreement, the issuer is obligated to make payments to the counterparty on the last business day of each month at a fixed rate of 1.58% per annum to and including the termination date. The counterparty is obligated to make payments to the trustee on the last business day of each month at a floating rate equal to the One-Month LIBOR to and including the termination date. The termination date of the agreement is December 31, 2003. The issuer's regular monthly payments and certain termination payments if required will be paid on a parity with our Class A notes. Payments received by the trustee from the counterparty will be deposited into the Revenue Fund.

   Bayerische Landesbank has a long term credit rating of "AAA" by Moody's, "AAA" by S&P and "AAA" by Fitch, and has a short term credit rating of "P1" by Moody's, "A1+" by S&P and "F1+" by Fitch. A downgrade of the counterparty's credit ratings could result in an early termination of the agreement if the counterparty does not arrange for a replacement counterparty; obtain a guaranty of another party or post collateral as required by the swap agreement to meet the requirements of the rating agencies.



   Upon the occurrence of a default by the counterparty or a termination event under the swap agreement, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date. Upon an early termination of the swap agreement, either the issuer or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transaction computed in accordance with the procedures in the swap agreement.



   The issuer may enter into swap agreements with other parties from time to time. Before entering into a swap agreement, we must receive a confirmation from each rating agency then rating any of our outstanding notes that the swap agreement will not result in its rating(s) of those notes being reduced or withdrawn.



Bayerische Landesbank



   Bayerische Landesbank, acting through its New York Branch, (the "Bank"), was incorporated as a public law financial institution (Rechtsfaehige Anstalt des Oeffentlichen Rechts) by the Law Establishing Bayerische Landesbank (Gesetz ueber die Errichtung der Bayerischen Landesbank) of June 27, 1972, as amended, as adopted by the Parliament of the Free State of Bavaria, and is subject to the German Federal Banking Act of July 10, 1961, as amended (Gesetz ueber das Kreditwesen) (the "Federal Banking Act"). Its statutes authorize the Bank to provide universal financial services including both commercial and investment banking as well as brokerage activities. The Free State of Bavaria owns 50% of the Bank's share capital, the other 50% being owned by the Bavarian Savings Bank and Clearing Association (Bayerischer Sparkassenund Giroverband) (which is the central organization of the Bavarian Savings Banks).


   The Bank is equipped to provide a full range of domestic and international banking services; with regard to local banking functions, the Bank also makes use of the Bavarian Savings Bank's network. In the domestic field, the Bank places emphasis on wholesale banking, lending to federal and local authorities and mortgage lending, together with industrial credit. The Bank holds the function of a banker of the Free State of Bavaria and its municipalities, and also finances public and private development projects, administers public funds and performs certain treasury functions for the Free State of Bavaria.

   The Free State of Bavaria and the Bavarian Savings Bank and Clearing Association are jointly and severally liable for the obligations of the Bank if the liabilities cannot be satisfied from the Bank's assets (Gewaehrtraeger). The owners of the Bank also have an obligation to maintain the Bank in a financial position which enables it to carry out its functions. This liability (Anstaltslast), which is peculiar to German law, obliges the owners to provide funds for the Bank that are necessary to enable it to fulfill its functions, to meet its liabilities and to keep its finances sound. As an additional safeguard, it is noted that as a public law institution the Bank can only be put into liquidation through a specific law to this effect.

   The Bank established a Representative Office in New York in October 1979 and obtained a license from the office of the Comptroller of the Currency in October 1981 to operate through a branch located in the City of New York.

   The New York Branch engages in a diversified banking business, and is a major wholesale lending participant throughout the United States, offering a full range of domestic and international financial services, including loans, foreign exchange and money market operations.

   All banking institutions in the Federal Republic of Germany are subject to governmental supervision and regulation exercised by the Federal Banking Supervisory Authority (Bundesaufsichtsamtfuer das Kreditwesen), an independent federal authority with regulatory powers and by the Deutsche Bundesbank (the "German Federal Central Bank") in accordance with the Federal Banking Act. The Federal Banking Act contains major rules for banking supervision and regulates the Bank's business activities, capital adequacy and liquidity. In addition to the above-mentioned general banking supervision, the group of Landesbanks is subject to special supervision by their respective federal states.

   As reported in the Bank's Annual Report for the Fiscal Year ended December 31, 2001, the Bank had total assets of EURO ("EUR") 301.3 billion ($265.5 billion at $0.8813 = EUR 1.00 at December 31, 2001) on a consolidated basis. Business volume (balance sheet total, own drawings charged to borrowers, endorsement liabilities, and guarantees) expanded by 5.7% to EUR 321.7 billion ($283.5 billion) from the previous year end. The Bank's consolidated lending volume increased 1.7% to EUR 206.7 billion ($182.2 billion) from year end 2000. Total equity of the Bank, including, among other items, nominal capital of EUR
1.2 billion ($1.06 billion), profits participation rights with a nominal value of EUR 2.83 billion ($2.49 billion) and capital contributions of silent partners in an amount of EUR 2.89 billion ($2.55 billion), totaled EUR 11.1 billion ($9.78 billion) or 3.7% of the consolidated balance sheet. Net income amounted to EUR 254.0 million ($223.9 million), a decrease of 53.8% compared to year end 2000. EUR 82.3 million ($72.5 million) of such amount has been allocated to revenue reserves, raising the bank's published reserve to EUR 4.13 billion ($3.6 billion). The accounting principles applied in the preparation of the Bank's financial statements comply with generally accepted accounting principles in the Federal Republic of Germany and may not conform to generally accepted accounting principles applied by United States banks.

   The rate of exchange between the EUR and the dollar is determined by the forces of supply and demand in the foreign exchange markets, which, in turn, are affected by changes in the balance of payments and other economic and financial conditions, government intervention, speculation and other factors. The foregoing information relating to the Bank is based upon facts and circumstances present on the dates referenced above. Such factors and circumstances may change from time to time. The Bank shall have no obligation to update the foregoing information to reflect any such change.


   Copies of the Bank's Annual Report for the most recent available fiscal year may be obtained at the New York Branch in person during normal business hours or by mail by writing to the New York Branch at: Bayerische Landesbank, 560 Lexington Avenue, New York, New York 10022, Attention: Corporate Finance.



   The Bank has supplied the information relating to it in the previous paragraphs. None of such information or any of the statements referred to in the preceding paragraphs under this heading "Bayerische Landesbank " is guaranteed as to accuracy or completeness by the issuer, the depositor or the dealer manager, or is to be construed as a representation by the issuer, the depositor or the dealer manager.


               Security and Sources of Payment for the New Notes

General

   The new notes are limited obligations of the issuer, secured by and payable solely from the trust estate. The following assets serve as security for the new notes (and any old notes that remain outstanding after expiration of the exchange offer):

  . revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee, the issuer or the servicer, on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, any proceeds from the sale or other disposition of the student loans and any payments received with respect to any derivative product;

  .   all moneys and investments held in the funds created under the indenture;
      and

  . student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

Flow of Funds

   The following funds have been created by the indenture trustee under the indenture for the benefit of the registered owners:

  .   Acquisition Fund

  .   Revenue Fund

  .   Interest Fund

  .   Principal Fund

  .   Reserve Fund

  .   Capitalized Interest Fund

   An Operating Fund has been established separately by the issuer, and will not constitute security for the new notes under the indenture. Neither the indenture trustee nor the registered owners will have any right, title or interest in the Operating Fund.

   All funds received with respect to the student loans will be deposited in the Revenue Fund and allocated between principal and interest.

   Each trust fund will be maintained as either:

  . a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating, a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation; or

  . a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any unsecured notes of the depository institution have an investment grade credit rating from each rating agency.

Acquisition Fund; Purchase and Sale of Student Loans

   Most of the proceeds from the sale of the old notes were deposited into the Acquisition Fund. Student loans pledged to the trust estate will be held by the indenture trustee or its agent or bailee on behalf of the noteholders.

   Money on deposit in the Acquisition Fund will be used to redeem notes in accordance with the provisions of any supplemental indenture, and to acquire student loans. If the administrator determines that money held in the Acquisition Fund cannot be used to acquire additional student loans, then we may redeem notes in accordance with the indenture. See "Description of the Notes--Principal Redemption".

   If on any note payment date the money on deposit in the Interest Fund and the Capitalized Interest Fund is not sufficient to make payments of interest due on our notes or the money on deposit in the Principal Fund is not sufficient to make payments of principal due on our notes, then the amount of the deficiency may be transferred from money available in the Acquisition Fund.

   The eligible lender trustee is the legal owner of the student loans transferred to the trust estate and the indenture trustee has a security interest in the student loans for and on behalf of the noteholders. The student loans are held in the name of the eligible lender trustee for the account of the issuer, but for the benefit of the noteholders.

Revenue Fund

   The indenture trustee will deposit into the Revenue Fund all revenues derived from student loans, investment earnings from money or assets on deposit in the Acquisition Fund, the Interest Fund, the Principal Fund, the Capitalized Interest Fund or the Reserve Fund, net payments received on derivative products and any other amounts as we may direct, and moneys transferred from the Acquisition Fund and the Capitalized Interest Fund in accordance with the indenture.

   Upon our direction to the indenture trustee, moneys in the Revenue Fund shall be used on any date to make a transfer to the Operating Fund to pay program expenses, subject to the limitations described under "Operating Fund" below.

   On the last business day of each month, money in the Revenue Fund will be used and transferred to other funds or persons in the following order and amounts:


  . to the Class A Account of the Interest Fund, in an amount equal to (a) the interest payments due in the next succeeding month in respect of each series of our Class A notes for which a note payment date will occur in the next succeeding month; provided, however, that if the interest rate on such series of Class A notes is unknown, the amount to be transferred shall be calculated using the last known interest rate for such series,
      (b) the interest to accrue during the next succeeding month in respect of each series of our Class A notes for which a note payment date will not occur in the next succeeding month, and (c) any derivative payments due in the next succeeding month and secured on a parity with our Class A notes;


  . to the Class A Account of the Principal Fund, in the amount necessary to pay the principal of and premium, if any, due on any of our Class A notes in the next succeeding month;


  . to the Class B Account of the Interest Fund, in an amount equal to (a) the interest payments due in the next succeeding month in respect of each series of our Class B notes for which a note payment date will occur in the next succeeding month; provided, however, that if the interest rate on such series of Class B notes is unknown, the amount to be transferred shall be calculated using the last known interest rate for such series,
      (b) the interest to accrue during the next succeeding month in respect of each series of our Class B notes for which a note payment date will not occur in the next succeeding month, and (c) any derivative payments due in the next succeeding month and secured on a parity with our Class B notes;


  . to the Class B Account of the Principal Fund, in the amount necessary to pay the principal of and premium, if any, due on any of our Class B notes in the next succeeding month;

  . to the Reserve Fund the amount, if any, described under "Reserve Fund" below;


  . if the parity percentage is not at least 100.5% (or less with rating agency confirmation) to the appropriate account of the Principal Fund in an amount necessary to pay principal of and premium, if any, due on our Class A Notes or, if no Class A notes are outstanding, in an amount necessary to pay principal of and premium, if any, due on our Class B notes; provided, however, that during any revolving period, upon our direction, amounts in the Revenue Fund in excess of those amounts necessary to pay or provide for the payment of program operating expenses, interest on our notes or any derivative payment that is due and secured on a parity with those notes and any other obligations payable from the Revenue Fund may be transferred to the Acquisition Fund to be used for the acquisition or origination of other student loans and, provided, further, that upon our direction, such excess amounts may also be used to acquire additional student loans added to our Federal Consolidation Loans within 180 days of their origination;



  . to the appropriate account of the Principal Fund, from amounts representing net principal receipts on student loans, to pay principal of and premium, if any, due on our Class B notes to the extent that, after such payment the senior parity percentage is not less than 105% (or less with rating agency confirmation) otherwise to pay principal and premium, if any, on our Class A notes;



  . to the appropriate account of the Interest Fund to pay interest accrued on the carryover amounts of our Class A notes, the carryover amounts of our Class A notes, to pay interest accrued on the carryover amounts of our Class B notes, the carryover amounts of our Class B notes, in that order of priority; provided, however, such carryover amounts shall be paid first in respect of any notes redeemed on such note payment date; and





  . to the depositor, if after giving effect to the transfer to the depositor the parity percentage is at least 100.5% and the senior parity percentage is at least 105% (or lesser percentages with rating agency confirmation of the ratings on the notes); provided, however, during any period commencing after June 1, 2017, moneys will be transferred to the depositor only upon satisfaction of the parity requirements described above and receipt of confirmation from each rating agency then rating any of our outstanding notes that such action will not result in its rating(s) of those notes being reduced or withdrawn. If the parity requirements or rating agency condition, as applicable, is not met during that period, then any remainder shall be transferred to the Principal Fund and used for the redemption of our notes.


   As long as any of our Class A notes remain outstanding, the above payment order will be modified if, after giving effect to the payments on any payment date, a payment event of default has occurred under the indenture (in which event amounts will be applied as provided in the indenture with respect to events of default). In such an event, the Class B notes will not receive any payments of interest or principal and derivative payments that are secured on a parity with the Class B notes will not be made. Any such deferral of payments on the Class B notes will not constitute an event of default under the indenture.

   We may transfer moneys in the Revenue Fund to the Operating Fund, subject to the limitation described under "Operating Fund" below.

Interest Fund

   The indenture established an Interest Fund for the benefit of the noteholders, which consists of a Class A Account and a Class B Account. On the last business day of each month, the indenture trustee will transfer to the appropriate account of the Interest Fund from the Revenue Fund the amounts described above under "--Revenue Fund". The indenture trustee will use the money in each account of the Interest Fund for the payment, on a parity basis, of interest due on the related notes and any derivative payments secured on a parity with such notes.

   If money sufficient to pay all interest due on a class of notes or payment due on any derivative product secured on a parity with such notes is not available in the related account of the Interest Fund on the first business day preceding the related note payment date or derivative payment date, the indenture trustee will withdraw the amount of any such deficiency from moneys available in the Capitalized Interest Fund or the Reserve Fund, in that order.

   To the extent of moneys available in the Revenue Fund, on the last business day of each month the indenture trustee will transfer any carryover amounts (and interest accrued thereon) on our Class A notes and our Class B notes to the Class A Account and Class B Account, respectively, for payment of carryover on our Class A notes and our Class B notes on the next succeeding interest payment date.

Principal Fund

   The indenture established a Principal Fund for the benefit of the noteholders, which consists of a Class A Account and a Class B Account. On the last business day of each month, the indenture trustee will transfer to the appropriate account of the Principal Fund from the Revenue Fund the amounts described above under "--Revenue Fund". The indenture trustee will use the money in each account of the Principal Fund for the payment of the principal amount of our notes on their final scheduled maturity or as described in "Description of the Notes--Principal Redemption".

   If money sufficient to pay the principal amount of our notes on their final scheduled maturity is not available in the related account of the Principal Fund on the first business day preceding the final stated maturity date, the indenture trustee will withdraw the amount of any such deficiency from moneys available in the Reserve Fund.


   If the parity percentage is not at least 100.5%, the indenture trustee will, to the extent revenues deposited into the Revenue Fund exceed amounts necessary to pay or provide for the payment of program operating expenses, interest on our notes or any derivative payment that is due and secured on a parity with any of those notes and any other obligations payable from the Revenue Fund, deposit such excess amounts into the Principal Fund and use such amounts to redeem Class A notes or, if no Class A notes are outstanding, to redeem Class B notes until the parity percentage is at least 100.5%; provided, however, that during the revolving period, at our direction, amounts that would otherwise be used for such redemption may be used for the acquisition or origination of additional student loans.


   The indenture trustee will use amounts on deposit in the Principal Fund representing net principal receipts on student loans, to the extent such receipts exceed amounts necessary to pay or provide for the payment of program operating expenses, interest on our notes or any derivative payment that is due and secured on a parity with any of those notes and any other obligations payable from the Revenue Fund, to pay principal and premium, if any, on our Class B notes but only to the extent that, after such payment, the senior parity percentage is not less than 105% and, if the senior parity percentage is less than 105%, the indenture trustee will use such amounts to pay principal and premium, if any, on our Class A notes.

   As directed by the issuer at its option, the indenture trustee will use amounts on deposit in the Principal Fund to redeem our notes of any series on any regularly scheduled interest payment date, in whole or in part.

   The redemption price for notes to be redeemed will be the principal balance of the notes plus accrued interest to the date of redemption. Carryover amounts and interest on the carryover amounts will be paid prior to any optional redemption of notes. To the extent funds are available in the Revenue Fund to pay carryover amounts and interest on carryover amounts on any payment date as described under the heading "Security and Sources of Payment for the Notes--Revenue Fund", such funds will be allocated first to pay carryover amounts and interest on carryover amounts on notes subject to mandatory redemption on such payment date. Any carryover amount and interest on the carryover amount not paid on the date a note is redeemed pursuant to mandatory redemption will be cancelled and not paid on that note on any subsequent date.

   The Class B notes that are otherwise subject to optional or mandatory redemption will be redeemed only if, as of the date of selection of notes for redemption and after giving effect to such redemption, the senior parity percentage will be equal to at least 105%, and the parity percentage will be equal to at least 100.5%.

   If less than all our outstanding notes are to be redeemed, the particular series to be redeemed will be determined by us. In the absence of direction by us, the series of notes to be redeemed will be selected first from our Class B notes to the extent permitted by the indenture and, thereafter, in descending numerical order of the series designation; provided, however, that there will be no redemption of any series of notes prior to the initial auction date for that series. If less than all outstanding notes of a given series are to be redeemed, the particular notes to be redeemed will be determined by lot.

   Prior to any redemption or purchase the indenture trustee will provide written notice to the registered owner of any note being redeemed, and to the auction agent with respect to the notes designated for redemption.

Capitalized Interest Fund


   As of December 31, 2002, there was $21,950,000 in the Capitalized Interest Fund. Money on deposit in the Capitalized Interest Fund will be used to pay the costs of the exchange of the old notes for the new notes, subject to approval of each rating agency rating our notes. Amounts in the Capitalized Interest Fund will be transferred to the Interest Fund to provide for payments of interest on our notes if amounts available in the Interest Fund are not sufficient for those purposes. Amounts remaining in the Capitalized Interest Fund on April 1, 2004 will be transferred to the Revenue Fund and may be transferred on an earlier date upon confirmation from each rating agency then rating any of our outstanding notes that such transfer will not result in its rating(s) of our outstanding notes being reduced or withdrawn.


Reserve Fund


   As of December 31, 2002, there was $5,115,000 in the Reserve Fund. If funds available in the Interest Fund and the Capitalized Interest Fund are not sufficient to make payments of interest when due or the funds available in the Principal Fund are not sufficient to make payments of principal when due, moneys in the Reserve Fund may be used to pay such amounts. Money withdrawn from the Reserve Fund will be restored, through transfers from the Revenue Fund, until the amount in the Reserve Fund reaches the required minimum balance. The required minimum balance in the Reserve Fund is the greater of $600,000 or 0.5% of the outstanding principal balance of all our notes.


   Upon the sale of additional series of notes, the indenture trustee will deposit into the Reserve Fund the amount, if any, specified in each supplemental indenture. On each interest payment date, to the extent money in the Interest Fund or the Capitalized Interest Fund is not sufficient to make payment of the interest then due on our notes, the amount of the deficiency shall be paid directly from the Reserve Fund, after any transfers from the Acquisition Fund. Money in the Reserve Fund may be used to pay principal of our notes only on the date of their maturity.

   If the Reserve Fund is used as described above, the indenture trustee will restore the Reserve Fund to the required minimum balance by transfers from the Revenue Fund. If the full amount required to restore the Reserve

Fund to the required level is not available in the Revenue Fund on the next note payment date, the indenture trustee shall continue to transfer funds from the Revenue Fund as they become available until the deficiency in the Reserve Fund has been eliminated.

   On any day that the amount in the Reserve Fund exceeds the required level for any reason, the indenture trustee, at the direction of the administrator, will transfer the excess to the Revenue Fund.

Operating Fund

   The Operating Fund is a special fund used to pay program expenses of the issuer. The amount deposited in the Operating Fund by transfer from the Revenue Fund and, if necessary, from the Acquisition Fund, and the schedule of deposits thereto will be determined by the administrator. However, the amount so transferred in any one fiscal year may not exceed the amount budgeted by the issuer for that fiscal year, unless the administrator has received confirmation from each rating agency then rating any of our outstanding notes that such transfer in excess of the amount budgeted will not result in its rating(s) of those notes being reduced or withdrawn. Amounts payable to the administrator or the servicer, in their capacity as administrator or servicer and not with respect to fees or other amounts due from the administrator or the servicer to third parties, will not be deposited in the Operating Fund if either (a) the parity percentage and the senior parity percentage, calculated as of the month in which the servicing fee is to be paid, are less than 98% and 103%, respectively, or (b) the interest rate on any series of our notes has been set at the net loan rate during the previous 12 months.

Investment of Funds Held by Indenture Trustee

   Upon our order, the indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture. In the absence of an order from the administrator, and to the extent practicable, the indenture trustee will invest amounts held under the indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

   Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the Revenue Fund on each payment date and will be treated as collections of interest on the student loans.

   The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with our investment instructions in a non-negligent manner.

                               Additional Notes

   We may, pursuant to the provisions of the indenture, issue from time to time additional notes secured by the trust estate on a parity with or subordinate to either our Class A notes or our Class B notes, if any, then outstanding. We may enter into any derivative product we deem necessary or desirable with respect to any or all of our notes. We may take those actions without the approval of the holders of any outstanding notes.

   The indenture provides that additional notes issued under the indenture will be designated for redemption from principal repayments of student loans held in the trust estate as determined by the issuer. The indenture also provides that any future series of additional notes, or any portion thereof, may be designated for redemption or principal distributions from principal repayments of student loans held in the trust estate before such principal repayments are applied to the redemption of your notes.

   We will use the proceeds from the sale of any additional notes to purchase additional student loans. The indenture permits us to acquire alternative student loans that are not guaranteed by any federal guarantee agencies. Those alternative student loans may be privately guaranteed or they may not be guaranteed or insured by any third party. We may not acquire any alternative student loans unless we obtain confirmation from each rating agency then rating any of our outstanding notes that such acquisition will not result in its rating(s) of those notes being reduced or withdrawn. Alternative student loans may bear a lower rate of return and have a greater risk of loss from borrower defaults. Certain of the representations and warranties made by the seller or the depositor with respect to compliance with the Higher Education Act will generally be inapplicable to privately guaranteed student loans.

   We will not issue additional notes unless the following conditions have been satisfied:

  . The issuer and the indenture trustee have entered into a supplemental indenture providing the terms and forms of the additional notes.

  . The indenture trustee has received confirmation from each rating agency then rating any of our outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.

  . The indenture trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes (and any other conditions to such actions included in the indenture or any other supplemental indenture) have been satisfied.

   The indenture trustee is authorized under the indenture to establish any additional funds or accounts that it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

                                Use of Proceeds

   The issuer will not receive any proceeds from the exchange offer. The net proceeds the issuer received from the sale of $1,025,000,000 of the old notes, after paying expenses were $1,021,925,000. The net proceeds the issuer received from the sale of the old notes are described below:

                                                      Percentage of
             Fund or Account               Amount     Net Proceeds
             ---------------           -------------- -------------
             Acquisition Fund......... $  994,850,000     97.35%
             Reserve Fund............. $    5,125,000      0.50%
             Capitalized Interest Fund $   21,950,000      2.15%
                                       --------------    ------
                Total Uses............ $1,021,925,000    100.00%

                     Characteristics of the Student Loans


   The portfolio of student loans beneficially owned by the issuer consists of Federal Consolidation Loans that, as of the statistical cut-off date of December 31, 2002, had an aggregate principal balance of approximately $962,211,736. Included in this amount are Federal Consolidation Loans in the principal amount of approximately $20,400,000 that were acquired by the issuer immediately prior to December 31, 2002. No statistical information is presented as to those student loans in the tables below. Although the tables below do not include statistical information with respect to the approximately $20,400,000 of Federal Consolidation Loans acquired immediately prior to December 31, 2002, the issuer believes that the information set forth in the tables below is representative of the characteristics of those loans.


   We may also acquire any additional student loans added to our Federal Consolidation Loans within 180 days of their origination and additional student loans originated or acquired after December 31, 2002 in accordance with the indenture. All student loans transferred to the issuer are required to be not more than 90 days delinquent at the time of transfer.

   The depositor acquired and will acquire the student loans from the seller under a transfer and sale agreement with the seller and transferred and will transfer the student loans to the issuer under a transfer and sale agreement. No selection procedures believed by the seller to be adverse to the noteholders were used or will be used in selecting the student loans.

   The information described below with respect to the original term to maturity and remaining term of maturity of the student loans as of the statistical cut-off date may vary significantly from the actual term to maturity of any of the student loans as a result of the granting of deferral and forbearance periods with respect thereto.


   The information presented in this prospectus relating to the portfolio of student loans is as of December 31, 2002, excluding, however, student loans in the principal amount of approximately $20,400,000 acquired immediately prior to December 31, 2002. Following the transfer of additional student loans to the issuer as described above, the aggregate characteristics of the portfolio of student loans, including the composition of the student loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance, the distribution by remaining term to scheduled maturity, the distribution by borrower payment status and the distribution by number of days of delinquency, described in the following tables, may vary from those of the portfolio of Federal Consolidation Loans presented below.


   Set forth below in the following tables is a description as of the statistical cut-off date of certain characteristics of the student loans previously acquired by the issuer.


Composition of the Student Loan Portfolio as of the Statistical Cut-Off Date(1)



        Aggregate Outstanding Principal Balance........... $941,811,736
        Number of Borrowers...............................       34,993
        Average Outstanding Principal Balance Per Borrower $     26,914
        Weighted Average Remaining Term to Maturity(2)....          262
        Weighted Average Annual Borrower Interest Rate(3).         5.31%

--------

(1) Excludes student loans in the approximate principal amount of $20,400,000 acquired immediately prior to December 31, 2002.



(2) We determined the weighted average remaining term to maturity shown in the table above from the statistical cut-off date to the stated maturity date of the applicable student loan, including any current deferral or forbearance periods, but without giving effect to any deferral or forbearance periods that may be granted in the future.



(3) We determined the weighted average annual borrower interest rate shown in the table above without including any special allowance payments or any rate reductions that may be earned by borrowers in the future.

   Distribution of the Student Loans by Interest Rate as of the Statistical
                                Cut-Off Date(1)



                                  Outstanding             Percent of Loans
Interest Rate(2)               Principal Balance       By Outstanding Balance
----------------               -----------------       ----------------------
Less than 4.00%                  $ 78,538,823                    8.3%
4.00% to 4.49%                   $173,551,247                   18.4%
4.50% to 4.99%                   $262,396,225                   27.9%
5.00% to 5.49%                   $ 71,043,940                    7.5%
5.50% to 5.99%                   $ 40,006,983                    4.3%
6.00% to 6.49%                   $ 93,478,404                    9.9%
6.50% to 6.99%                   $141,724,119                   15.1%
7.00% to 7.49%                   $ 22,720,137                    2.4%
7.50% to 7.99%                   $ 25,674,817                    2.7%
8.00% to 8.49%                   $ 32,677,041                    3.5%

                                 ------------                    ----
   Total                         $941,811,736                  100.0%

                                 ============                  ======

--------

(1) Excludes student loans in the approximate principal amount of $20,400,000 acquired immediately prior to December 31, 2002.



(2) We determined the annual borrower interest rate shown in the table above without including any special allowance payments or any rate reductions that may be earned by borrowers in the future. Approximately 99.6% of the student loans (measured by outstanding principal balance) have fixed borrower interest rates, although a variable yield is provided by special allowance payments to the extent that the applicable special allowance payments calculation exceeds the fixed borrower interest rates for a given calendar quarter.


   Distribution of the Student Loans by Remaining Term to Scheduled Maturity

                    as of the Statistical Cut-Off Date (1)



 Remaining Total Term(2)                                     Percent Of Loans                Number
       (in months)         Outstanding Principal Balance  By Outstanding Balance          of Borrowers
 -----------------------   -----------------------------  ----------------------          ------------
         1 to 60                   $    194,994                     0.0%                         19
        61 to 120                  $  3,642,369                     0.4%                        443
       121 to 180                  $204,870,062                    21.8%                     14,291
       181 to 240                  $297,231,631                    31.6%                     12,041
       241 to 300                  $179,972,415                    19.1%                      4,705
       301 to 360                  $199,058,353                    21.1%                      2,845
    Greater than 360               $ 56,841,912                     6.0%                        649

                                   ------------                     ----                        ---
       Total                       $941,811,736                   100.0%                     34,993

                                   ============                   ======                     ======

--------

(1) Excludes student loans in the approximate principal amount of $20,400,000 acquired immediately prior to December 31, 2002.



(2) We determined the remaining term to maturity shown in the table above from the statistical cut-off date to the stated maturity date of the applicable student loan, including any current deferral or forbearance periods, but without giving effect to any deferral or forbearance periods that may be granted in the future.

         Distribution of the Student Loans by Borrower Payment Status

                     as of the Statistical Cut-Off Date(1)



                         Outstanding       Percent Of Loans       Number
       Status         Principal Balance By Outstanding Balance of Borrowers
       ------         ----------------- ---------------------- ------------
    Deferment           $ 88,564,375              9.4%             2,582
    Forbearance         $ 51,660,843              5.5%             1,380
    Repayment           $801,586,518             85.1%            31,031

                        ------------            -----             ------
           Total        $941,811,736            100.0%            34,993

                        ============            =====             ======

--------

(1) Excludes student loans in the approximate principal amount of $20,400,000 acquired immediately prior to December 31, 2002.


Distribution of the Student Loans in Repayment Status by the Number of Days of
                                  Delinquency

                     as of the Statistical Cut-Off Date(1)



                         Outstanding         Percent Of Loans       Number
  Days Delinquent(2) Principal Balance(3) By Outstanding Balance of Borrowers
  ------------------ -------------------- ---------------------- ------------
  Current to 30 days     $741,034,006              92.4%            28,831
   31 to 60 days         $ 22,198,202               2.8%               812
   61 to 90 days         $ 20,955,441               2.6%               740
   91 to 120 days        $  8,448,713               1.1%               324
  121 to 150 days        $  6,722,306               0.8%               235
  151 to 180 days        $    459,335               0.1%                20
  181 to 210 days        $    664,273               0.1%                24
  211 to 240 days        $    691,060               0.1%                25
  241 to 270 days        $    204,184               0.0%                11
  271 to 300 days        $    208,998               0.0%                 9

                         ------------             -----             ------
         Total           $801,586,518             100.0%            31,031

                         ============             =====             ======

--------

(1) Excludes student loans in the approximate principal amount of $20,400,000 acquired immediately prior to December 31, 2002.



(2) Substantially all of the student loans were originated after February 1, 2002. This short period of time is insufficient to provide significant historical performance data regarding repayment of the student loans and may not be indicative of future performance.



(3) Based only upon student loans in repayment status and excluding student loans in deferment or forbearance status.

  Geographic Distribution of the Student Loans as of the Statistical Cut-Off
                                    Date(1)



       Location By         Outstanding       Percent Of Loans       Number
     Borrower Address   Principal Balance By Outstanding Balance of Borrowers
     ----------------   ----------------- ---------------------- ------------
   Alabama.............   $ 11,736,999              1.2%              420
   Alaska..............   $  1,776,925              0.2%               79
   Arizona.............   $ 19,760,571              2.1%              657
   Arkansas............   $  4,056,900              0.4%              138
   California..........   $120,983,244             12.8%            4,286
   Colorado............   $ 22,307,023              2.4%              833
   Connecticut.........   $ 13,254,297              1.4%              484
   Delaware............   $  2,651,764              0.3%              102
   District of Columbia   $  4,247,992              0.5%              124
   Florida.............   $ 35,238,928              3.7%            1,264
   Georgia.............   $ 24,710,943              2.6%              846
   Hawaii..............   $  3,602,322              0.4%              135
   Idaho...............   $  5,057,595              0.5%              183
   Illinois............   $ 39,369,762              4.2%            1,445
   Indiana.............   $ 16,072,207              1.7%              637
   Iowa................   $ 10,165,761              1.1%              430
   Kansas..............   $  9,019,126              1.0%              338
   Kentucky............   $  9,661,428              1.0%              436
   Louisiana...........   $ 10,342,138              1.1%              353
   Maine...............   $  3,846,909              0.4%              153
   Maryland............   $ 21,274,678              2.3%              756
   Massachusetts.......   $ 25,782,766              2.7%            1,040
   Michigan............   $ 30,327,215              3.2%            1,174
   Minnesota...........   $ 24,791,815              2.6%            1,062
   Mississippi.........   $  4,871,154              0.5%              181
   Missouri............   $ 14,594,571              1.5%              526
   Montana.............   $  2,319,426              0.2%              100
   Nebraska............   $  6,232,313              0.7%              236
   Nevada..............   $  5,524,880              0.6%              198
   New Hampshire.......   $  5,263,397              0.6%              186
   New Jersey..........   $ 33,510,853              3.6%            1,200
   New Mexico..........   $  3,535,593              0.4%              128
   New York............   $ 74,727,922              7.9%            2,604
   North Carolina......   $ 17,860,842              1.9%              698
   North Dakota........   $  2,137,216              0.2%               98
   Ohio................   $ 54,189,138              5.8%            2,153
   Oklahoma............   $  7,379,247              0.8%              260
   Oregon..............   $ 12,172,212              1.3%              463
   Pennsylvania........   $ 62,153,228              6.6%            2,424
   Rhode Island........   $  4,546,775              0.5%              180
   South Carolina......   $  9,359,698              1.0%              339
   South Dakota........   $  3,911,477              0.4%              175
   Tennessee...........   $ 12,230,543              1.3%              428
   Texas...............   $ 44,464,292              4.7%            1,614
   Utah................   $  4,397,835              0.5%              135
   Vermont.............   $  1,799,388              0.2%               75
   Virginia............   $ 25,925,507              2.8%              965

      Location By           Outstanding       Percent Of Loans       Number
    Borrower Address     Principal Balance By Outstanding Balance of Borrowers
    ----------------     ----------------- ---------------------- ------------
 Washington.............   $ 20,752,748              2.2%               798
 West Virginia..........   $  4,605,526              0.5%               183
 Wisconsin..............   $ 27,348,624              2.9%             1,076
 Wyoming................   $    813,925              0.1%                36
 Unknown/Foreign Address   $  5,144,098              0.5%               159

                           ------------            -----             ------
        Total...........   $941,811,736            100.0%            34.993

                           ============            =====             ======



--------

(1) Excludes student loans in the approximate principal amount of $20,400,000 acquired immediately prior to December 31, 2002.




             Education Lending Group, Inc.'s Student Loan Program

General

   Education Lending Group, Inc., as seller, transferred the student loans to Education Funding Capital I, LLC, as depositor. Education Funding Capital I, LLC, as depositor, transferred the student loans to the Education Funding Capital Trust-I, as issuer, a trust established by the depositor in exchange for the net proceeds from the sale of the old notes. On the closing date of each student loan sale, Education Lending Group, Inc. sold and assigned to the related eligible lender trustee on behalf of the depositor, without recourse, except as provided in the related transfer and sale agreement, its entire interest in the student loans and all collections received and to be received with respect thereto for the period on and after the sale cut-off date provided for pursuant to the related transfer and sale agreement. Immediately upon giving effect to that sale, the depositor transferred and assigned to the eligible lender trustee on behalf of the issuer, without recourse, except as provided in the related transfer and sale agreement, its entire interest in the same student loans and all collections received and to be received with respect thereto for the period on and after the sale cut-off date and all of its rights under its related transfer and sale agreement with Education Lending Group, Inc.

   The student loans serving as collateral for the notes were selected from a portfolio of federally guaranteed student loans held by Education Lending Group, Inc. and its affiliates by several criteria, including:

  . each student loan is guaranteed as to principal and interest by a guarantee agency and is reinsured by the Department of Education under the Federal Family Education Loan Program;

  . each student loan was originated in the United States of America, its territories or its possessions in accordance with the Federal Family Education Loan Program;


  . each student loan was not more than 90 days delinquent as of the date of transfer to the issuer;


  . each student loan contains terms required by the program and the applicable guarantee agreements; and

  . each student loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

   Each federally guaranteed student loan will be identified in a schedule appearing as an exhibit to the related transfer and sale agreement.

   Education Lending Group, Inc. made representations, warranties and covenants with respect to the federally guaranteed student loans sold pursuant to the related transfer and sale agreement, including the following:

  . each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

  . Education Lending Group, Inc., as the holder of the beneficial ownership interest, and Fifth Third Bank, as the holder of the legal ownership interest, were the sole owners and holders of each student loan and had full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

  . the information provided with respect to the student loans was true and correct as of the sale cut-off date;

  . each student loan, on the date on which it was transferred to the issuer, was free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

  . each student loan sold under the transfer and sale agreement was guaranteed by a guarantee agency under the Federal Family Education Loan Program;

  . Education Lending Group, Inc., its affiliates and any independent servicer have each exercised until the scheduled date of sale, due diligence and reasonable care in making, administering, servicing and collecting the student loans;

  . Education Lending Group, Inc., or the lender that originated a student loan, has reported, or will report when required, the amount of origination fees and consolidation rebate fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of Education for the period in which the fee was authorized to be collected; and

  . Education Lending Group, Inc. or the originating lender has made, or will make when due, any refund of an origination fee collected in connection with any student loan that may be required pursuant to the Higher Education Act.

   At the request of the issuer or the indenture trustee, Education Lending Group, Inc. will be obligated to repurchase or substitute any student loan transferred to the depositor from Education Lending Group, Inc. and transferred to the issuer if:

  . certain representations or warranties made or furnished by Education Lending Group, Inc. in or pursuant to its respective transfer and sale agreement shall prove to have been materially incorrect as to the student loan;

  . the Secretary of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the transfer of the loan to the issuer; or

  . on account of any wrongful or negligent act or omission of Education Lending Group, Inc., the originating lender or its or their servicing agents that occurred prior to the transfer of a student loan to the issuer, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

   Upon the occurrence of any of the conditions set forth above and upon the request of the issuer or the indenture trustee, Education Lending Group, Inc. will be required to pay to the indenture trustee an amount equal to the sum of the then outstanding principal balance of such loan, plus any unamortized premium paid on the purchase of such loan, plus all interest accrued and unpaid on such loan, plus the applicable special allowance payments accrued and unpaid with respect to such loan from the applicable loan purchase date to and including the date of repurchase, plus all amounts owed to the Secretary of Education with respect to the repurchased loan.

   Education Lending Group, Inc. and its affiliates currently offer, or have acquired student loans that offer, incentive programs to borrowers. Under one of those incentive programs, the interest rate on a student loan may be reduced by up to 1% after the timely receipt (i.e., not less than 15 days delinquent) of the initial 48 payments from the borrower. This interest rate reduction is effective for as long as the borrower continues to make timely payments. Under another of those incentive programs, borrowers who authorize automatic payment of student loans from a checking or savings account receive an interest rate that is .25% less than the usual rate.

Additional Fundings


   Following the issuer's purchase of the pool of student loans from the depositor with the proceeds from the sale of the old notes, the depositor may from time to time purchase from Education Lending Group, Inc. certain additional student loans, subject to the criteria set forth above under the heading "Education Lending Group Inc.'s Student Loan Program--General". During a revolving period, the issuer may purchase those student loans from the depositor using amounts in the Acquisition Fund. The initial revolving period terminated on December 31, 2002. The issuer may establish a new revolving period upon confirmation from each rating agency then rating any of our outstanding notes that such action will not result in its rating(s) of those notes being reduced or withdrawn. We may not use amounts transferred to the Acquisition Fund during a revolving period to originate or acquire student loans that have characteristics that are materially and adversely different from the characteristics shown in the most recent cash flow projections provided to the rating agencies unless we first receive confirmation from each rating agency then rating any of our outstanding notes that the origination or acquisition of such student loans will not result in its rating(s) of those notes being reduced or withdrawn. Amounts remaining in the Acquisition Fund at the termination of any revolving period will be transferred to the Revenue Fund.



   During any revolving period, and until the first to occur of (a) the payment date on which the amount on deposit in the Acquisition Fund is less than $100,000, (b) an event of default occurring under the indenture, a servicer default occurring under the servicing agreement or an administrator default occurring under the administration agreement, or (c) an event of bankruptcy occurring with respect to the depositor or Education Lending Group, Inc., each purchase of a student loan will be funded by means of a transfer from the Acquisition Fund of an amount equal to the sum of the principal balance of such loan owed by the related borrower, plus any premium reflected in the cash flow projections, plus accrued borrower interest thereon.


   Borrowers may consolidate additional student loans with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. See "Federal Family Education Loan Program--Federal Consolidation Loan Program". As a result of the addition of any additional student loans, the related student loan may, in certain cases, have a different interest rate and a different final payment date.

The Issuer

   Education Funding Capital Trust-I, the issuer, is a bankruptcy remote, limited purpose Delaware business trust organized by the depositor under the laws of the State of Delaware, for the transactions described in this prospectus. The property of the issuer consists of:

  . a portfolio of student loans consisting of education loans to students and parents of students, legal title to which is held by the related eligible lender trustee on behalf of the issuer;

  . all funds collected or to be collected in respect of the student loans, including any payments made under the guarantee agreements covering the loans, on or after the sale cut-off date, including interest accrued on the student loans prior to the sale cut-off date whether or not to be capitalized (but excluding special allowance payments and interest subsidy payments accrued prior to the sale cut-off date); and

  . all moneys and investments on deposit in the trust accounts, including the Reserve Fund.

   The new notes will be secured by the property of the issuer. To facilitate servicing and to minimize administrative burden and expense, the servicer or sub-servicer will be appointed the custodian of the promissory notes representing the student loans for the issuer and the eligible lender trustee. The servicer or sub-servicer will hold those promissory notes for the benefit of the indenture trustee.

   The principal office of the issuer is c/o Fifth Third Bank, MD 10AT60, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

Eligible Lender Trustee

   Fifth Third Bank acts as the eligible lender trustee for the issuer and, as eligible lender trustee, acquired legal title to all student loans held in the trust estate and entered into a guarantee agreement with each of the guarantee agencies with respect to the student loans. The eligible lender trustee qualifies as an eligible lender and owner of all the federal student loans held by the issuer for all purposes under the Higher Education Act and the guarantee agreements. Education Lending Group, Inc., the depositor and the issuer will cooperate in taking any actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans while they are held beneficially by Education Lending Group, Inc., the depositor or the issuer.

   Failure of the federal student loans to be owned by an eligible lender would result in the loss of any guarantee payments from any guarantee agency and any federal assistance with respect to the federal student loans. The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee set forth in the related trust agreement and the related transfer and sale agreement. The eligible lender trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee.

   The administrator, on behalf of the issuer, may also remove the eligible lender trustee if the eligible lender trustee ceases to be eligible to continue as eligible lender trustee under the related trust agreement or if the eligible lender trustee becomes insolvent. In those circumstances, the administrator, on behalf of the issuer, will be obligated to appoint a qualified successor trustee. Any resignation or removal of an eligible lender trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

   The eligible lender trustee is acting as "eligible lender" with respect to the student loans as an accommodation to the issuer and not for the benefit of any other party. Notwithstanding any responsibility that the eligible lender trustee may have to the Secretary of Education or any guarantee agency under the Higher Education Act, the eligible lender trustee shall not have any responsibility for any action or inaction of the issuer or any other party in connection with the student loans and the documents, agreements, understandings and arrangements relating to the student loans.

   The principal office of the eligible lender trustee is Fifth Third Bank Center, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

Education Funding Capital I, LLC

   Education Funding Capital I, LLC, the depositor, is a bankruptcy remote wholly owned, special purpose subsidiary of Education Lending Services, Inc., formed to purchase student loans originated or acquired by Education Lending Group, Inc. and to transfer those student loans to the issuer. Because the depositor is not an institution eligible to hold legal title to student loans, the eligible lender trustee holds legal title to the student loans on behalf of the depositor.

   The depositor sold student loans to the issuer pursuant to a transfer and sale agreement between the depositor and the issuer in which the depositor made representations, warranties and covenants with respect to the student loans sold thereunder that are similar to those representations, warranties and covenants made in each transfer and sale agreement between Education Lending Group and the depositor.

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

   By forming the depositor to acquire the student loans that have been and will be transferred to the issuer, Education Lending Services, Inc. has taken steps intended to prevent any application for relief under any insolvency law from resulting in consolidation of the assets and liabilities of the depositor with those of the seller or the servicer. The depositor has received the advice of its counsel to the effect that, subject to specified facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate legal existence of the depositor and to require the consolidation of the assets and liabilities of the depositor with the assets and liabilities of the seller or the servicer in the event of the application of any insolvency laws to the seller or the servicer. Among other things, it is assumed by counsel that the depositor will follow certain procedures in the conduct of its affairs, including:

  . maintaining records and books of accounts separate from those of the seller and the servicer;

  . refraining from commingling its assets with those of the seller or the servicer; and

  . refraining from holding itself out as having agreed to pay, or being liable for, the debts of the seller or the servicer.

   The depositor intends to follow those and other procedures related to maintaining its separate identity. There can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the servicer or the seller. If a court were to reach that conclusion, or a filing were made under any insolvency laws by or against the depositor, or if an attempt were made to litigate any of the above issues, delays in distributions on the notes could occur or reductions in the amounts of those distributions could result. See "Risk Factors--If sale of student loans from the seller to the depositor or from the depositor to the issuer is not a true sale, delays or reductions in payments to you could result" and--"Bankruptcy of the depositor, the servicer or the seller could result in accelerated prepayment on notes, reductions in payment or delays in payment".


   After the occurrence of any event of bankruptcy or insolvency of the depositor, the student loans and other assets of the issuer may be liquidated. The proceeds from that liquidation would be treated as collections on those assets and deposited under the indenture. There can be no assurance that the proceeds from the liquidation of those assets and amounts (if any) on deposit in the funds and accounts held under the indenture would be sufficient to pay the notes.


   We have structured the transactions described in this prospectus to increase the likelihood that the transfers of student loans from the seller to the depositor and the transfers of student loans from the depositor to the issuer will each be deemed a "true sale." If each transfer constitutes a "true sale", then the student loans and related proceeds would not be property of the seller or the depositor should either of them become subject to any insolvency law.

   Upon each issuance of the old notes, the depositor received the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the seller to the depositor and the transfer of the student loans by the depositor to the issuer each would be characterized as a "true sale".

Education Lending Group, Inc.

  General

   Education Lending Group, Inc. (formerly known as Direct III Marketing, Inc.) is focused primarily on federally guaranteed student loans, private student loans and related loan servicing and intends to become a full service provider of financial aid products to students, parents and schools. This will include, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing, and secondary market liquidity management.

   In September, 2001, through its wholly-owned direct and indirect subsidiaries, Grad Partners, Inc. (now known as Education Lending Services, Inc.) and Grad Partners Premier, LLC (now known as Education Funding

Resources, LLC), Education Lending Group, Inc. began operations related to originating, purchasing, and providing services related to the student loan industry. Education Lending Services, Inc. currently has 56 employees carrying out these functions. In November 2001, Education Lending Group, Inc. initiated business operation of its subsidiary, Student Loan Xpress, Inc., which focuses on making its student loan products available to qualified students attending colleges and universities across the country. Student Loan Xpress, Inc. currently has 28 employees, almost all of whom were former employees of American Express Educational Loans, which exited the student loan business at the end of 2001. Since the beginning of 2002, the company's national sales force has been successful in achieving over 322 school lender list appointments for Student Loan Xpress, Inc. Education Lending Group, Inc., through its subsidiaries, originates or purchases student loans originated under the Federal Family Education Loan Program that are eligible for guarantee from the Department of Education, HEAL (Health Education Assistance Loan) loans eligible for guarantee by the Secretary of the Department of Health and Human Services, Federally guaranteed consolidation loans, and certain other eligible student loans.


   Education Lending Group, Inc. was incorporated on March 26, 1999. All of its outstanding shares of capital stock were initially owned by Whirlwind Ventures, Inc., a Florida corporation. On May 24, 1999, Whirlwind Ventures, Inc., was merged into Education Lending Group, Inc., with Education Lending Group, Inc., being the surviving corporation and assuming all obligations and obtaining all rights of Whirlwind Ventures, Inc. On the merger date, each issued and outstanding share of Whirlwind Ventures, Inc. was exchanged for one share of capital stock of Education Lending Group, Inc., and the outstanding shares of common stock of Education Lending Group, Inc. owned by Whirlwind Ventures, Inc. at the time of the merger were canceled.

  Executive Officers

   The executive officers of Education Lending Group, Inc. and their positions are set forth below:

Name             Position
----             --------
Robert deRose... Director and Chief Executive Officer

Michael H. Shaut Director, President, and Chief Operating Officer
                 (President of Education Lending Services, Inc. and Education Funding
                 Resources, LLC)

James G. Clark.. Director, Executive Vice President, and Chief Financial Officer
                 (Executive Vice President and CFO of Education Lending Services, Inc.,
                 Education Funding Resources, LLC, and Student Loan Xpress, Inc.)

Douglas L. Feist Director, Executive Vice President, Secretary, and General Counsel
                 (Executive Vice President and Secretary of Education Lending Services, Inc.,
                 Education Funding Resources, LLC, and Student Loan Xpress, Inc.)

   Robert deRose, Director since 1999; Chairman of the Board of Directors and Chief Executive Officer of Education Lending Group, Inc. Mr. deRose has been Chief Executive Officer of Education Lending Group, Inc. since April 1999 and was President of Education Lending Group, Inc. from April 1999 until March 1, 2001. Mr. deRose was the President and Chief Executive Officer of American Express Educational Loans, one of the largest student financial aid lenders in the country, from October 1995 through January 1998 and continued to provide consulting services through April 1999. Mr. deRose founded The Educational Funding Company LLC (American Express Educational Loans) and developed innovative direct marketing programs in the areas of telemarketing, direct mail and e-commerce. Mr. deRose is currently a Director and President of the Survivors Rehabilitation Foundation and The deRose Foundation.

   Michael H. Shaut, Director, President and Chief Operating Officer of Education Lending Group, Inc. and President of Education Lending Services, Inc., a wholly owned subsidiary of Education Lending Group, Inc. Mr. Shaut has been the President and Chief Operating Officer of Education Lending Group, Inc. since March 1,

2001 and has been President of Education Lending Services, Inc. since its incorporation on October 3, 2000. Mr. Shaut was formerly the President and Chief Executive Officer of Student Loan Funding Resources, Inc., an originator and secondary market purchaser of federally guaranteed and private student loans, from 1999 until October 2000. Mr. Shaut was instrumental in selling the company to Student Loan Marketing Association (Sallie Mae) in 2000. Mr. Shaut was President of Education Planning Services, Inc., a joint venture company with Arthur Anderson, LLC focused on providing strategic consulting services to the higher education finance community, during 1998 and 1999. From December 1995 through June of 1998, Mr. Shaut was Executive Vice President and Chief Operating Officer of The Student Loan Funding Corporation (now known as Student Loan Funding Resources, Inc.) where Mr. Shaut managed the day to day operations of the company.

   James G. Clark, Director, Executive Vice President and Chief Financial Officer of Education Lending Group, Inc. and Executive Vice President and Chief Financial Officer of the subsidiaries, Education Lending Services, Inc. and Student Loan Xpress, Inc. Mr. Clark has been Chief Financial Officer of Education Lending Group, Inc. since April 1999, Executive Vice President since March 1, 2001 and Executive Vice President and Chief Financial Officer of Education Lending Services, Inc. and Student Loan Xpress, Inc. since their incorporation. Mr. Clark was formerly the Chief Financial Officer of DTS Communications, Inc., a software development company bringing electronic closing services to the real estate industry, from May 1996 until February 1998. As Chief Financial Officer, Mr. Clark was responsible for all of the financial affairs of DTS, including budgeting, banking, cash management, investor relations, insurance and financial reporting. Mr. Clark was also responsible for developing and implementing the company's procedures in the areas of purchasing, collections/accounts receivable, inventory, credit approval, payroll/human resources, payment terms and travel.

   Douglas L. Feist, Director, Executive Vice President, Secretary and General Counsel of Education Lending Group, Inc. and Executive Vice President and Secretary of the subsidiaries, Education Lending Services, Inc. and Student Loan Xpress, Inc. Mr. Feist has been Secretary and General Counsel of Education Lending Group, Inc. since April 1999, Executive Vice President since March 1, 2001 and Executive Vice President and Secretary of Education Lending Services, Inc. and Student Loan Xpress, Inc. since their incorporation. Mr. Feist was a Senior Vice President and General Counsel of UBL Financial Corporation, an insurance services holding company, from February 1993 through December 1998. Mr. Feist joined Mr. deRose at The Educational Funding Company LLC (American Express Educational Loans) in October 1995 as an owner, Senior Vice President and General Counsel. Mr. Feist currently serves as a Director for Gordon Composites, Inc., Datavision Technologies Corporation and Nytro Multisport Technology, Inc. and is the sole Director and officer of Douglas L. Feist Professional Corporation.

  Additional Information

   Education Lending Group, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on its regional public reference rooms.

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. SEC filings of Education Lending Group, Inc. are also available to the public at the SEC's web site at http://www.sec.gov.

                        Servicing of the Student Loans

The Servicing Agreement

   We have entered into a servicing agreement with Education Lending Services, Inc., a wholly-owned subsidiary of Education Lending Group, Inc., which continues until the earlier of:

  .   termination of the indenture;

  . early termination after material default by the servicer as provided for in the servicing agreement; or

  . the student loans serviced under the servicing agreement having been paid in full.

   Under the servicing agreement, the servicer is responsible for servicing all student loans acquired from time to time on behalf of the issuer. The servicer is responsible for performing all services and duties customary to the servicing of student loans including all collection practices and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the guarantee agreements and all laws and regulations applicable to its activities under the servicing agreement. The servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. The servicer may perform its servicing obligations under the servicing agreement through one or more subservicing agreements with other eligible third-party servicers under the Higher Education Act, provided that the indenture trustee has received confirmation from each rating agency then rating any of our outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of the use of one or more eligible third-party servicers.

   Without limiting the foregoing, the duties of the servicer with respect to the issuer under the servicing agreement include, but are not limited to, the following:

  . collecting and delivering to the indenture trustee all payments with respect to the student loans, including filing appropriate claims for any guarantee payments, any interest subsidy payments and special allowance payments with respect to the student loans;

  .   responding to inquiries of borrowers on the student loans;

  . taking such actions as are required under the Higher Education Act with respect to delinquencies;

  . pursuing, filing and collecting all payments with respect to the student loans;

  .   providing periodic reports of all monetary transactions;

  .   furnishing monthly statements to the trustees; and

  . paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in servicing the student loans.

Servicer Covenants

   The servicer has agreed that:

  . it will satisfy all of its obligations set forth in the servicing agreement, maintain in effect all qualifications required to service the student loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on its ability to service the student loans;

  . it will not permit any rescission or cancellation of a student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50; and

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

  . it will not reschedule, revise, defer or otherwise compromise payments due on any student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the student loans.

   Upon the discovery of a breach of certain covenants that have a materially adverse effect on any student loans serviced by it, the servicer will be obligated to purchase or substitute the affected student loans unless the breach is cured within the applicable cure period specified in the servicing agreement. Any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantee agency but that does not affect that guarantee agency's obligation to guarantee payment of a student loan will not be considered to have a material adverse effect.

   The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the issuer for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the issuer may enforce, but the breach of those obligations will not constitute an event of default under the indenture.

Servicing Compensation

   The servicer will receive a servicing fee equal to 0.10% per annum of the average monthly outstanding principal balance of student loans serviced. The servicing fee may be increased if the indenture trustee has received confirmation from each rating agency then rating any of our outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of such increase. The servicer will also receive administrative fees, expenses and similar charges payable to third-party service providers with respect to our notes. The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee and the administrative fees, expenses and similar charges payable to third-party service providers will have a payment priority over our notes; provided, however, that payment of the servicing fee of the servicer will have a payment priority over our notes only so long as (a) the parity percentage and the senior parity percentage, calculated as of the month in which the servicing fee is to be paid, are not less than 98% and 103%, respectively, and (b) the interest rate on any series of our notes has not been set at the net loan rate during the previous 12 months.

Matters Regarding the Servicer

   The servicing agreement provides that the servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the servicing agreement, provided that the indenture trustee has received confirmation from each rating agency then rating any of our outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of such assumption of the servicer's obligations and duties.

   The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuer or the noteholders for taking any action or for refraining from taking any action pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicing agreement provides that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicing agreement does, however, provide that the servicer may undertake any reasonable action that it deems necessary or desirable in respect of the servicing agreement and the interests of the noteholders.

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

   Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement.

Servicer Default

   A servicer default under the servicing agreement will consist of:

  . any failure by the servicer to deliver to the indenture trustee any payment required under the servicing agreement, which failure continues unremedied for 3 business days after written notice of such failure is received by the servicer from the eligible lender trustee, the indenture trustee or the administrator or after discovery of such failure by an officer of the servicer; or

  . any breach of a representation or warranty of the servicer contained in the servicing agreement or failure by the servicer to observe or to perform in any material respect any term, covenant or agreement set forth in the servicing agreement, which breach or failure shall (i) materially and adversely affect the rights of the noteholders or any derivative product counterparties and (ii) continue unremedied for a period of 60 days after the date of discovery of such failure by an officer of the servicer or on which written notice of such breach or failure, requiring the same to be remedied, shall have been given (A) to the servicer, by the indenture trustee, the eligible lender trustee or the administrator, or (B) to the servicer, the indenture trustee and the eligible lender trustee by holders of 25% or more of the notes; or

  .   the occurrence of an event of bankruptcy involving the servicer; or

  . any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

   A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected student loans and to pay to the issuer the amount of any program payments lost as a result of the servicer's actions.

Rights Upon Servicer Default

   As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes, by notice then given in writing to the servicer (and to the indenture trustee and the eligible lender trustee if given by the noteholders) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders, and not the eligible lender trustee, will have the ability to remove the servicer if a default occurs while the notes are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements, provided that the indenture trustee has received confirmation from each rating agency then rating any of our outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of the appointment of such successor servicer.

   The predecessor servicer shall cooperate with the successor servicer, the indenture trustee and the eligible lender trustee in effecting the termination of the responsibilities and rights of the servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts held by the servicer for deposit at the time of transfer. All reasonable costs and expenses incurred in connection with transferring the student loans to the successor servicer shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses.

   If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans; provided, however, that the

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

indenture trustee shall act as servicer until such successor has been appointed. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

   The holders of a majority of our outstanding notes, in the case of any servicer default that does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts in accordance with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any servicer default arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

   The issuer may designate another servicer with respect to its student loans. Any servicer, other than Education Lending Services, Inc., may be appointed only if each rating agency then rating any of our outstanding notes provides written confirmation that the appointment of the new servicer will not adversely affect its rating(s) of those notes.

Description of Subservicer

   Our student loans are currently subserviced by Great Lakes Educational Loan Services, Inc. ("GLELSI"), pursuant to a subservicing agreement with Education Lending Services, Inc. Under the subservicing agreement, GLELSI is responsible for servicing all student loans that are originated under the Higher Education Act and acquired from time to time on behalf of the issuer for which GLELSI is retained as subservicer. GLELSI is responsible for performing all services and duties customary to the servicing of student loans and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the applicable guarantee agreements and applicable regulations of the U.S. Department of Education. GLELSI is required to maintain its eligibility as a third-party servicer under the Higher Education Act. The following information has been provided to the issuer by GLELSI and has not been verified by the issuer or the broker-dealers. No representation is made by the issuer or the broker-dealers as to the accuracy or completeness of this information.

   GLELSI is a wholly owned subsidiary of Great Lakes Higher Education Servicing Corporation ("GLHESC"), a Wisconsin nonstock, non-profit corporation whose sole member is Great Lakes Higher Education Corporation ("GLHEC"). The primary operations center for GLHEC and its affiliates (including GLHESC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC and affiliates and third party guaranty agencies and lender servicing and origination functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.

   As of November 30, 2002, GLELSI serviced 1,241,305 student and parental accounts with an outstanding balance of $12.0 billion for over 1,200 lenders nationwide. As of November 30, 2002, 61% of the portfolio serviced by GLELSI was in repayment status, 4% was in grace status and the remaining 35% was in interim status. GLELSI will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

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Administration of the Student Loans

   We previously have entered into an administration agreement with Education Lending Services, Inc., as administrator. Under the administration agreement, the administrator agreed to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and the related transfer and sale agreement. Those services include:

  . directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

  . causing federally guaranteed student loans to be held by an eligible lender under the Higher Education Act at all times that such student loans are a part of the trust estate;

  . preparing, based on periodic data received from the servicer, and providing annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

  . providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the related transfer and sale agreement.

   As compensation, the administrator will receive an administration fee of 0.05% per annum of the average monthly outstanding principal balance of student loans in the trust estate. The administration fee may be increased if the indenture trustee has received confirmation from each rating agency then rating any of our outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of such increase. The administration fee will have a payment priority over our notes, so long as (a) the parity percentage and the senior parity percentage, calculated as of the month in which the administration fee is to be paid, are not less than 98% and 103%, respectively, and (b) the interest rate on any series of our notes has not been set at the net loan rate during the previous 12 months.

   Education Lending Services, Inc. may assign its obligations and duties as administrator to an affiliate if each rating agency then rating any our of our outstanding notes confirms that the assignment will not result in a downgrading or a withdrawal of its rating(s) of those notes. No resignation will become effective until a successor administrator has assumed the duties of Education Lending Services, Inc. under the administration agreement.

Administrator Default

   An administrator default under the administration agreement will consist of:

  . any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for 5 business days after notice or discovery; or

  . any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in the administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given to the administrator; or

  .   the occurrence of an event of bankruptcy involving the administrator; or

  . any representation or warranty made by the administrator in the administration agreement or a related agreement, shall prove to be untrue or incomplete in any material respect.

Rights Upon Administrator Default

   As long as any administrator default remains unremedied, the indenture trustee or holders of not less than 25% of our outstanding notes may terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement.

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   The predecessor administrator shall cooperate with the successor administrator, the indenture trustee and the eligible lender trustee in effecting the termination of the responsibilities and rights of the predecessor administrator under the administration agreement. All reasonable costs and expenses incurred in connection with such transfer of responsibilities shall be paid by the predecessor administrator upon presentation of reasonable documentation of such costs and expenses. The successor administrator will be entitled to similar compensation arrangements.

   If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless each rating agency then rating any of our outstanding notes confirms that the payment of that compensation will not result in its rating(s) of those notes being reduced or withdrawn.

Evidence as to Compliance

   The administration agreement provides that an independent public accountant will furnish to the issuer, the eligible lender trustee, indenture trustee and any derivative product counterparties an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated into the agreement. The independent public accountant will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

   The administration agreement requires the administrator to deliver to the issuer, the eligible lender trustee, indenture trustee and any derivative product counterparties concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to the officer's knowledge, the administrator has fulfilled its obligations under the administration agreement. If there has been a material default the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.

   You may obtain copies of those reports and certificates by a request in writing to the indenture trustee.

Waiver of Past Defaults

   The holders of a majority of our outstanding notes, in the case of any administrator default that does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders, waive any default by the administrator. Upon any such waiver of a past default, such default shall cease to exist, and any administrator default arising therefrom shall be deemed to have been remedied for every purpose of the administration agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

           Description of the Federal Family Education Loan Program

   The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

   The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The 1998 Amendments to the Higher Education Act extended the authorization for the Federal Family Education Loan Program through September 30, 2004. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

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   Generally, a student is eligible for loans made under the Federal Family
Education Loan Program only if he or she:

  . has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

  . is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

  . has agreed to promptly notify the holder of the loan of any address change; and

  .   meets the applicable "needs" requirements.

   Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured promissory note.

   The Higher Education Act also establishes maximum interest rates for each of the various types of loans. Those rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

Types of Loans

   Four types of loans are currently available under the Federal Family Education Loan Program:

  .   Subsidized Federal Stafford Loans,

  .   Unsubsidized Federal Stafford Loans,

  .   Federal PLUS Loans, and

  .   Federal Consolidation Loans.

   Those loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of those loan types have had other names in the past. References to those various loan types include, where appropriate, their predecessors.

   The primary loan under the Federal Family Education Loan Program is the Subsidized Federal Stafford Loan. Students who are not eligible for Subsidized Federal Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Federal Stafford Loans. Parents of students may be able to obtain Federal PLUS Loans. Federal Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Federal Supplemental Loans for Students ("Federal SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Subsidized Federal Stafford Loans.

Subsidized Federal Stafford Loans

   General. Subsidized Federal Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Federal Stafford Loans have limits as to the maximum amount that may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study.

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   Both aggregate limitations exclude loans made under the Federal SLS and
Federal PLUS Programs. The Secretary of Education has discretion to raise those limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

   Subsidized Federal Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Federal Stafford Loans for secondary market acquisition.

   Interest Rates For Subsidized Federal Stafford Loans. For a Subsidized Federal Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

   (1) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

   (2) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

   (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

   (4) is 8% per annum for the period from the disbursement of the loan to the date that is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

   (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

   For a Subsidized Federal Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the Federal Family Education Loan Program:

   (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Subsidized Federal Stafford Loan, 8% per annum; or

   (7) for a loan made on or before July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

     . 7% per annum in the case of a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clause (1) above;

     .   8% per annum in the case of:

        . a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clause (3) above,

        . a Subsidized Federal Stafford Loan that has not been in repayment for four years and that was made to a borrower who has a loan described in clause (4) above,

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        .   a Subsidized Federal Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Subsidized Federal Stafford Loan or an Unsubsidized Federal Stafford Loan;

     . 9% per annum in the case of a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Subsidized Federal Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Subsidized Federal Stafford Loan or an Unsubsidized Federal Stafford Loan; and

     . 10% per annum in the case of a Subsidized Federal Stafford Loan that has been in repayment for four years or more and that was made to a borrower who has a loan described in clause (4) above.

   The interest rate on all Subsidized Federal Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Subsidized Federal Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During deferment periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

   For Subsidized Federal Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

   For loans made on or after July 1, 2006, the applicable interest rate will be 6.8%. There can be no assurance that the interest rate provisions for those loans will not be further amended.

Unsubsidized Federal Stafford Loans

   General. The Unsubsidized Federal Stafford Loan Program was created by Congress in 1992 for students who do not qualify for Subsidized Federal Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. Those students are entitled to borrow the difference between the Stafford Loan maximum and their Subsidized Federal Stafford Loan eligibility through the Unsubsidized Federal Stafford Loan program. The general requirements for Unsubsidized Federal Stafford Loans are essentially the same as those for Subsidized Federal Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Federal Stafford Loans are the same as the Subsidized Federal Stafford Loans. However, the terms of the Unsubsidized Federal Stafford Loans differ materially from Subsidized Federal Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins. Unsubsidized Federal Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Federal Stafford Loan without regard to need.

   Interest Rates For Unsubsidized Federal Stafford Loans. Unsubsidized Federal Stafford Loans are subject to the same interest rate provisions as Subsidized Federal Stafford Loans.

Federal Plus Loans

   General. Federal PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For Federal PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined

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pursuant to criteria established by the Department of Education. The basic provisions applicable to Federal PLUS Loans are similar to those of Subsidized Federal Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans.

   However, Federal PLUS Loans differ significantly from Subsidized Federal Stafford Loans, particularly because federal interest subsidy payments are not available under the Federal PLUS Loan program and special allowance payments are more restricted.

   Interest Rates For Federal PLUS Loans. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a Federal PLUS Loan:

  . made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

  . made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

  . made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

  . made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

  . made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum);

  . made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum;


  . made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1, 1998 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum); or


  . made on or after July 1, 2006, the applicable rate under current law will be 7.9%.


   For any 12-month period beginning on July 1, 2001 or any succeeding year, the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 preceding such July 1 will be substituted for the 52-week Treasury bill as the index for interest rate calculations. Rates effective on Federal PLUS Loans are subject to change by action of the United States Congress.


Federal SLS Loans

   General. Federal SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a Federal PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for Federal SLS Loans was determined without regard to need. Federal SLS Loans are similar to Subsidized Federal Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, Federal SLS Loans differ significantly from Subsidized Federal Stafford Loans, particularly because federal interest subsidy payments are not available under the Federal SLS Loan program and special allowance payments are more restricted.

   Interest Rates For Federal SLS Loans. The applicable interest rates on Federal SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Federal PLUS Loans made at the same time. For

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Federal SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Federal PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Federal Consolidation Loans

   General. The Higher Education Act authorizes a program under which borrowers may be eligible to consolidate their various student loans into a single loan that is insured and reinsured on a basis similar to Federal Stafford Loans and PLUS loans. Federal Consolidation Loans may be obtained in an amount sufficient to pay outstanding principal, unpaid interest, collection costs and late charges on various individual student loans. Loans that can be consolidated include the Federal Family Education Loan Program Loans, Perkins Loans, Health Professional Student Loan Programs, Nursing Student Loans and Health Education Assistance Loans. To be eligible for a Consolidation Loan, a borrower must:

  . have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs, and

  .   be in repayment status or in a grace period, or

  . be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

   A married couple who agree to be jointly liable on a Federal Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Federal Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, Federal PLUS Loans could not be included in the Consolidation Loan. For Federal Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following the origination of the Federal Consolidation Loan.

   Interest Rates For Federal Consolidation Loans. A Federal Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Federal Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Federal Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding those general interest rates, the portion, if any, of a Federal Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Federal Consolidation Loans made on or after October 1, 1998 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest 1/8th of 1%. For a discussion of required payments that reduce the return on Federal Consolidation Loans, see "Fees--Rebate Fees on Federal Consolidation Loans".

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Maximum Loan Amounts

   Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Federal Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Federal Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

   Loan Limits For Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans. Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans, including that portion of a Federal Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs that the Secretary of Education determines to be exceptionally expensive.

   Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Federal Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Federal Stafford Loans that a borrower could have outstanding, including that portion of a Federal Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

   Loan Limits For Federal PLUS Loans. For Federal PLUS Loans made on or after July 1, 1993, the amounts of Federal PLUS Loans are limited only by the student's unmet need. Prior to that time Federal PLUS Loans were subject to limits similar to those of Federal SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

   Loan Limits For Federal SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education can borrow an Federal SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students can borrow up to $10,000 per year. Federal SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, Federal SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of Federal SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of Federal SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of Federal SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Federal Stafford Loans".

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

Disbursement Requirements

   The Higher Education Act now requires that virtually all Federal Stafford Loans and Federal PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than 30 days after the enrollment period begins.

Repayment

   Repayment Periods. Loans made under the Federal Family Education Loan Program, other than Federal Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding Federal Family Education Loan Program loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Federal Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods that vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Federal Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal of a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Federal Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods".

   In the case of Federal SLS, PLUS and Consolidation Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an Federal SLS Loan who also has a Stafford Loan may defer repayment of the Federal SLS Loan to coincide with the commencement of repayment of the Subsidized Federal Stafford Loan or Unsubsidized Federal Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

   Each student loan provides for amortization of its outstanding principal balance over a series of regular payments. In most cases, the payment amount does not change over the life of the loan, although graduated and income-sensitive payment schedules are also available to borrowers. Typically, each regular payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the student loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of the student loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable deferral periods or forbearance periods, the borrower pays a regular

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

installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the student loan.

   Income Sensitive Repayment Schedules. Since 1992, lenders of Federal Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and Federal SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The issuer may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

   Deferment Periods. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan that was disbursed before July 1, 1993, deferments are available:

  . during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

  . during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

  . during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

  . during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization that is exempt from taxation under Section 501(c)(3) of the Code;

  . during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

  . during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

  . during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

  . during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

  . during a period, not in excess of 6 months, while the borrower is on parental leave; and

  . only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age

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

      children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

  . For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

  . during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary of Education;

  . during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

  . during a period not in excess of three years for any reason that the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

   Prior to the 1992 changes, only certain of the deferment periods described above were available to Federal PLUS Loan borrowers, and only certain deferment periods were available to Federal Consolidation Loan borrowers. Prior to the 1986 changes, Federal PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the maximum term.

   Forbearance Period. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

   Interest Payments During Grace, Deferment and Forbearance Periods. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized not more frequently than quarterly.

Fees

   Guarantee Fee. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Federal Consolidation Loans. However, borrowers may be charged an insurance fee to cover the costs of increased or extended liability with respect to Federal Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Federal Stafford Loans.

   Origination Fee. An eligible lender is authorized to charge the borrower of a Subsidized Federal Stafford Loan, an Unsubsidized Federal Stafford Loan or Federal PLUS Loan an origination fee in an amount not to exceed 5% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Federal

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

Stafford Loan an or a Federal PLUS Loan origination fee in the amount of 3% of the principal amount of the loan. Those fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. Those fees are not retained by the lender, but must be passed on to the Secretary of Education.

   Lender Origination Fee. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

   Rebate Fee on Federal Consolidation Loans. The holder of any Federal Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to 0.0875% (1.05% per annum) of the principal amount of, and accrued interest on the Federal Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to 0.62%.

Interest Subsidy Payments

   Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Subsidized Federal Stafford Loans and Federal Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Federal Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Subsidized Federal Stafford Loans, except that Federal Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the Federal Consolidation Loan that repays Subsidized Federal Stafford Loans or similar subsidized loans made under the direct loan program.

   In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

   The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest that accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

Special Allowance Payments

   The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible holders of qualifying loans. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

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

   Federal Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans. The effective formulas for special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

                   Date of Loans           Annualized SAP Rate
             -------------------------  -------------------------
             On or after October 1,     T-Bill Rate less
               1981.................... Applicable Interest Rate
                                        + 3.5%
             On or after November 16,   T-Bill Rate less
               1986.................... Applicable Interest Rate
                                        + 3.25%
             On or after October 1,     T-Bill Rate less
               1992.................... Applicable Interest Rate
                                        + 3.1%
             On or after July 1, 1995.. T-Bill Rate less
                                        Applicable Interest Rate
                                        + 2.5%(1)
             On or after July 1, 1998.. T-Bill Rate less
                                        Applicable Interest Rate
                                        + 2.8%(2)
             On or after January 1,     3-Month Commercial Paper
               2000.................... Rate less Applicable
                                        Interest Rate + 2.34%(3)

--------
(1) Applies to Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans prior to the time such loans enter repayment and during any deferment periods.
(2) Substitute 2.2% in this formula while such loans are in-school, during the grace period, and during any deferment periods.
(3) Substitute 1.74% in this formula while such loans are in-school, during the grace period, and during any deferment periods.

   The effective formulas for special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. There are minimum special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans acquired with proceeds of tax-exempt obligations, which rates effectively ensure an overall minimum return of 9.5% on such loans. However, loans acquired with the proceeds of tax-exempt obligations originally issued after September 30, 1993 are not assured of a minimum special allowance payment.

   Federal PLUS and Federal SLS Loans. For Federal PLUS and Federal SLS Loans that bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for Federal PLUS Loans" and "Interest Rates for Federal SLS Loans". Special allowance payments are paid with respect to Federal PLUS Loans made on or after October 1, 1992 only if the rate that would otherwise apply exceeds 10% per annum. For Federal PLUS Loans made after July 1, 1998 and before July 1, 2006, special allowance is paid only if the sum of the 91-day Treasury bill rate determined at an auction held on June 1 of each year plus 3.1% exceeds 9.0%. For PLUS Loans disbursed on or after July 1, 2006 a special allowance shall not be paid during any 12-month period unless the 3-month commercial paper rate plus 2.64 percent exceeds 9.0%.

   Federal Consolidation Loans. The effective formulas for special allowance payment rates for Consolidation Loans are summarized in the following chart.

                   Date of Loans           Annualized SAP Rate
             -------------------------  -------------------------
             On or after October 1,     T-Bill less Applicable
               1998.................... Interest Rate + 3.1%
             On or after January 1,     3-month Commercial Paper
               2000.................... Rate less Applicable
                                        Interest Rate + 2.64%

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

Special allowances are payable with respect to a consolidation loan only if the formula described under Annualized SAP Rate exceeds the rate of interest determined for that consolidation loan. The portion, if any, of a Federal Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

   The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

   Special allowance payments and interest subsidy payments are reduced by the amount that the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments.

Recent Federal District Court Decision

   On December 10, 2002, the United States District Court for the Eastern District of Virginia in College Loan Corporation v. SLM Corporation, et al., Civil Action No. 02-1377-A, an action by plaintiff for damages and other relief based, inter alia, on defendants' breach of contract and tortious interference with plaintiff's prospective contracts, issued a Memorandum Opinion granting in part defendants' Motion to Dismiss the Complaint. In its opinion, the court, adopting the legal position advanced by the defendant, held that "...the HEA [Higher Education Act] preempts state law actions that implement the HEA to satisfy an element of a common law claim between lenders and servicers" and agreed that plaintiff could not "...employ the purported violations of the HEA to satisfy elements of its state law [contract and tort] claims."

   This court's decision is not binding on any of the parties to this transaction. However, if followed by other courts, this court's holding could result in a party to a servicing agreement being unable to obtain judicial enforcement of the remedies against the servicer provided in its servicing agreement if enforcement would require the party to demonstrate that the servicer had failed to comply with the Higher Education Act. The court's decision might also be read more broadly to prohibit judicial enforcement of provisions in other contracts requiring compliance with the Higher Education Act (for example, provisions requiring such compliance in guarantee agreements with guarantee agencies and loan purchase agreements) commonly used in the Federal Family Education Loan Program. The application of the court's holding to disputes among the parties to the agreements underlying this transaction could adversely affect the sources of payment of the notes. See "Servicing of the Student Loans" and "Description of the Guarantee Agencies."

                     Description of the Guarantee Agencies

General

   Each student loan is required to be guaranteed as to principal and interest by one of the guarantee agencies described below and reinsured by the United States Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some student loans, interest subsidy payments by the United States Department of Education. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

   A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans that it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

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

   Guarantee agencies have two separate funds, a federal reserve fund and an agency operating fund. In general, a guarantee agency's federal reserve fund has been funded principally by administrative cost allowances and other payments made by the Secretary of Education, guarantee fees paid by borrowers, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that has been retained by the guarantee agency.

   Various changes to the Higher Education Act and practices of guarantee agencies have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. The changes and practices include:

  . the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages on new loans;

  . the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994, and the widespread practice among guarantee agencies of charging no fee or less than the maximum authorized fee;

  . the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

  . the repeal of statutory authority for the payment of fees for supplemental preclaims assistance by the Secretary of Education; and

  . the reduction in permissible retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003).

   Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

   The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. Those powers include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. Those actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

   The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

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

   Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

   There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

Federal Agreements

   General. A guarantee agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

   In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act that entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

   United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively:

  . abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

  . authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

  . added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

  . expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and

  .   mandated the additional recall of guarantee agency reserve funds.

Federal Insurance and Reimbursement of Guarantee Agencies

   Effect of Annual Claims Rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly

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

originated and serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a Federal PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

   The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

                    Claims Rate              Federal Payment
             -------------------------  -------------------------
             0% up to and including 5%. 100%
             5% up to and including 9%. 100% of claims up to and
                                        including 5%;
                                        90% of claims over 5%
             Greater than 9% and over.. 100% of claims up to and
                                        including 5%;
                                        90% of claims over 5%, up
                                        to and including 9%;
                                        80% of claims 9% and over

   The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

   The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

   The reduced reinsurance for federal guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

   Reimbursement. The original principal amount of loans guaranteed by a guarantee agency that are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

  . the original principal amount of such loans that have been fully repaid or on which a guarantee payment has been made, and

  . the original amount of such loans for which the first principal installment payment has not become due.

   Guarantee agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee. The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

   Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

   Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium that may not exceed that permitted under the Higher Education Act.

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

   Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments (23% beginning October 1, 2003, or 18.5% in the case of a payment from the proceeds of a consolidation loan) for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of Education of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

   A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds that may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government that are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

   Rehabilitation of Defaulted Loans. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with each guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

   For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may be rehabilitated only once).

   Eligibility for Federal Reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made and administered by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

   Prior to the 1998 Amendments, a Federal Family Education Loan was considered in to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

   The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, those procedures require:

  .   that completed loan applications be processed;

  . a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

  . the borrower's rights and responsibilities under the loan be explained to him or her;

  .   the promissory note evidencing the loan be executed by the borrower; and

  .   that the loan proceeds be disbursed by the lender in a specified manner.

   After the loan is made, the lender must diligently attempt to contact the borrower to establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Direct Loans

   The 1993 Amendments authorized a program of "direct loans", to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents acting on behalf of schools, to disburse loans with funds provided by the Secretary of Education. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments called for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary of Education's authority to select additional institutions to achieve balanced school representation.

   The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

   It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary of Education authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Guarantee Agencies for the Student Loans

   The eligible lender trustee has entered into a guarantee agreement with Great Lakes Higher Education Guaranty Corporation ("GLHEGC"), and may enter into separate guarantee agreements with additional guarantee agencies, under which GLHEGC has agreed, and any additional guarantee agencies will agree, to serve as guarantee agency for specified student loans.

   Under the Higher Education Amendments of 1992, if the United States Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the United States Department of Education and the United States Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. We cannot assure you that the United States Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Description of the Federal Family Education Loan Program".

   Each guarantee agency's guarantee obligations with respect to any student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. Those conditions include, but are not limited to, the following:

  . the origination and servicing of the student loan being performed in accordance with the Federal Family Education Loan Program, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

  . the timely payment to the guarantee agency of the guarantee fee payable on the student loan; and

  . the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the student loan.

   Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the student loan, in the denial of guarantee coverage for certain accrued interest amounts, and/ or in the loss of certain interest subsidy payments and special allowance payments.

Description of Great Lakes Higher Education Guaranty Corporation

   The following information regarding Great Lakes Higher Education Guaranty Corporation ("GLHEGC") has not been verified by the issuer or the broker-dealers. No representation is made by the issuer or the broker-dealers as to the accuracy or completeness of this information.

   The information in the following two paragraphs has been provided to the issuer by GLHEGC.

   GLHEGC is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation ("GLHEC"). GLHEGC's predecessor organization (GLHEC) was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), transferred the majority of their student loan program guaranty support operations and personnel to Great Lakes Educational Loan Services, Inc. ("GLELSI") a wholly owned subsidiary of Great Lakes Higher Education Servicing Corporation ("GLHESC"), a Wisconsin nonstock, nonprofit corporate affiliate of GLHEC and GLHEGC and whose sole member is also GLHEC. GLHEGC continues as the "guaranty agency" as defined in Section 435(j) of the Higher Education Act and continues its federal reporting, claim purchase and compliance responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC also performs oversight of all student loan program guaranty support operations transferred to GLELSI and supportive of GLHEGC's "guaranty agency" responsibilities. The primary operations center for GLHEC and its affiliates (including GLHEGC, GLHESC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

   GLHEGC has entered into a voluntary flexible agreement with the U.S Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC's agreement, which commenced October 1, 2000 and is currently effective through September 30, 2003, GLHEGC's revenues are tied directly to default aversion performance. Certain sources of GLHEGC's Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education will reimburse GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC's Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement will allow GLHEGC to pilot a new approach to the claims review process, under which GLHEGC will develop and implement with willing lenders and servicers a post-claim random sampling process that will replace the current claim-by-claim process.

   The information in the following tables has been provided to the issuer from reports provided by or to the U.S. Department of Education and has not been verified by the issuer, GLHEGC or the broker-dealers. No representation is made by the issuer, GLHEGC or the initial purchasers as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site www.ed.gov/offices/OPE/Data/loanvol.html for further information concerning GLHEGC or any other guarantee agency.

   Guarantee Volume. GLHEGC's guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation loan volume was as follows:

                 Federal Fiscal Year Guaranty Volume (millions)
                 ------------------- --------------------------
                          1997......          $2,173.5
                          1998......           1,812.0
                          1999......           1,736.0
                          2000......           2,141.9
                          2001......           2,246.7

   Statutory Reserve Ratio. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

                        Cumulative   Total Loans
             Federal   Cash Reserves Outstanding*  Federal Guaranty
           Fiscal Year  (millions)    (millions)  Reserve Fund Level
           ----------- ------------- ------------ ------------------
               1997...    $ 81.6       $6,858.2          1.19%
               1998...    $107.8       $7,493.2          1.44%
               1999...    $124.5       $4,885.0          2.55%
               2000...    $116.5       $5,496.1          2.12%
               2001...    $116.4       $6,058.3          1.92%

--------

* In accordance with Section 428(c)(9) of the Higher Education Act, this does not include loans transferred from the former Higher Education Assistance Foundation, NorthStar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (Beginning in FFY 1999, under the Higher Education Act, the federal guaranty reserve fund balance is based on net assets with a reserve requirement of .25% as compared to .50% for prior years.)

   Claims Rate. For the past five federal fiscal years, GLHEGC's claims rate has not exceeded 5%, and, as a result, the highest allowance reinsurance has been paid on all GLHEGC's claims. The actual claims rates are as follows:

                        Federal Fiscal Year Claims Rate
                        ------------------- -----------
                                 1997......    2.12%
                                 1998......    1.78%
                                 1999......    1.28%
                                 2000......    1.17%
                                 2001......    1.46%

                         Description of the Indenture


   The old notes were issued under an indenture of trust dated as of May 1, 2002, as heretofore amended. The new notes will be issued under that indenture, as supplemented by a 2002 Series A1 & B1 supplemental indenture of trust (the indenture), among the issuer, the indenture trustee and the eligible lender trustee. The issuer has pledged the student loans and other moneys received from the net proceeds of the old notes to the indenture trustee under the indenture. The provisions of the indenture are intended to and do comply in all material respects with the applicable provisions of the Trust Indenture Act of 1939. Attention should be directed to Section 318(c) of the Trust Indenture Act of 1939 (the provisions of which are intended to apply to the indenture) which provides that the provisions of Sections 310 to and including Section 317 of that Act are a part of and govern every qualified indenture whether or not physically contained therein.


   The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Indenture Trustee

   Fifth Third Bank, a banking corporation organized under the laws of Ohio, is the indenture trustee for our notes. The indenture trustee's corporate trust office is located at Fifth Third Bank Center, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, Attention: Corporate Trust Office. The indenture trustee may serve from time to time as trustee under other indentures with the depositor or its affiliates relating to other issues of securities. In addition, the issuer, the depositor or their affiliates may maintain other banking relationships with Fifth Third Bank and its affiliates from time to time.

Parity and Priority of Lien

   The provisions of the indenture are generally for the equal benefit, protection and security of the registered owners of all of our notes. However, our Class A notes have priority over our Class B notes with respect to payments of principal and interest.

Sale of Student Loans Held in Trust Estate

   Student loans may be sold or otherwise disposed of by the indenture trustee free from the lien of the indenture upon our receipt of confirmation from each rating agency then rating any of our outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of the sale of such student loans; provided, however, if all outstanding notes bear interest at an auction rate and if the sale of student loans will not cause the parity percentage or the senior parity percentage to fall below 100.5% or 105%, respectively, then student loans aggregating on a cumulative basis no more than 5% of the aggregate value of the trust estate may be sold without obtaining the rating agency confirmation described above.

Commingling of Funds; Priority of Lien

   We will be permitted to commingle the funds created under the indenture with funds, proceeds or investment of funds relating to other issues or series of notes issued by us or any borrowings by us.

   The revenues and other money, student loans and other assets pledged under the indenture are and will be owned by the issuer free and clear of any pledge, lien, charge or encumbrance, except as otherwise expressly provided in the indenture. Except as otherwise provided in the indenture, the issuer:

  . will not create or voluntarily permit to be created any debt, lien or charge on the student loans that would be on a parity with, subordinate to, or prior to the lien of the indenture;

  . will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

  . will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands that if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

Derivative Products and Derivative Payments

   We are authorized under the indenture to enter into a derivative product, defined to mean a written contract under which we become obligated to pay to a counterparty on specified payment dates certain amounts in exchange for the counterparty's obligation to make payments to us on specified payment dates in specified amounts. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. We will not enter into a derivative product unless the indenture trustee has received confirmation from each rating agency then rating any of our outstanding notes that the derivative product will not adversely affect its rating(s) of those notes.

   If any payment to a counterparty under a derivative product would result in a deficiency in the amounts required to make payments to the registered owners of our notes on a note payment date, then the indenture trustee will delay the making of the payment to the counterparty until the first date on which the payment may be made without causing a deficiency to result.

Representations and Warranties of the Issuer

   We represent and warrant in the indenture that:

  . we are duly authorized under the laws of the State of Delaware to create and issue the new notes and to execute and deliver the indenture and any derivative product, and to pledge collateral under the indenture to the payment of the new notes and any company derivative payments under the indenture;

  . all necessary action for the creation and issuance of the new notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

  . the new notes in the hands of the registered owners of the new notes and any derivative product are and will be valid and enforceable special limited obligations of the issuer secured by and payable solely from the trust estate.

Further Covenants

   We will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest we have granted under the indenture.

   Upon written request of the indenture trustee, we will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the indenture trustee such other information as it may reasonably request. The indenture trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of not less than a majority of the principal amount of the notes, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities that might be incurred in making any examination.

   We will cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the indenture trustee and each rating agency within 150 days of the close of each fiscal year. The indenture trustee is not obligated to review or otherwise analyze those audits.

   We will at all times cause the federally guaranteed student loans in the trust estate to be held by an eligible lender under the Higher Education Act.

   Each month, the administrator will provide to the indenture trustee for the indenture trustee to forward to each registered owner, a statement setting forth information with respect to our notes and student loans as of the ending of the preceding month, including the following:

  . the amount of principal payments made with respect to each class of our notes during the preceding month;

  . the amount of interest payments made with respect to each class of our notes during the preceding month;

  . the principal balance of student loans as of the close of business on the last day of the preceding month;

  .   the aggregate outstanding principal amount of the notes of each class;

  . the interest rate for the applicable class of our notes with respect to each interest payment;

  . the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

  . the aggregate value of the trust estate and the outstanding principal amount of the our notes as of the close of business on the last day of the preceding month.

   A copy of those reports may be obtained by any noteholder by a written request to the indenture trustee.

   The indenture trustee will also report to noteholders the release, or release and substitution of property subject to the indenture within 90 days of the release, unless the fair value of the property is less than 10% of the principal amount of outstanding notes and will also report the character and amount of advances made as trustee, remaining unpaid, the aggregate of which exceeds one-half of 1% of the principal amount of notes outstanding.

   By written request to the trustee, three or more noteholders may obtain access to the list of all noteholders that is maintained by the trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or the notes, if reasonable proof is supplied that each of the requestors has owned a note for at least six months. The trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders.

Enforcement of Servicing Agreement

   We will diligently enforce all terms, covenants and conditions of the servicing agreement, including the prompt payment of all amounts due from the servicer under the servicing agreement. We will not permit the release of the obligations of the servicer under the servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the indenture trustee. We will not consent or agree to or permit any amendment or modification of any servicing agreement that will in any manner materially adversely affect the rights or security of the registered owners of the notes.

Additional Covenants With Respect to the Higher Education Act

   We will verify that the indenture trustee is, or replace the indenture trustee with, an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

   We are responsible, directly or through the servicer, for each of the following actions with respect to the Higher Education Act:

  . Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

  . Diligently enforcing, and taking all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

  . Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

  . Complying with, and causing all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Higher Education Act, with respect to the student loans; and

  . Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee.

Continued Existence; Successor

   We will preserve and keep in full force and effect our existence, rights and franchises as a Delaware business trust. We will not sell or otherwise dispose of all or substantially all of our assets, consolidate with or merge into any corporation or other entity, or permit one or more other corporations or entities to consolidate with or merge with us. Those restrictions do not apply to a transfer of student loans that is made in connection with a discharge of the indenture or to a transaction where the transferee or the surviving or resulting corporation or entity, if other than the issuer, by proper written instrument for the benefit of the indenture trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the issuer under the indenture and each rating agency then rating any of our outstanding notes confirms in writing that the transaction will not result in a downgrade of its rating(s) of those notes.

Events of Default

   For purposes of the indenture, each of the following events is defined as an event of default:

  . default in the due and punctual payment of the principal of or interest on any of our Class A notes when due or failure to make any payment due under any other senior obligations under the indenture when due;

  . if no senior obligations are outstanding under the indenture, default in the due and punctual payment of the principal of or interest on any of our Class B notes when due;

  . default by the issuer in the performance or observance of any other of the covenants, agreements or conditions contained in the indenture or in our notes, and continuation of such default for a period of 90 days after written notice thereof by the indenture trustee to the issuer; and

  .   the occurrence of an event of bankruptcy with respect to the issuer.

   Failure to pay carryover amounts or interest on carryover amounts shall not constitute an event of default.

   Additional events of default may be added to the indenture by any supplemental indenture.

Remedies on Default

   Possession of Trust Estate. Upon the happening of any event of default, the indenture trustee may take possession of any portion of the trust estate that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of the issuer or otherwise, conduct the business of the issuer and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments that may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest of the money received by the indenture trustee as follows:

   If the principal of none of the obligations under the indenture shall have become due,


  . first, to the payment of the interest in default on our Class A notes and to the payment of all derivative payments secured on a parity with our Class A notes then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;



  . second, to the payment of the interest in default on our Class B notes and to the payment of all derivative payments secured on a parity with our Class B notes then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference; and



  . third, to the payment of the interest in default on any borrowings and to the payment of all derivative payments secured on a parity with any borrowings, if any, then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference.




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   If the principal of any of the obligations under the indenture shall have become due by declaration of acceleration or otherwise,


  . first, to the payment of the interest in default on our Class A notes and all derivative payments secured on a parity with our Class A notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;



  . second, to the payment of the principal of all our Class A notes then due and all derivative payments secured on a parity with our Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;



  . third, to the payment of the interest in default on our Class B notes and all derivative payments secured on a parity with our Class B notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;


  . fourth, to the payment of the principal of all our Class B notes then due and all derivative payments secured on a parity with our Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;


  . fifth, to the payment of the interest in default on any borrowings and all derivative payments secured on a parity with such borrowings then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments; and



  . sixth, to the payment of the principal of all borrowings then due and any derivative payment on a parity with any borrowings, which payments will be made ratably to the parties entitled to the payments without discrimination or preference.




   Sale of Trust Estate. Upon the happening of any event of default and if the principal of all our outstanding notes shall have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee may proceed to

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protect and enforce the rights of the indenture trustee or the registered owners in the manner as counsel for the indenture trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The indenture trustee is required to take any of those actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority obligations outstanding under the indenture.

   Appointment of Receiver. If an event of default occurs, and all of the outstanding obligations under the indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the registered owners under the indenture, then as a matter of right, the indenture trustee shall be entitled to the appointment of a receiver for the trust estate.

   Accelerated Maturity. If an event of default occurs, the indenture trustee may declare, or upon the written direction by the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture shall declare, the principal of all then outstanding obligations issued under the indenture, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default other than a default in making payments when due requires the consent of a majority of the registered owners of each priority of obligations then outstanding.

   Direction of Indenture Trustee. If an event of default occurs, the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture shall have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the indenture trustee to institute any proceedings, which in the indenture trustee's opinion, would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

   Right to Enforce in Indenture Trustee. No registered owner of any obligation issued under the indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under the indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after

  . the registered owners of at least 25% of our notes shall have previously given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof,

  . the registered owners of at least 25% of our notes shall have made a written request upon the indenture trustee and the indenture trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

  . the indenture trustee shall have been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

   In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   With respect to the issuer, the indenture trustee, the depositor, the seller, the administrator, the servicer or the eligible lender trustee in its individual capacity, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will not be personally liable for the payment of the principal of or interest on our notes or for the agreements of the issuer contained in the indenture.

   Waivers of Events of Default. The indenture trustee may in its discretion waive any event of default under the indenture and rescind any declaration of acceleration of the obligations due under the indenture. The

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indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provisions are made for payment of all arrears of interest or all arrears of payments of principal, and all expenses incurred by the indenture trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

The Indenture Trustee

   Acceptance of Trust. The indenture trustee has accepted the trusts imposed upon it by the indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

  . Except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture. In the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture.

  . In case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

  . Before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses it may incur and to protect it against liability arising from any action taken by the indenture trustee.

   Indenture Trustee May Act Through Agents. The indenture trustee may execute any of the trusts or powers under the indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts will be paid by the issuer.

   Duties of Indenture Trustee. The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under the indenture unless properly indemnified and provided with security to its satisfaction. The indenture trustee is not required to take notice of any event of default under the indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or an authorized representative of the issuer.

   However, the indenture trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or the issuer in all other cases, for all fees, costs, expenses, liabilities, outlays, counsel fees and other reasonable disbursements properly incurred, unless such disbursements are adjudicated to have resulted from the negligence or willful misconduct of the indenture trustee.

   If the issuer or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the indenture, subject only to the prior lien of our notes for the payment of the principal thereof and interest thereon from the Revenue Fund.

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   Compensation of Indenture Trustee.  The issuer will pay to the indenture trustee compensation for all services rendered by it under the indenture, and also all of its reasonable expenses, charges, and other disbursements.

   Resignation of Indenture Trustee. The indenture trustee may resign and be discharged from the trust created by the indenture by giving to the issuer written notice specifying the date on which such resignation is to take effect. A resignation will take effect on the day specified in such notice only if a successor indenture trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the indenture trustee under the requirements of the provisions of the indenture.

   Removal of Indenture Trustee. The indenture trustee may be removed at any time

  . by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under the indenture;

  . by the issuer for cause or upon the sale or other disposition of the indenture trustee or its trust functions; or

  . by the issuer without cause so long as no event of default exists or has existed within the last 30 days.

   In the event an indenture trustee is removed, removal shall not become effective until

  .   a successor indenture trustee shall have been appointed; and

  .   the successor indenture trustee has accepted that appointment.

   Successor Indenture Trustee. If the indenture trustee resigns, is removed, dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, a successor indenture trustee may be appointed by the issuer. In this case the issuer will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

   Every successor indenture trustee

  . will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

  .   will have a reported capital and surplus of not less than $50,000,000;

  . will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

  . will be an eligible lender under the Higher Education Act, so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act, with respect to the student loans originated under the Higher Education Act.


   Merger of the Indenture Trustee. Any corporation into which the indenture trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, shall be the successor of the indenture trustee under the indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper or any further act on the part of any other parties thereto.


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Supplemental Indentures

   Supplemental Indentures Not Requiring Consent of Registered Owners. The issuer and the indenture trustee may, without the consent of or notice to any of the registered owners of any obligations outstanding under the indenture, enter into any indentures supplemental to the indenture for any of the following purposes:

  .   to cure any ambiguity or formal defect or omission in the indenture;

  . to grant to or confer upon the indenture trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

  .   to subject to the indenture additional revenues, properties or collateral;

  . to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by the Trust Indenture Act of 1939 or similar federal statute that, in the opinion of the indenture trustee or its counsel are not to the material prejudice of the registered owner of any of the obligations outstanding under the indenture;

  . to evidence the appointment of a separate or co-indenture trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture, or any additional or substitute guarantee agency or servicer;

  . to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the issuer's student loan program in conformance with the Higher Education Act;

  . to make any change as shall be necessary to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee are not to the material prejudice of the registered owner of any of the obligations outstanding under the indenture;

  . to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

  . to provide for the issuance of notes or subordinate indebtedness pursuant to the provisions of the indenture, including the creation of appropriate funds and accounts, with respect to such notes or subordinate indebtedness;

  . to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

  . to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

  . to amend the indenture to allow for any of our notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendment to provide for repayment to the provider of the credit support on a parity with any of our notes or derivative product and providing rights to the provider under the indenture, including with respect to defaults and remedies;

  . to amend the indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and investment securities in all or any portion of the Reserve Fund, so long as such action shall not adversely affect the ratings on any of our notes;

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  .   to make any other change upon confirmation by each rating agency then rating any of our outstanding notes that such change will not result in its rating(s) of those notes being reduced or withdrawn; or

  . to make any other change that, in the judgment of the indenture trustee, is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.


   Supplemental Indentures Requiring Majority Consent of Registered
Owners. Any amendment of the indenture other than those listed above must be approved by the registered owners of a majority of the principal amount of each class of affected notes then outstanding and each affected derivative product then outstanding under the indenture.



   Supplemental Indentures Requiring Consent of Each Registered Owner of an Affected Note and Each Derivative Product.



   None of the changes described below may be made in a supplemental indenture without the consent of the registered owner of each affected note and each derivative product then outstanding:


  . an extension of the maturity date of the principal of or the interest on any obligation, or

  . a reduction in the principal amount of any obligation or the rate of interest thereon, or

  . a privilege or priority of any obligation under the indenture over any other obligation, or

  . a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

  . the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

Trust Irrevocable

   The trust created by the terms and provisions of the indenture is irrevocable until the principal of and the interest due on all obligations under the indenture and all derivative payments are fully paid or provision is made for its payment, as provided in the indenture.

Satisfaction of Indenture

   If the registered owners of our notes and any other obligations issued under the indenture are paid all the principal of and interest due on our notes and any other obligations, at the times and in the manner stipulated in the indenture, and if each counterparty on a derivative product is paid all of derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to the issuer instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

   Notes and any other obligations issued under the indenture will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

   Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

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                        Federal Income Tax Consequences

   The following discussion is a summary of certain anticipated federal income tax consequences of the exchange of old notes for new notes, and the disposition and ownership of new notes. This summary is of a general nature only and does not address all aspects of federal income taxation that may be relevant to a holder in his or her particular circumstances (including, but not limited to, potential application of the alternative minimum tax).

   This summary is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. There can be no assurance that any changes in the Code, regulations or court cases will not retroactively change the statements made herein. Moreover, this summary does not take into account or anticipate any changes in the law, whether by legislative, judicial or administrative action, nor does it take into account any state, local or foreign tax consequences or considerations for any potential investors. No rulings on the federal, state or local tax issues considered relevant to the organization or operation of the issuer or an investment in the new notes have been sought or obtained by the issuer, the depositor or the servicer. Consequently, the Internal Revenue Service may disagree with certain portions of the following discussion and the opinions expressed herein.

   This discussion is directed solely to holders holding the new notes as capital assets under Code Section 1221 and does not deal with the tax consequences to holders who do not hold the new notes as capital assets or who are subject to special tax treatment under the federal income tax laws (including, without limitation, banks, thrifts, insurance companies, estates, trusts, real estate investment trusts and certain tax exempt organizations, dealers in securities or currencies, holders that hold new notes or foreign currency as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a new note and one or more other investments, or holders that have a "functional currency" other than the U.S. dollar). Except to the extent discussed below under "--Non-U.S. Holders," this summary is not applicable to Non-U.S. persons not subject to U.S. federal income tax on their worldwide income.

Exchange Offer

   In the opinion of Squire, Sanders & Dempsey L.P.P., based upon certain assumptions and certain representations of the servicer, the depositor and the issuer contained in this prospectus and the transaction documents (as defined below), the exchange of old notes for new notes in the exchange offer will not constitute a significant modification of the terms of the old notes and, therefore, will not constitute an exchange for federal income tax purposes. As a result, holders will not recognize gain or loss upon the exchange. For purposes of determining gain or loss upon the subsequent sale or exchange of the new notes, a holder's tax basis in the new notes should be the same as such holder's tax basis in the old notes tendered in the exchange offer. Holders should be considered to have held their new notes from the time of their original acquisition of the old notes.

U.S. Holders

  Characterization of the New Notes as Indebtedness

   As used herein, the term "U.S. Holder" means a beneficial owner of a new note that is for United States federal income tax purposes:

  .   an individual citizen or resident of the United States;

  . a corporation, partnership (unless the IRS provides otherwise by Treasury Regulations) or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

  . an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  .   a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or if the trust has validly made an election to be treated as a U.S. person under applicable Treasury Regulations.

   There are no Treasury Regulations, published administrative rulings, or judicial decisions involving the federal income tax characterization of securities with terms substantially similar to the new notes. The servicer, the depositor and the issuer have agreed, and the holders, by accepting the new notes, agree, to treat the new notes as indebtedness for federal income tax purposes.

   Based on the assumptions and representations of the servicer, the depositor and the issuer contained in this prospectus and the documents described in the following sentence, in the opinion of Squire, Sanders & Dempsey L.L.P., the new notes will be characterized as debt for federal income tax purposes. The assumptions and representations upon which the foregoing opinion is based are:
(1) the pertinent provisions of the Code, the Treasury Regulations promulgated thereunder and the judicial and administrative rulings and decisions now in effect will remain in effect and will not otherwise be amended, revised, reversed or overruled; (2) all documents related to the original issuance of the old notes and all documents related to the exchange of the new notes hereunder, including trust agreements, indentures and supplemental indentures, the old and new notes, the servicing agreements (the "transaction documents") were or will be executed and delivered in substantially the form contemplated by the transaction documents, and the parties thereto will carry out their respective duties and obligations as set forth therein; (3) there are no changes to the terms of either the old notes or the new notes; and (4) the servicer, the depositor, the issuer and the holders have treated the old notes and will treat the new notes as indebtedness for federal income tax purposes. This opinion will not be binding on the courts or the Internal Revenue Service.

  Characterization of the Issuer

   In the opinion of Squire, Sanders & Dempsey L.L.P. based upon certain assumptions and certain representations of the servicer, the depositor and the issuer contained in this prospectus, the transaction documents, and as set forth above in "U.S. Holders--Characterization of the New Notes as Indebtedness," the issuer will not be classified as an association (or publicly traded partnership) taxable as a corporation. Such opinion will not be binding on the courts or the Internal Revenue Service.

  Tax Consequences if the New Notes are Characterized as Equity

   Contrary to the opinion of Squire, Sanders & Dempsey L.L.P., the Internal Revenue Service may assert that the new notes do not represent debt for federal income tax purposes, but, rather, should be treated as equity interests of the issuer or the servicer. If the holders were treated as partners in a partnership with the servicer, such partnership would not be subject to federal income tax unless it were treated as a "publicly traded partnership" taxable as a corporation as discussed below. Rather, the servicer and each holder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deduction and credit. The amount and timing of items of income and deduction of a holder might differ if the new notes were held to constitute partnership interests, rather than indebtedness. Furthermore, the distributive share of partnership income of tax-exempt entities (including pension funds) might be "unrelated business taxable income," and the distributive share of partnership income of foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements.

   If the holders were treated as partners in a publicly traded partnership, such partnership would be taxable as a corporation, unless 90% of the gross income of the issuer were "qualifying income." The issuer and the depositor have represented that for 2002 and each subsequent taxable year at least 90% of the gross income of the issuer will consist of qualifying income in the form of interest income attributable to loans acquired by the issuer

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(but not originated by the issuer), and interest or dividend income from investment of certain reserve funds. Based upon the foregoing representation of the issuer and the depositor, the issuer would not be treated as a publicly traded partnership taxable as a corporation.

   If, alternatively, the new notes were determined to be equity interests of the issuer and the issuer were classified as a corporation or a publicly traded partnership taxable as a corporation, such entity would be subject to federal income tax at corporate income tax rates on the income it derived from the student loans and other assets, which would substantially reduce the amounts available for payment to the holders. Cash payments to the holders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits, and would not be deductible as interest. Moreover, income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements. Similar results would obtain if the new notes were determined to be equity interests of the servicer, because the servicer is a corporation for federal income tax purposes. The remainder of this discussion assumes that the new notes will be treated as debt for federal income tax purposes.

  Payments of Interest

   Interest paid on a new note will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. In some circumstances, holders of "contingent payment debt instruments" are required to include in income "original issue discount" ("OID") calculated in accordance with Code Section 1272(a)(6). However, the new notes will be "variable rate debt instruments" so long as, among other matters, the auction rate of interest provided under the new notes constitutes a "qualified floating rate" of interest under applicable Treasury Regulations. A rate of interest is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Variable rate debt instruments generally do not give rise to OID that must be included in a holder's income. In Notice 88-27, the Internal Revenue Service stated that payments of interest on debt instruments will not be treated as contingent payments (giving rise to OID) merely because the interest rate may be reset to a market rate determined through an auction procedure, if such procedure produces the lowest rate that will enable the sale at par of all instruments that current holders wish to sell. It is anticipated that the auction procedure applicable to the new notes will meet this requirement. However, should the Internal Revenue Service determine that the auction rate of interest on the new notes is not a qualified floating rate and that the interest payments on the new notes are contingent payments, holders of new notes may be required to include in income OID attributable to the new notes. Because the exchange of the old notes for the new notes will not affect whether OID exists with respect to the old notes or new notes, the discussion of the OID rules provided in connection with the issuance of the old notes is set forth below. For a full discussion of the OID rules, holders should review the prospectuses provided in connection with the issuance of the old notes and contact their tax advisors.

   If a partnership holds new notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships that hold new notes should consult their tax advisors.

  Original Issue Discount

   If the new notes were issued at a price less than their stated principal amount or the interest rate established by the auction process is deemed by the Internal Revenue Service not to be a qualified floating rate as described above, the new notes would be deemed to be issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject to the de minimis rules described below. Such original issue discount would equal the difference between the "stated redemption price at maturity" of the new note (generally, its principal amount) and its issue price. Original issue discount is treated as ordinary interest income, and holders of notes with original issue discount must include the amount of original issue discount in income on an accrual basis in advance of the receipt of the cash to which such discount relates. The remainder of the discussion under this section "--United States Holders--Original Issue Discount" (and its respective subheadings) assumes solely for purposes of illustration that the new notes will be issued with original issue discount.

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   The amount of original issue discount required to be included in a noteholder's income in any taxable year will be computed in accordance with
Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount for certain debt instruments, such as the new notes, that are subject to prepayment by reason of prepayments of underlying debt obligations. No regulatory guidance currently exists under Section l272(a)(6) of the Code. Accordingly, the issuer or other person responsible for computing the amount of original issue discount to be reported to a noteholder each taxable year expects to base its computations on Section 1272(a)(6) of the Code and final Treasury Regulations governing the accrual of original issue discount on debt instruments (the "OID Regulations"). The amount and rate of accrual of original issue discount on a new note will be calculated based on:

  .   a single constant yield to maturity; and

  . the prepayment rate of the student loans and the reinvestment rate on amounts held by the issuer pending distribution that was assumed in pricing the new note.

   Investors should be aware, however, that the OID Regulations do not address directly the treatment of instruments that are subject to Section 1272(a)(6) of the Code, and, accordingly, there can be no assurance that such methodology, which is described more fully below, represents the correct manner of calculating original issue discount on the new notes.

   Computation of Original Issue Discount. The amount of original issue discount on a note equals the excess, if any, of the note's "stated redemption price at maturity" over its "issue price". Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("deemed principal payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (1) a single fixed rate or (2) a variable rate that meets certain requirements set out in the OID Regulations (a qualified floating rate being one such variable rate that generally constitutes qualified stated interest). Thus, in the case of any new note providing for qualified stated interest, the stated redemption price at maturity generally will equal the total amount of all deemed principal payments due on that new note. The issue price of a series of notes generally will equal the initial price at which such series is sold to the public.

   De Minimis Rule. Under a de minimis rule, a note will be considered to have no original issue discount if the amount of original issue discount is less than the product of 0.25% of the note's stated redemption price at maturity and the weighted average maturity of the note. No Treasury Regulations have been issued with respect to computing the weighted average maturity of debt instruments similar to the new notes. The weighted average maturity of a note will equal the sum of the amounts obtained by multiplying the number of complete years from the note's issue date until the date payment is made by a fraction, the numerator of which is the amount of each deemed principal payment, and the denominator of which is the note's stated redemption price at maturity. A noteholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the note are received or, if earlier, upon disposition of the note, unless the noteholder makes the election described below in "--United States Holders--Original Issue Discount--All Original Issue Discount Election".

   Computation of Daily Portions of Original Issue Discount. A noteholder must include in gross income the sum, for all days during its taxable year on which it holds the note, of the "daily portions" of the original issue discount on such note, if any. The daily portions of original issue discount with respect to a note will be determined by allocating to each day in any accrual period the note's ratable portion of the excess, if any, of:

       1. the sum of (a) the present value of all payments under the note yet to be received as of the close of such period and (b) the amount of any deemed principal payments received on the note during such period; over

       2. the note's "adjusted issue price" at the beginning of such period.

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   The present value of payments yet to be received on a note will be computed by using the note's original yield to maturity (adjusted to take into account the length of the particular accrual period) and taking into account deemed principal payments actually received on the note prior to the close of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price.

   The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the note at the beginning of the preceding period, increased by the amount of original issue discount allocable to that period and decreased by the amount of any deemed principal payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a note will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the noteholder of such note.

   The yield to maturity of a note will be calculated based on:

       1. the pricing prepayment assumptions; and

       2. any contingencies not already taken into account under the pricing prepayment assumptions that, considering all the facts and circumstances as of the issue date, are significantly more likely than not to occur.

   Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the note typically will be subsumed in the pricing prepayment assumptions and thus will be reflected in the note's yield to maturity.

   Optional Redemption. The new notes may be subject to optional redemption by the issuer before their final maturities. Under the OID Regulations, the issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the new notes is lower than it would be if the new notes were not redeemed before their final maturities. If the issuer is presumed to exercise its option to redeem the new notes, original issue discount on such notes will be calculated as if the redemption date was the maturity date and the optional redemption price was the stated redemption price at maturity. If the new notes are all issued at par or at a discount, the issuer will not be presumed to exercise its option to redeem the notes, because a redemption by the issuer would not lower the yield to maturity of the notes.

   If, however, some new notes are issued at a premium, the issuer may be able to lower the yield to maturity of the new notes by exercising its redemption option. In determining whether the issuer will be presumed to exercise its option to redeem notes when some of the notes are issued at a premium, such notes that are subject to optional redemption will be taken into account to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the new notes were issued at a premium, it will be presumed that the issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the new notes, and there can be no assurance that the Internal Revenue Service will agree with the position taken.

   All Original Issue Discount Election. The OID Regulations provide that a noteholder may elect to include in gross income under the constant yield method used to account for original issue discount all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (see "--United States Holders - Notes Purchased at a Market Discount," below), de minimis market discount that accrues on the note and unstated interest (as reduced by any amortizable premium (see "--United States Holders-- Notes Purchased at a Premium," below) or acquisition premium, as described below). To make such an election, the noteholder of the note must attach a statement to its timely filed federal income tax return for the taxable year in which the noteholder acquired the note. The statement must identify the instruments to which the election applies. An election is irrevocable unless the noteholder obtains the consent of the Internal Revenue Service to change the election.

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   If an election is made for a debt instrument with market discount, the noteholder is deemed to have made an election to include in income currently the market discount on all of the noteholder's other debt instruments with market discount. See "--United States Holders--Notes Purchased at a Market Discount," below. In addition, if an election is made for a debt instrument with amortizable premium, the noteholder is deemed to have made an election to amortize under the constant yield method the premium on all of the noteholder's other debt instruments with amortizable premium. See "--United States Holders-- Notes Purchased at a Premium," below.

   Subsequent Noteholder. A note having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent noteholder's adjusted basis in such a note, immediately after its acquisition, exceeds the sum of all deemed principal payments to be received on the note after the acquisition date, the note will no longer have original issue discount, and the noteholder may be entitled to reduce the amount of interest income recognized on the note by the amount of amortizable premium. See "--United States Holders--Notes Purchased at a Premium" below.

   If the subsequent noteholder's adjusted basis in the note immediately after the acquisition exceeds the adjusted issue price of the note, but is less than or equal to the sum of the deemed principal payments to be received under the note after the acquisition date, the amount of original issue discount on the note will be reduced by a fraction, the numerator of which is the excess of the note's adjusted basis immediately after its acquisition over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all deemed principal payments to be received on the note after the acquisition date over the adjusted issue price of the note. Alternately, the subsequent purchaser of a note having original issue discount may make the election described above in "--All Original Issue Discount Election" with respect to the note.

   In view of the complexities and uncertainties as to the manner of inclusion in income of original issue discount on the new notes, potential investors should consult their own tax advisors to determine the appropriate amount and method of inclusion in income of original issue discount on the new notes for federal income tax purposes.

  Anti-Abuse Rule

   The U.S. Treasury Department issued Treasury Regulations containing an anti-abuse rule because it was concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produces unreasonable tax results. Those regulations provide that if a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Internal Revenue Service may apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the Treasury Regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

  Notes Purchased at a Premium

   Under the Internal Revenue Code, a United States Holder that purchases a note for an amount in excess of its stated repayment price at maturity may elect to treat such excess as "amortizable bond premium". Under this election, the amount of interest required to be included in the United States Holder's income each year with respect to interest on a note will be reduced by the amount of amortizable bond premium allocable (based on the note's yield to maturity) to that year. If the amortizable bond premium allocable to a year exceeds the amount of interest allocable to that year, the excess would be allowed as a deduction for that year, but only to the extent of the United States Holder's prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next year. A United States Holder who elects to amortize bond premium must reduce its tax basis in the note as described below under "--United States Holders--Purchase, Sale, Exchange and Retirement of Notes". Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to

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which the election applies, or bonds acquired thereafter by the United States
Holder. This election may not be revoked without the consent of the Internal Revenue Service.

  Notes Purchased at a Market Discount

   A note will be treated as acquired at a market discount (a "Market Discount Note") if the amount for which a United States Holder purchased the note is less than the note's stated redemption price at maturity or, in the case of a note issued with original issue discount, the note's original issue price plus any accrued original issue discount, unless, in either case, such difference is less than a specified de minimis amount.

   In general, any partial payment of principal or any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. This election applies to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

   Market discount accrues on a straight-line basis unless the United States Holder elects to accrue such discount on a constant yield to maturity basis. This election applies only to the Market Discount Note with respect to which the election is made and is irrevocable. A United States Holder of a Market Discount Note that does not elect to make a current inclusion of market discount in income generally will be required to defer until the maturity or disposition of the note deductions for payments of interest on borrowings allocable to the note in an amount not exceeding the accrued market discount on such note.

  Sale, Exchange and Retirement of the New Notes

   A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a new note equal to the difference between the amount realized on the sale or retirement of the new note and the U.S. Holder's tax basis in the new note. Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale, exchange or retirement of a new note will be capital gain or loss and will be long-term capital gain or loss if the new note was held for more than one year. In the event that the old notes were treated as issued with original issue discount, a portion of any gain or loss recognized on the disposition, exchange or retirement of a new note for which it was exchanged could be characterized as ordinary income or loss, respectively.

Non-U.S. Holders

   The following is a general discussion of certain U.S. federal income and estate tax consequences resulting from the beneficial ownership of new notes by a person other than a U.S. Holder or a former U.S. citizen or resident (a "Non-U.S. Holder").

   Subject to the discussion of backup withholding below, payments of principal or any premium by the issuer or any of its agents (acting in its capacity as agent) to any Non-U.S. Holder will not be subject to U.S. withholding tax. In the case of payments of interest to any Non-U.S. Holder, however, U.S. withholding tax will apply unless the Non-U.S. Holder (1) does not own (actually or constructively) 10-percent or more of the voting equity interests of the issuer, (2) is not a controlled foreign corporation for U.S. tax purposes that is related to the issuer (directly or indirectly) through stock ownership, or (3) is not a bank receiving interest in the manner described in
Section 881(c)(3)(A) of the Code. Moreover, either (1) the Non-U.S. Holder must certify on IRS Form W-8BEN to the issuer or its agent under penalties of perjury that it is not a U.S. person and must provide its name and address, or
(2) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business and that also holds the new note must certify to the issuer or its agent under penalties of perjury that such statement on IRS Form W-8BEN has been received from the Non-U.S. Holder by it or by another financial institution and must furnish the issuer with a copy.

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   A Non-U.S. Holder that does not qualify for exemption from withholding as described above must provide the issuer or its agent with documentation as to his, her, or its identity to avoid the U.S. backup withholding tax on the amount allocable to a Non-U.S. Holder and be subject instead to the 30% foreign withholding rate, or to reduce further the withholding tax under an applicable tax treaty. The documentation may require that the Non-U.S. Holder provide a U.S. tax identification number.

   Holders that are foreign partnerships for U.S. tax purposes generally must provide on IRS Form W-8IMY (or successor form) and associate with that form appropriate certification or documentation from each partner to avoid U.S. withholding tax on interest income from the new notes. Alternatively, to reduce U.S. withholding tax under an applicable tax treaty, holders that are foreign partnerships for U.S. tax purposes generally must provide an IRS Form W-8BEN.

   If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on a new note or new notes held by such holder is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above (provided that such holder timely furnishes the required certification to claim such exemption), may be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a new note will be included in the earnings and profits of the holder if the interest is effectively connected with the conduct by the holder of a trade or business in the United States. Such a holder must provide the payor with a properly executed IRS Form W-8ECI (or successor form) to claim an exemption from U.S. federal withholding tax.

   Any capital gain or market discount realized on the sale, exchange, retirement or other disposition of a new note by a Non-U.S. Holder will not be subject to U.S. federal income or withholding taxes if (1) the gain is not effectively connected with a U.S. trade or business of the Non-U.S. Holder, and
(2) in the case of an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and certain other conditions are met.

   Holders of new notes that are Non-U.S. Holders should consult their own tax advisors with respect to the possible applicability of U.S. withholding and other taxes upon income realized in respect of the new notes.

  United States Estate Tax Considerations

   The new notes generally will not be includible in the U.S. taxable estate of a Non-U.S. Holder unless the individual owns (actually or constructively) 10-percent or more of the voting equity interests of the issuer or the servicer or, at the time of the individual's death, payments in respect of the new notes would have been effectively connected with the conduct by the individual of a trade or business in the United States.

Information Reporting and Backup Withholding

   For each calendar year in which the new notes are outstanding, the issuer is required to provide the Internal Revenue Service with certain information, including a holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

   If a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under-reports its tax liability, the issuer, its agents or paying agents or a broker may be required to make "backup" withholding of tax on each payment of

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interest, principal and any premium on the new notes. As of December 1, 2002, the backup withholding rate for applicable payments made through December 31, 2003 is 30%. The backup withholding rate is 29% for 2004 and 2005 and 28% for 2006 and thereafter (subject to possible increase after 2010). This backup withholding is not an additional tax and may be credited against the U.S. Holder's federal income tax liability, provided that the U.S. Holder furnishes the required information to the Internal Revenue Service.


   Under current Treasury Regulations, backup withholding and information reporting will not apply to payments of interest made by the issuer or any of its agents (in their capacity as such) to a Non-U.S. Holder if such holder has provided the required certification that it is not a U.S. person (as set forth in the second paragraph under "--Non-U.S. Holders," above), or has otherwise established an exemption (provided that neither the issuer nor its agent has actual knowledge that the holder is a U.S. person or that the conditions of an exemption are not in fact satisfied).

   Payments of the proceeds from the sale of a new note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) may apply to those payments if the broker is one of the following:

  .   a United States person;

  .   a controlled foreign corporation for U.S. tax purposes;

  . a foreign person 50-percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business; or

  .   a foreign partnership with certain connections to the United States.

   Payment of the proceeds from a sale of a new note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

   The federal income tax discussion set forth above is included for general information only. Holders of old notes are strongly urged to consult their tax advisor as to the specific tax consequences to them of the exchange of old notes for new notes, and the disposition and ownership of new notes, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

                           State Tax Considerations

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not describe any aspect of the income tax laws of any state. We strongly encourage you to consult your own tax advisors with respect to the various state tax consequences of an investment in the notes.

                             ERISA Considerations

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary duties and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on individual retirement accounts and annuities described in Section 408 of the Code (collectively, "Tax-Favored Plans").

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Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the prohibited transaction rules set forth in ERISA. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.

   In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively, "Benefit Plans") and persons who have certain specified relationships with the Benefit Plans ("Parties in Interest" or "Disqualified Persons"), unless an exemption is available. The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if certain entities, including but not limited to the issuer, are or become a Party in Interest or a Disqualified Person with respect to such Benefit Plan. Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502 of ERISA (or Section 4975 of the Code) unless an exemption is available. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers or (v) PTCE 96-23 regarding certain transactions effected by an in-house asset manager. Before purchasing the notes, a plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(l) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

   Certain transactions involving the purchase, holding or transfer of the notes might constitute a prohibited transaction under ERISA and the Code if assets of the issuer were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (29 C.F.R. Section 2510.3-101, the "Plan Asset Regulation"), the assets of the issuer would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code if the notes constitute an "equity interest" and none of the exceptions contained in the Plan Asset Regulation is applicable. An "equity interest" is defined under the Plan Asset Regulation as "any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features." The notes are not expected to be treated as equity interests within the meaning of the Plan Asset Regulation. A Benefit Plan fiduciary considering the purchase of the notes should consult its tax and legal advisors regarding whether the assets of the issuer would be considered plan assets under the Plan Asset Regulation, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences under ERISA.

                             Plan of Distribution

   Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the new notes issued in the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders (other than any holder which is an "affiliate" of the issuer or the depositor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this applies only if the new notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to participate in the distribution of the new notes. We refer you to the "Morgan Stanley & Co. Inc." SEC No-Action Letter (available June 5, 1991), "Exxon Capital Holdings Corporation" SEC No-Action Letter (available May 13, 1988) and "Shearman & Sterling" SEC No-Action Letter (available July 2, 1993).

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   Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that starting on the expiration date of the exchange offer and ending on the close of business 120 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

   We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any resale of new notes and any commissions or concessions received by any persons may be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be admitting that it is an underwriter within the meaning of the Securities Act.

   For a period of 120 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers. We have agreed to indemnify' holders of the notes (including any broker-dealers) against liabilities, including liabilities under the Securities Act.

                                 Legal Matters

   Certain legal matters relating to the issuer, the seller, the depositor, the servicer, and the notes will be passed on by Thompson Hine LLP. Thompson Hine LLP has performed legal services for the seller, the depositor and the issuer and/or their affiliates in the past, and it is expected that they will continue to perform those services in the future.

   Specific legal matters relating to federal income taxation will be passed upon by Squire, Sanders & Dempsey L.L.P. Certain legal matters will be passed upon for the dealer manager by Squire, Sanders & Dempsey L.L.P.

                                      102

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                                    Ratings

   It is a condition to the sale of the new Class A notes that they be rated AAA by Fitch Ratings, Aaa by Moody's Investors Service, Inc., and AAA by Standard & Poor's. It is a condition to the sale of the new Class B notes that they be rated at least A by Fitch Ratings, A3 by Moody's Investors Service, Inc., and A by Standard & Poor's. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the notes address the likelihood of the ultimate payment of principal of and interest on the notes under their terms.


   The issuer has furnished and will furnish to the rating agencies information and materials, some of which have not been included in this prospectus. Generally, a rating agency bases its rating on this information and materials, investigations, studies and assumptions obtained by the rating agency. There is no assurance that any rating will apply for any given period of time or that it will not be lowered or withdrawn entirely by the rating agency.


   Each rating is subject to change or withdrawal at any time and any change or withdrawal may affect the market price or marketability of the notes. The initial purchasers undertake no responsibility either to bring to the attention of the noteholders any proposed change in or withdrawal of any rating of the notes or to oppose any change or withdrawal.


   Until March 7, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.


                                      103

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                                  APPENDIX A
                              AUCTION PROCEDURES

General

   The following description of the Auction Procedures applies separately to each series of the Notes (as defined herein). See "Usage of Terms" in this Appendix A for the definition of certain terms used herein.

Auction Participants

   Existing Owners and Potential Owners. Participants in each Auction will include: (i) "Existing Owners," which will mean, for purposes of dealing with the Auction agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the business day preceding the Auction Date for such Auction, and, with respect to and for purposes of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Notes and (ii) "Potential Owners," which will mean any Person (including an Existing Owner) that is a Broker-Dealer when dealing with the Auction Agent, and a potential beneficial owner when dealing with a Broker-Dealer, who may be interested in acquiring Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Notes).

   By purchasing the Notes, whether in an Auction or otherwise, a prospective purchaser of the Notes or its Broker-Dealer must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request, (iv) that a Sell Order placed by an Existing Owner will constitute an irrevocable offer to sell the principal amount of Notes specified in such Sell Order; (v) that a Bid placed by an Existing Owner will constitute an irrevocable offer to sell the principal amount of Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Auction Rate determined as described in this Appendix A; (vi) that a Bid placed by a Potential Owner will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Auction Rate determined as described in this Appendix A.

   So long as the beneficial ownership of the Notes is maintained in book-entry form to sell, transfer or otherwise dispose of Notes, only under a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those under an Auction, the Existing Owner of Notes so transferred, its Participant or Broker-Dealer advises the Auction Agent of the transfer.

   Auction Agent. Deutsche Bank Trust Company Americas is appointed in the indenture as Initial Auction Agent to serve as agent for the issuer in connection with Auctions. The indenture trustee was directed by the depositor to enter into the Initial Auction Agent Agreement with Deutsche Bank Trust Company Americas, as the Initial Auction Agent. Any Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed on it under the indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the indenture by giving at least 90 days' notice to the indenture trustee, each Broker-Dealer and the issuer. The Auction Agent may be removed at any time by the indenture trustee on the written direction of the issuer, or the holders of at least a majority of the aggregate principal amount of the Notes then outstanding, by an instrument signed by the holders or their attorneys and filed with the Auction Agent, the issuer and the indenture trustee giving at least 90 days' notice. Neither resignation nor removal of the Auction Agent under the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted the appointment. If required by the issuer, a Substitute Auction Agent Agreement will be entered into with a Substitute Auction Agent. However, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the indenture trustee, each Broker-Dealer and the issuer in writing that it has not received payment of any Auction Agent Fee due it under the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

   If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent should be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the indenture trustee, at the direction of the issuer, shall use its best efforts to appoint a Substitute Auction Agent.

   The Auction Agent is acting as agent for the issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

   The indenture trustee will pay the Auction Agent the Auction Agent Fee on each Payment Date for the Notes and will reimburse the Auction Agent on its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent under any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The amounts are payable as provided in the indenture. The issuer will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any claim or liability in connection with its exercise or performance of any of its duties under the indenture, the Auction Agent Agreement and the Broker-Dealer Agreements and of enforcing this indemnification provision; provided that the issuer will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, those fees and expenses being payable as described above.

   Broker-Dealers. The Auction Agent has entered into Broker-Dealer Agreements with each of William R. Hough & Co., as the sole initial Broker-Dealer for the Series 2002A1-1 Notes through Series 2002A1-11 Notes, and the Series 2002B1-1 Notes and Series 2002B1-2 Notes, and Salomon Smith Barney Inc., as the sole initial Broker-Dealer for the Series 2002A1-12 Notes and Series 2002A1-13 Notes. The issuer may, from time to time, approve one or more additional Persons to serve as a Broker-Dealer under a Broker-Dealer Agreement and shall be responsible for providing such Broker-Dealer Agreements to the indenture trustee and the Auction Agent. Any Broker-Dealer may be removed at any time, at the request of the issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

   Existing Owners and Potential Owners may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including William R. Hough & Co. as the sole initial Broker-Dealer for the Series 2002A1-1 Notes through Series 2002A1-11 Notes and the Series 2002B1-1 Notes and Series 2002B1-2 Notes, and Salomon Smith Barney Inc., as the sole initial Broker-Dealer for the Series 2002A1-12 Notes and Series 2002A1-13 Notes, or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below that
(i) is a Participant or an affiliate of a Participant, (ii) has been selected by the issuer and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

   Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from moneys received from the indenture trustee, on each Payment Date. The Broker-Dealer Fee is payable as provided in the indenture and the Broker-Dealer Agreements. Broker-Dealers may submit Orders in Auctions for their own accounts. Any Broker-Dealer submitting an Order for its own account in any Auction might have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction, but it would not have knowledge of Orders submitted by other Broker-Dealers. Each Broker-Dealer Agreement provides that a Broker-Dealer shall handle its customers' Orders under their respective duties under applicable securities laws and rules. Any entity that is an affiliate of the issuer and becomes a Broker-Dealer must submit a Sell Order covering any Notes held for its own account.

Auction Procedures

   General. Under the indenture, Auctions to establish the Auction Rate for the Notes will be held on each Auction Date by application of the Auction Procedures described in this Appendix A and in the indenture.

   The Auction Agent will calculate the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, on each Auction Date and will notify the indenture trustee and the Broker-Dealers of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Notes is no longer maintained in book-entry form, or if a Payment Default has occurred, then the indenture trustee will determine the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate for each such Interest Period. If the ownership of the Notes is no longer maintained in book-entry form, the indenture trustee will calculate the applicable Maximum Rate and the Net Loan Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of certificates representing the Notes pursuant to the indenture. If a Payment Default shall have occurred, the indenture trustee will calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The determination by the indenture trustee or the Auction Agent, as the case may be, of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the indenture trustee of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate.

   Determination of the Auction Rate. The Auction Rate for each series of the Notes for each Auction Period will be determined on each Auction Date in accordance with the Auction Procedures. Each such Auction Period will commence on each Interest Adjustment Date for such series and will terminate on and include the day preceding the next Interest Adjustment Date for such series or the Stated Maturity of such series, as applicable.


   Submission of Orders. So long as the ownership of the Notes is maintained in book-entry form, an Existing Owner may sell, transfer or otherwise dispose of Notes only under a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than under Auctions, the Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of the transfer. Auctions will be conducted on each Auction Date, if there is an Auction Agent on the Auction Date, in the following manner (the procedures will apply to each series of Notes separately).


   Prior to the Submission Deadline (defined as 1:00 P.M., eastern time, on any Auction Date or other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date:

      (a) each Existing Owner of Notes may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of outstanding Notes, if any, owned by the Existing Owner that the Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of outstanding Notes, if any, that the Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction Period will be less than the rate per annum specified by the Existing Owner (a "Bid"); and/or (iii) the principal amount of outstanding Notes, if any, owned by the Existing Owner that the Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period (a "Sell Order"); and

      (b) one or more Broker-Dealers may contact Potential Owners to determine the principal amount of Notes that each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period will not be less than the rate per annum specified by the Potential Owner (also a "Bid").

   Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Owner and each Potential Owner placing an Order is referred to as a "Bidder."

   Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Owner will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Notes specified in the Bid if the Auction Note Interest Rate will be less than the rate specified in the Bid, (ii) the principal amount or a lesser principal amount of outstanding Notes to be determined as described below in "Acceptance and Rejection of Orders," if the Auction Note Interest Rate will be equal to the rate specified in the Bid or
(iii) the principal amount or a lesser principal amount of outstanding Notes to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Auction Note Interest Rate and Sufficient Bids (as defined below) have not been made.

   Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Owner will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Notes specified in the Sell Order or (ii) the principal amount or a lesser principal amount of outstanding Notes as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

   Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Owner will constitute an irrevocable offer to purchase: (i) the principal amount of outstanding Notes specified in the Bid if the Auction Note Interest Rate will be higher than the rate specified in the Bid or (ii) the principal amount or a lesser principal amount of outstanding Notes as described below in "Acceptance and Rejection of Orders," if the Auction Note Interest Rate is equal to the rate specified in the Bid.

   Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by the Broker-Dealer and will specify with respect to each Order: (i) the name of the Bidder placing the Order; (ii) the aggregate principal amount of Notes that are the subject of the Order; (iii) to the extent that the Bidder is an Existing
Owner: (a) the principal amount of Notes, if any, subject to any Hold Order placed by the Existing Owner; (b) the principal amount of Notes, if any, subject to any Bid placed by the Existing Owner and the rate specified in the Bid; and (c) the principal amount of Notes, if any, subject to any Sell Order placed by the Existing Owner; and (iv) to the extent the Bidder is a Potential Owner, the rate specified in the Potential Owner's Bid.

   If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round the rate up to the next higher one-thousandth (.001) of one percent.

   If an Order or Orders covering all outstanding Notes owned by any Existing Owner are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of the Existing Owner covering the principal amount of outstanding Notes owned by the Existing Owner and not subject to an Order submitted to the Auction Agent.

   Neither the issuer, the indenture trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

   Validity of Orders. If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of outstanding Notes owned by the Existing Owner, those Orders will be considered valid as follows and in the order of priority described below.


             Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of outstanding Notes owned by the Existing Owner, and if the aggregate principal amount of Notes subject to the Hold Orders exceeds the aggregate principal amount of Notes owned by the Existing Owner, the aggregate principal amount of Notes subject to each Hold Order will be reduced pro rata so that the aggregate principal amount of Notes subject to all Hold Orders equals the aggregate principal amount of outstanding Notes owned by the Existing Owner.


             Bids. Any Bid will be considered valid up to the amount of the excess of the principal amount of outstanding Notes owned by the Existing Owner over the aggregate principal amount of Notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of the Existing Owner and the aggregate principal amount of outstanding Notes subject to those Bids is greater than the excess, those Bids will be considered valid up to the amount of the excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of the Existing Owner, those Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which the excess exists and then at the rate up to the amount of the excess. In any event, the aggregate principal amount of outstanding Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Owner at the rate therein specified.

             Sell Orders. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of outstanding Notes held by the Existing Owner over the aggregate principal amount of Notes subject to valid Hold Orders and valid Bids as referred to above.

             If more than one Bid for Notes is submitted on behalf of any Potential Owner, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. An Existing Owner that offers to purchase additional Notes is, for purposes of such offer, treated as a Potential Owner. Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of Notes not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Notes not equal to an Authorized Denomination will be rejected. Any Bid specifying a rate higher than the Maximum Rate will (i) be treated as a Sell Order if submitted by a Existing Owner and (ii) not be accepted if submitted by a Potential Owner. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

   Determination of Sufficient Bids and Bid Auction Rate. A Hold Order, a Bid or a Sell Order that has been determined valid under the procedures described above is referred to as a "Submitted Hold Order", a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders"). Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

      (a) the excess of the total principal amount of outstanding Notes over the sum of the aggregate principal amount of outstanding Notes subject to Submitted Hold Orders (this excess being hereinafter referred to as the "Available Notes"); and

      (b) from the Submitted Orders whether the aggregate principal amount of outstanding Notes subject to Submitted Bids by Potential Owners specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of (i) the aggregate principal amount of outstanding Notes subject to Submitted Bids by Existing Owners specifying one or more rates higher than the Maximum Rate and (ii) the aggregate principal amount of outstanding Notes subject to Submitted Sell Orders (in the event the excess or the equality exists other than because all of the outstanding Notes are subject to Submitted Hold Orders, the Submitted Bids by Potential Owners above will be hereinafter referred to collectively as "Sufficient Bids"); and

      (c) if Sufficient Bids exist, the "Bid Auction Rate", which will be the lowest rate specified in the Submitted Bids so that if:

          (i) each Submitted Bid from Existing Owners specifying the lowest rate and all other Submitted Bids from Existing Owners specifying lower rates were rejected (thus entitling the Existing Owners to continue to own the principal amount of Notes subject to the Submitted Bids); and

          (ii) each Submitted Bid from Potential Owners specifying the lowest rate and all other Submitted Bids from Potential Owners specifying lower rates, were accepted,

the result would be that the Existing Owners described in subparagraph (i) above would continue to own an aggregate principal amount of outstanding Notes that, when added to the aggregate principal amount of outstanding Notes to be purchased by the Potential Owners described in subparagraph (ii) above, would equal not less than the Available Notes.

   Notice of Auction Rate and Series Interest Rate. Promptly after the Auction Agent has made the determinations described above, the Auction Agent will advise the indenture trustee, the Broker-Dealers and the issuer of the Net Loan Rate, the Maximum Rate, the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period will be established as follows:

      (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

      (b) if Sufficient Bids do not exist (other than because all of the outstanding Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the applicable Maximum Rate; or

      (c) if all outstanding Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

   Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the indenture trustee of the Auction
Note Interest Rate, which rate will be the lesser of (a) the Auction Rate and
(b) the applicable Maximum Rate.

   Acceptance and Rejection of Orders. Existing Owners will continue to own the principal amount of Notes that are subject to Submitted Hold Orders. If the Net Loan Rate for the Notes is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take other action as set forth below under "Sufficient Bids".

   If the Maximum Rate is less than the Auction Rate, the Maximum Rate will be the Auction Note Interest Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the applicable Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as set forth below under "Insufficient Bids".

   Sufficient Bids. If Sufficient Bids have been made and the Maximum Rate is equal to or greater than the Bid Auction Rate (in which case the Auction Note Interest Rate will be the Bid Auction Rate), all Submitted Sell

Orders will be accepted and, subject to the requirements described in subparagraphs (d) and (e) below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

      (a) Existing Owners' Submitted Bids specifying any rate that is higher than the Auction Note Interest Rate will be accepted, thus requiring each Existing Owner to sell the aggregate principal amount of Notes subject to the Submitted Bids;

      (b) Existing Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate will be rejected, thus entitling each Existing Owner to continue to own the aggregate principal amount of Notes subject to the Submitted Bids;

      (c) Potential Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate will be accepted;

      (d) Each Existing Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate will be rejected, thus entitling the Existing Owner to continue to own the aggregate principal amount of Notes subject to the Submitted Bid, unless the aggregate principal amount of Notes subject to the Submitted Bids will be greater than the principal amount of Notes (the "remaining principal amount") equal to the excess of the Available Notes over the aggregate principal amount of Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event the Submitted Bid of the Existing Owner will be rejected in part and the Existing Owner will be entitled to continue to own the principal amount of Notes subject to the Submitted Bid, but only equal to the aggregate principal amount of Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding Notes held by the Existing Owner subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Notes subject to the Submitted Bids made by all the Existing Owners that specified a rate equal to the Auction Note Interest Rate; and

      (e) Each Potential Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate will be accepted, but only in an amount equal to the principal amount of Notes obtained by multiplying the excess of the aggregate principal amount of Available Notes over the aggregate principal amount of Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Notes subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Notes subject to Submitted Bids made by all Potential Owners that specified a rate equal to the Auction Note Interest Rate.

   Insufficient Bids. If Sufficient Bids have not been made (other than because all of the outstanding Notes are subject to Submitted Hold Orders) or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), Submitted Orders will be accepted or rejected as follows in the following order of priority:

      (a) Existing Owners' Submitted Bids specifying any rate that is equal to or lower than the Auction Note Interest Rate will be rejected, thus entitling Existing Owners to continue to own the aggregate principal amount of Notes subject to the Submitted Bids,

      (b) Potential Owners' Submitted Bids specifying (i) a rate that is equal to or lower than the Auction Note Interest Rate will be accepted, and (ii) a rate that is higher than the Auction Note Interest Rate will be rejected, and

      (c) Each Existing Owner's Submitted Bid specifying any rate that is higher than the Auction Note Interest Rate and the Submitted Sell Order of each Existing Owner will be accepted, thus entitling each Existing Owner that submitted any Submitted Bid or Submitted Sell Order to sell the Notes subject to the Submitted Bid or Submitted Sell Order, but in both cases only equal to the aggregate principal amount of Notes obtained by multiplying the aggregate principal amount of Notes subject to Submitted Bids described in subparagraph (b)(i) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Notes owned by the Existing Owner subject to the Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of outstanding Notes subject to all Submitted Bids and Submitted Sell Orders.

   All Hold Orders. If all outstanding Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

   Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Notes that is not equal to an Authorized Denomination, the Auction Agent will, in a manner as in its sole discretion it will determine, round up or down the principal amount of Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Notes purchased or sold by each Existing Owner or Potential Owner will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Notes, the Auction Agent will, in a manner as in its sole discretion it will determine, allocate Notes for purchase among Potential Owners so that only Notes in an Authorized Denomination are purchased by any Potential Owner, even if allocation results in one or more of the Potential Owners not purchasing any Notes.

   Based on the results of each Auction, the Auction Agent will determine the aggregate principal amount of Notes to be purchased and the aggregate principal amount of Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that the aggregate principal amount of Notes to be sold differs from the aggregate principal amount of Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers the Broker-Dealer will deliver, or from which Broker-Dealer or Broker-Dealers acting for one or more sellers the Broker-Dealer will receive, as the case may be, Notes.

   Any calculation by the Auction Agent (or the administrator or the indenture trustee, as applicable) of the Auction Note Interest Rate, the Maximum Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

   No Auction for the Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Revenue Fund to pay, or otherwise held by the indenture trustee under the indenture and available to pay, the principal of and interest due on the Notes on the Payment Date immediately following such Auction Date. No Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The indenture trustee shall promptly notify the Auction Agent of any such occurrence.

   Other Applicable Interest Rates and Adjustments. In any event, for each series of Notes:

      (a) if the ownership of the Notes is no longer maintained in book-entry form, the Auction Note Interest Rate for any Interest Period commencing after the delivery of certificates representing the Notes will equal the Cap Rate; or

      (b) if a Payment Default shall have occurred, the Auction Note Interest Rate for the Interest Period commencing on or during the Payment Default and for each Interest Period afterwards, to and including the Interest Period, if any, during which, or commencing less than two business days after, such Payment Default is cured in accordance with the indenture, will equal the Non-Payment Rate on the first day of each such Interest Period.

   The Auction Agent will promptly give written notice to the indenture trustee and the issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction Note Interest Rate, applicable to the Notes. The indenture trustee will, upon request, notify the noteholders and the issuer of the applicable Auction
Note Interest Rate applicable to the Notes for each Auction Period not later than the third Business Day of such Auction Period. Notwithstanding any other provision of the Notes or the indenture and except for the occurrence of a Payment Default, interest payable on the Notes for an Auction Period will never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

   If the Auction Rate for the Notes is greater than the Net Loan Rate, then the Auction Note Interest Rate applicable to such Notes for that Interest Period will be the Net Loan Rate and the issuer will determine the Carry-over Amount, if any, with respect to such Notes for such Interest Period.

   The Carry-over Amount will bear interest calculated at a rate equal to One-Month LIBOR (as determined by the indenture trustee, provided the indenture trustee has received notice of One-Month LIBOR from the issuer, and if the indenture trustee has not received such notice from the issuer, then as determined by the indenture trustee) from the Payment Date for the Interest Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount will be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. Any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over Amount. Such Carry-over Amount will be separately calculated for each Auction Rate Security by the issuer during such Interest Period in sufficient time for the indenture trustee to give notice to each noteholder of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Payment Date for an Interest Period with respect to which such Carry-over Amount has been calculated by the issuer, the indenture trustee will give written notice to each noteholder the Auction Agent and the issuer, in the form provided by the issuer, of the Carry-over Amount applicable to each Auction Rate Security, which written notice may accompany the payment of interest made to the noteholder on such Payment Date. Such notice shall state, in addition to such Carry-over Amount, that, unless and until an Auction Rate Security has been redeemed (other than by optional redemption), after which all accrued Carry-over Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carry-over Amount (and interest accrued thereon) shall be paid with respect to such Auction Rate Security, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) will be paid by the indenture trustee pursuant to the issuer's order on an Auction Rate Security on the earliest of (i) the date of defeasance of the Notes or (ii) the first occurring Payment Date with respect to the Auction Rate Security (or on the date of any such optional redemption) if and to the extent that (A) the Eligible Carry-over Make-up Amount with respect to such subsequent Interest Period is greater than zero, and (B) moneys are available pursuant to the terms of the indenture in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon), and (b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is cancelled.

   The Carry-over Amount (and interest accrued thereon) for Notes will be paid by the indenture trustee pursuant to issuer's order on Outstanding Notes on the earliest of (a) the date of defeasance of any of the Notes or (b) the first occurring Payment Date if and to the extent that (i) the Eligible Carry-over Make-up Amount with respect to such Interest Period is greater than zero, and
(ii) on such Payment Date there are sufficient moneys in the Revenue Fund to pay all interest due on the Notes on such Payment Date, to redeem any Notes required to be redeemed on such Payment Date in accordance with the indenture and to fund amounts required to be added to the Reserve Fund on such Payment Date. Any Carry-over Amount (and any interest accrued thereon) on any Auction Rate Security that is due and payable on an Payment Date, which Auction Rate Security is to be redeemed (other than by optional redemption) on said Payment Date, will be paid to the noteholder thereof on said Payment Date to the extent that moneys are available therefor in accordance with the provisions of the indenture; provided, however, that any Carry-over Amount (and any interest accrued thereon) that is not yet due and payable on said Payment Date will be cancelled with respect to said Auction Rate Security that is to be redeemed (other than by optional redemption) on said Payment Date and shall not be paid on any succeeding Payment Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the indenture trustee on the earliest of
(a) the date of defeasance of any of the Notes or (b) the next occurring Payment Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Payment Date on which the indenture trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on Notes, the indenture trustee will give written notice in the manner set forth in the immediately preceding paragraph to the noteholder of such Auction Rate Security receiving such partial payment of the Carry-over Amount remaining unpaid on such Auction Rate Security.

   The Payment Date or other date on which such Carry-over Amount (or any interest accrued thereon) for Notes will be paid will be determined by the indenture trustee in accordance with the provisions of the immediately preceding paragraph and the indenture, and the indenture trustee will make payment of the Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same fund from which, it pays interest on the Notes on an Payment Date. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-over Make-up Amount.

   In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Period, which Interest Period will be an Auction Period, for Notes shall be the applicable Cap Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Cap Rate, the Cap Rate will be determined by the securities dealer appointed by the issuer capable of making such a determination in accordance with the provisions of the indenture and written notice of such determination will be given by such securities dealer to the indenture trustee.

Settlement Procedures

   The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Auction Note Interest Rate for the next Interest Period and, if the Order was a Bid or Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise the Bidder of the Auction Note Interest Rate for the next Interest Period and, if the Order was a Bid or a Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Notes as a result of the Auction and advise each Bidder purchasing or selling Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of the Notes or to deliver the Notes against payment therefor, as appropriate. Under the Auction Agent Agreement, the Auction Agent will record each transfer of Notes on the Existing Owners Registry to be maintained by the Auction Agent.

   Under DTC's normal procedures, on the business day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the Securities Depository, and the accounts of the respective Participants at DTC will be debited and credited and Notes delivered as necessary to effect the purchases and sales of Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment under its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

   If any Existing Owner selling Notes in an Auction fails to deliver the Notes, the Broker-Dealer of any Person that was to have purchased Notes in the Auction may deliver to the Person a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by the Person but in any event equal to an Authorized Denomination. In that event, the principal amount of Notes to be delivered will be determined by that Broker-Dealer. Delivery of the lesser principal amount of Notes will constitute good delivery. Neither the indenture trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Owner, Existing Owner or their respective Broker-Dealer or Participant to deliver the principal amount of Notes or to pay for the Notes purchased or sold under an Auction or otherwise. For a further description of the settlement procedures, see Appendix B, "Settlement Procedures."

Indenture Trustee Not Responsible for Auction Agent, Calculation Agent and Broker-Dealers

   The indenture trustee will not be liable or responsible for the actions of or failure to act by the Auction Agent or any Broker-Dealer under the indenture or under the Auction Agent Agreement or any Broker-Dealer Agreement. The indenture trustee may conclusively rely on any information required to be furnished by the Auction Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of the information.

Changes in Auction Terms


   Changes in Auction Period or Periods. The issuer may change, from time to time, the length of one or more Auction Periods to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Notes (an "Auction Period Adjustment"). Any such adjusted Auction Period will not be less than 7 days nor more than 366 days. The issuer will not initiate an Auction Period Adjustment unless it shall have received the written consent of the Market Agent, which consent may not be unreasonably withheld, not later than 9 days prior to the Auction Date for such Auction Period. The issuer will initiate the Auction Period Adjustment by giving written notice to the indenture trustee, the Auction Agent, the Market Agent, each Broker-Dealer, each Rating Agency and the Securities Depository at least 10 days prior to the Auction Date for such Auction Period.


   An Auction Period Adjustment shall take effect only if (A) the indenture trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the issuer authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the Market Agent and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined under the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be the applicable Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.


   Changes in the Auction Date. The Market Agent, with the written consent of the administrator on behalf of the issuer, may specify a different Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in this Appendix A with respect to one or more specified Auction Periods to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Notes. The Market Agent must deliver a written request for consent to such change in the Auction Date to the issuer at least 14 days prior to the effective date of such change. If the issuer shall have delivered such written consent to the Market Agent, the Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the indenture trustee, the Auction Agent, the issuer, each rating agency rating the Notes and the Securities Depository. This notice will be substantially in the form of, or contain substantially the information contained in, the indenture.


   The changes in Auction terms described above may be made with respect to any of the series of Notes (but in the latter case separate notices will be prepared and delivered as provided above and, with respect to changes in the length of Auction Periods, the conditions specified above will be applied to each series separately). In connection with any change in Auction terms described above, the Auction Agent will provide further notice to the parties as is specified in the Auction Agent Agreement.

Usage of Terms

   As used in this Appendix A, the following terms shall have the meanings set forth below.

   "All Hold Rate" shall mean the Applicable LIBOR Rate less 0.20%; provided, that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

   "Applicable LIBOR Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

   "Auction" shall mean the implementation of the Auction Procedures on an Auction Date.

   "Auction Agent" shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

   "Auction Agent Agreement" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

   "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

   "Auction Date" shall mean (a) initially, with respect to the Series 2002A1-1 Notes, February 11, 2003; with respect to the Series 2002A1-2 Notes, May 13, 2003; with respect to the Series 2002A1-3 Notes, May 20, 2003 and with respect to the Series 2002A1-4 Notes August 19, 2003, and (b) upon expiration of the Initial Period with respect to the Series 2002A1-1 Notes, the Series 2002A1-2 Notes, the Series 2002A1-3 Notes and the Series 2002A1-4 Notes, and for all other Series of Notes, the Business Day immediately preceding the first day of each Auction Period for each respective Series, other than:

      (a) each Auction Period commencing after the ownership of the applicable Notes is no longer maintained in book-entry form by the Securities Depository;

      (b) each Auction Period commencing after and during the continuance of a Payment Default; or

      (c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the indenture.

   "Auction Note Interest Rate" shall mean each variable rate of interest per annum borne by Notes for each Auction Period and determined in accordance with the indenture; provided, however, that in the event of a Payment Default, the Auction Note Interest Rate shall equal the applicable Non-Payment Rate; provided, further, however that such Auction Note Interest Rate shall in no event exceed the lesser of the Net Loan Rate and the Maximum Rate.

   "Auction Period" shall mean the Interest Period applicable to the Notes during which time the Auction Note Interest Rate is determined pursuant to the indenture, which Auction Period initially shall consist generally of 28 days, as the same may be adjusted pursuant to the indenture.

   "Auction Procedures" shall mean the procedures set forth in the indenture and this Appendix A by which the Auction Rate is determined.

   "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described above under "Auction Procedures".

   "Authorized Denominations" shall mean $50,000 and any integral multiple thereof.

   "Broker-Dealers" shall mean William R. Hough & Co. with respect to the Series 2002A1-1 Notes through Series 2002A1-11 Notes and the Series 2002B1-1 Notes and Series 2002B1-2 Notes and Salomon Smith Barney Inc. with respect to the Series 2002A1-12 Notes and the Series 2002A1-13 Notes and any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the issuer pursuant to the indenture, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.


   "Broker-Dealer Agreements" shall mean the agreements between the Auction Agent and the Broker-Dealers, and approved by the issuer, pursuant to which the Broker-Dealers agree to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. The Broker-Dealer Agreements shall be in substantially the form of each Broker-Dealer Agreement, among the issuer, the Auction Agent, and each respective Broker-Dealer.


   "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

   "Business Day" shall mean any day other than a Saturday, Sunday, holiday or day on which banks located in the City of New York, New York, or the New York Stock Exchange, the indenture trustee or the Auction Agent, are authorized or permitted by law or executive order to close or such other date as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the issuer.

   "Cap Rate" shall mean, with respect to any Interest Period applicable to the Notes, the lesser of (i) the applicable Maximum Rate and (ii) the Net Loan Rate in effect for such Interest Period.

   "Carry-over Amount" shall mean, for any Interest Period during which interest is calculated at the Net Loan Rate, the excess, if any, of (a) the amount of interest on an Auction Rate Security that would have accrued with respect to the related Interest Period at the lesser of (i) the applicable Auction Rate and (ii) the Maximum Rate over (b) the amount of interest on such Auction Rate Security actually accrued with respect to such Auction Rate Security with respect to such Interest Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Interest Periods; provided that any reference to "principal" or "interest" in the indenture and the Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

   "Effective Interest Rate" shall mean, with respect to any Financed Student Loan, the interest rate per annum payable by the borrower as of the last day of the calendar quarter borne by such Financed Student Loan after giving effect to any reduction in such interest rate pursuant to borrower incentives, (a) less all accrued rebate fees on such Financed Student Loan constituting Consolidation Loans paid during such calendar quarter expressed as a percentage per annum and (b) plus all accrued Interest Benefit Payments and Special Allowance Payments applicable to such Financed Student Loan during such calendar quarter expressed as a percentage per annum.

   "Eligible Carry-over Make-up Amount" shall mean, with respect to each Interest Period relating to the Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Notes in respect to such Interest Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period.

   "Existing Owner" shall mean (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and
(b) with respect to and for the purpose of dealing with the Broker-Dealers in connection with an Auction, a Person who is a beneficial owner of Notes.

   "Initial Auction Agent" shall mean Deutsche Bank Trust Company Americas, a New York banking corporation, and its successors and assigns.


   "Initial Auction Agent Agreement" shall mean the Auction Agent Agreement by and among the issuer, the indenture trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.



   "Initial Payment Dates" shall mean, with respect to the Series 2002A1-1 Notes, February 12, 2003 with respect to the Series 2002A1-2 Notes May 14, 2003; with respect to the Series 2002A1-3 Notes, May 21, 2003 and with respect to the Series 2002A1-4 Notes, August 20, 2003.


   "Initial Period" shall mean, as to the Series 2002A1-1 Notes, the Series 2002A1-2 Notes, the Series 2002A1-3 Notes and the Series 2002A1-4 Notes, the period commencing on the closing date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such Notes.

   "Initial Rate" shall mean 2.58% for the Series 2002A1-1 Notes, 2.93% for the Series 2002A1-2 Notes, 2.86% for the Series 2002A1-3 Notes and 3.25% for the Series 2002A1-4 Notes.

   "Initial Rate Adjustment Date" shall mean, with respect to the Series 2002A1-1 Notes, February 12, 2003; with respect to the Series 2002A1-2 Notes, May 14, 2003; with respect to the Series 2002A1-3 Notes, May 21, 2003 and with respect to the Series 2002A1-4 Notes, August 20, 2003.


   "Interest Period" shall mean, with respect to the Series 2002A1-1 Notes, the Series 2002A1-2 Notes, the Series 2002A1-3 Notes and the Series 2002A1-4 Notes, the Initial Period and, with respect to each Series of Auction Rate Notes, each period commencing on an Interest Rate Adjustment Date for such Series and ending on and including the day before (a) the next Interest Rate Adjustment Date for such Series or (b) the Stated Maturity of such Series, as applicable.


   "Interest Rate Adjustment Date" shall mean the date on which an Auction Note Interest Rate is effective, and shall mean, with respect to the Notes, the date of commencement of each Auction Period.

   "Interest Rate Determination Date" shall mean, with respect to the Notes, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

   "Market Agent" shall mean William R. Hough & Co., and its successors and assigns.

   "Maximum Rate" means the least of (a) either (i) the Applicable LIBOR Rate plus 1.50% (if the ratings assigned by Fitch, Moody's and Standard & Poor's to the Auction Rate Notes are "AAA," "Aaa" and "AAA," respectively, or better) or
(ii) the Applicable LIBOR Rate plus 2.50% (if any one of the ratings assigned by Fitch, Moody's and Standard & Poor's to the Auction Rate Notes is less than "AAA," "Aaa" and "AAA," respectively, and greater than or equal to "A-," "A3" and "A-," respectively), or (iii) the Applicable LIBOR Rate plus 3.50%

(if any one of the ratings assigned by Fitch, Moody's and Standard & Poor's to the Auction Rate Notes is less than "A-," "A3" and "A-," respectively), and (b) the highest rate the issuer may legally pay, from time to time, as interest on the Auction Rate Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given written notice pursuant to the Auction Agent Agreement.


   "Net Loan Rate" shall mean, with respect to any Interest Period applicable to the Notes, the rate of interest per annum (rounded to the next highest one-hundredth of one percent) equal to (a) the weighted average Effective Interest Rate of the Financed Student Loans for the calendar quarter immediately preceding such Interest Period, as determined by the Administrator on the last day of such calendar quarter, less (b) the Program Expense Percentage, as determined by the Administrator on the last day of each calendar year. In making the determinations in (a) and (b) of this definition of "Net Loan Rate," the Administrator shall take into account as an increase to such Net Loan Rate the receipt of any Reciprocal Payment and as a decrease to such Net Loan Rate any issuer Derivative Payment. The determinations made by the Administrator in (a) and (b) of this definition of "Net Loan Rate" shall be given in writing to the Auction Agent, the indenture trustee and the Broker-Dealers immediately upon their respective calculation dates. The Administrator shall have no obligation to compute any component of the Net Loan Rate except on an applicable Auction Date on which the Auction Rate is equal to the Maximum Rate.


   "Non-Payment Rate" shall mean One-Month LIBOR plus 1.50%.

   "Notes" shall mean, collectively, the Series A Notes, the Series B Notes, the Series 2002A1 Notes and the Series 2002B1 Notes.

   "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," shall mean the rate per annum fixed by the British Bankers' Association at 11:00 a.m., London time (BBA Libor rate), relating to quotations for London Interbank Offered Rates on U.S. dollar deposits for the Applicable LIBOR Rate, as determined by the Auction Agent or indenture trustee, as applicable. Such rate may be available on the Internet at www.bba.org.uk. If such a day is not a business day in London, the most recently fixed London Interbank Offered Rates on U.S. dollar deposits for the Applicable LIBOR Rate shall be used. If the rate is no longer available from such source, the Auction Agent or indenture trustee, as applicable, will ascertain the rate in good faith from such sources as it shall determine to be comparable to such source. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

   "Payment Date" shall mean (a) initially with respect to the Series 2002A1-1 Notes, the Series 2002A1-2 Notes, the Series 2002A1-3 Notes and the Series 2002A1-4 Notes, the applicable Initial Payment Dates; (b) so long as a series of the Notes bears interest at an Auction Note Interest Rate for an Interest Period of not greater than 180 days, the Business Day immediately following the expiration of the related Auction Period thereafter and (c) if and for so long as a series of Notes bears interest at an Auction Note Interest Rate for an Interest Period of greater than 180 days, the first Business Day of each June and December.

   "Payment Default" shall mean, with respect to the Notes, (a) a default in the due and punctual payment of any installment of interest on such Notes, or
(b) a default in the due and punctual payment of any interest on and principal of such Notes at their maturity.

   "Potential Owner" shall mean any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Notes).


   "Program Expense Percentage" shall mean, the percentage that all Program Expenses (other than Consolidation Loan rebate fees) estimated for the next 12 months represent of the principal amount of the Notes, which as of December 31, 2002, is 0.60%, and which the Administrator shall calculate annually on the last day of each calendar year. Any adjustment in the Program Expense Percentage shall be effective beginning on the first Interest Rate Determination Date following each such calculation.

   "Program Expenses" shall mean (a) the fees and expenses of the indenture trustee, the owner trustee and the co-owner trustee; (b) the fees and expenses of any auction agent, any market agent, any calculation agent and any broker-dealer then acting under a supplemental indenture with respect to auction rate notes; (c) the fees and expenses of any remarketing agent then acting under a supplemental indenture with respect to variable rate notes; (d) the fees and expenses due to any credit provider of any notes for which a credit facility or liquidity facility is in place; (e) the fees of the administrator, the servicer and/or custodian under the administration agreement and any servicing agreement or custodian agreement; (f) the fees and expenses of the issuer incurred in connection with the preparation of legal opinions and other authorized reports or statements attributable to the notes and the financed student loans; (g) transfer fees, purchase premiums, loan origination fees and consolidation loan rebate fees on financed student loans; (h) fees and expenses associated with the delivery of a substitute credit facility or liquidity facility under a supplemental indenture; (i) fees and expenses associated with (but not payments under) derivative products; (j) the costs of remarketing any variable rate notes and (k) expenses incurred for the issuer's maintenance and operation of its program as a direct consequence of the indenture, the notes or the financed student loans; including, but not limited to, taxes, the reasonable fees and expenses of attorneys, agents, financial advisors, consultants, accountants and other professionals, attributable to such maintenance and operation, marketing expenses for the program and a prorated portion of the rent, personnel compensation, office supplies and equipment, travel expenses and other lawful payments made to the owner trustee and co-owner trustee.

   "Substitute Auction Agent" shall mean the Person with whom the issuer and the indenture trustee enter into a Substitute Auction Agent Agreement.

   "Substitute Auction Agent Agreement" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by the indenture agrees with the indenture trustee and the issuer to perform the duties of the Auction Agent.

                                  APPENDIX B

                             SETTLEMENT PROCEDURES

   If not otherwise defined below, capitalized terms used below will have the meanings given the terms in Appendix A - Auction Procedures. Those Settlement Procedures apply separately to each series of the Notes.

   (a) Not later than 3:00 P.M., Eastern Time on each Auction Date, the Auction Agent will notify by telephone each broker-dealer that participated in the Auction held on the Auction Date and submitted an Order on behalf of an Existing Owner or Potential Owner of:

      (i)  the Auction Note Interest Rate fixed for the next Interest Period;

      (ii)  whether there were Sufficient Bids in the Auction;

      (iii) if the broker-dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Owner, whether the Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased or sold by the Existing Owner;

      (iv) if the broker-dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Owner, whether the Bid was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased by the Potential Owner;

      (v) if the aggregate amount of Notes to be sold by all Existing Owners on whose behalf the Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Notes to be purchased by all Potential Owners on whose behalf the Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each the Buyer's Broker-Dealer) acting for one or more purchasers of excess principal amount of Notes and the principal amount of Notes to be purchased from one or more Existing Owners on whose behalf the Seller's Broker-Dealer acted by one or more Potential Owners on whose behalf each of the Buyer's Broker-Dealers acted;

      (vi) if the principal amount of Notes to be purchased by all Potential Owners on whose behalf the Buyer's Broker-Dealer submitted a Bid exceeds the amount of Notes to be sold by all Existing Owners on whose behalf the Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each the Seller's Broker-Dealer) acting for one or more sellers of the excess principal amount of Notes and the principal amount of Notes to be sold to one or more Potential Owners on whose behalf the Buyer's Broker-Dealer acted by one or more Existing Owners on whose behalf each of the Seller's Broker-Dealers acted; and

      (vii)  the Auction Date for the next succeeding auction.

   (b) On each Auction Date, each broker-dealer that submitted an Order on behalf of any Existing Owner or Potential Owner will:

      (i) advise each Existing Owner and Potential Owner on whose behalf the broker-dealer submitted a Bid or Sell Order in the auction on the Auction Date whether the Bid or Sell Order was accepted or rejected, in whole or in part;

      (ii) in the case of a broker-dealer that is a Buyer's Broker-Dealer, advise each Potential Owner on whose behalf the Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct the Potential Owner's Participant to pay to the Buyer's Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of the Notes to be purchased under the Bid against receipt of the Notes;

      (iii) in the case of a broker-dealer that is a Seller's Broker-Dealer, instruct each Existing Owner on whose behalf the Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct the Existing Owner's Participant to deliver to the Seller's Broker-Dealer (or its Participant) through the Securities Depository the principal amount of Notes to be sold under the Order against payment therefor;

      (iv) advise each Existing Owner on whose behalf the broker-dealer submitted an Order and each Potential Owner on whose behalf the broker-dealer submitted a Bid of the series interest rate for the next Interest Period;

      (v) advise each Existing Owner on whose behalf the broker-dealer submitted an Order of the next Auction Date; and

      (vi) advise each Potential Owner on whose behalf the broker-dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

   (c) On the basis of the information provided to it under paragraph (a) above, each broker-dealer that submitted a Bid or Sell Order in an auction is required to allocate any funds received by it in connection with the auction under paragraph (b)(ii) above, and any Notes received by it in connection with the auction under paragraph (b)(iii) above, among the Potential Owners, if any, on whose behalf the broker-dealer submitted Bids, the Existing Owners, if any on whose behalf the broker-dealer submitted Bids or Sell Orders in the auction, and any broker-dealers identified to it by the auction agent following the auction under paragraph (a)(v) or (a)(vi) above.

   (d)  On each Auction Date:

      (i) each Potential Owner and Existing Owner with an Order in the auction on the Auction Date will instruct its Participant as provided in (b)(ii) or
   (b)(iii) above, as the case may be;

      (ii) each Seller's Broker-Dealer that is not a Participant of the Securities Depository will instruct its Participant to (A) pay through the Securities Depository to the Participant of the Existing Owner delivering Notes to the broker-dealer following the auction under paragraph (b)(ii) above the amount necessary to purchase the Notes against receipt of the Notes and (B) deliver the Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to the Seller's Broker-Dealer under (a)(v) above against payment therefor; and

      (iii) each Buyer's Broker-Dealer that is not a Participant in the Securities Depository will instruct its Participant to pay through the Securities Depository to Seller's Broker-Dealer (or its Participant) identified following the auction under (a)(vi) above the amount necessary to purchase the Notes to be purchased under (b)(ii) above against receipt of the Notes.

   (e)  On the business day following each Auction Date:

      (i) each Participant for a Bidder in the auction on the Auction Date referred to in (d)(i) above will instruct the Securities Depository to execute the transactions described under (b)(ii) or (b)(iii) above for the auction, and the Securities Depository will execute those transactions;

      (ii) each Seller's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in (d)(ii) above for the auction, and the Securities Depository will execute those transactions; and

      (iii) each Buyer's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in (d)(iii) above for the auction, and the Securities Depository will execute those transactions.

   (f) If an Existing Owner selling Notes in an auction fails to deliver the Notes (by authorized book-entry), a broker-dealer may deliver to the Potential Owner on behalf of which it submitted a Bid that was accepted a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by the Potential Owner. In this event, the principal amount of Notes to be so delivered will be determined solely by the broker-dealer. Delivery of the lesser principal amount of Notes will constitute good delivery. In addition to the terms of paragraph (f), any delivery or nondelivery of Notes that will represent any departure from the results of an auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of the delivery or nondelivery under the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the indenture trustee nor the auction agent shall have any responsibility or liability with respect to the failure of a Potential Owner, Existing Owner or their respective broker-dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Notes or to pay for the Notes purchased or sold under an auction or otherwise.

================================================================================


You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may not be accurate after the date of this document.
This prospectus includes cross-references to headings in these materials where you can find further related discussions. The following table of contents provides the pages on which these headings are located.
                                Table of Contents


                Prospectus Summary..........................   1
                The Exchange Offer..........................   1
                Summary of the Exchange Offer...............   1
                Summary of Terms of New Notes...............   4
                Risk Factors................................  11
                Where You Can Find More Information.........  19
                The Exchange Offer..........................  19
                Description Of The New Notes................  28
                Credit Enhancement..........................  35
                Security And Sources Of Payment For The
                  New Notes.................................  37
                Additional Notes............................  43
                Use Of Proceeds.............................  44
                Characteristics Of The Student Loans........  44
                Education Lending Group, Inc.'s Student Loan
                  Program...................................  49
                Servicing Of The Student Loans..............  56
                Description Of The Federal Family Education
                  Loan Program..............................  61
                Description Of The Guarantee Agencies.......  73
                Description Of The Indenture................  81
                Federal Income Tax Consequences.............  92
                State Tax Considerations.................... 100
                ERISA Considerations........................ 100
                Plan Of Distribution........................ 101
                Legal Matters............................... 102
                Ratings..................................... 103
                APPENDIX A AUCTION PROCEDURES............... A-1
                APPENDIX B SETTLEMENT
                  PROCEDURES................................ B-1


                                $1,023,000,000

                   Auction Rate Education Loan Backed Notes
                               Series 2002 A1&B1

                       Education Funding Capital Trust-I
                                    Issuer

                       Education Funding Capital I, LLC
                                   Depositor

                               -----------------

                                  PROSPECTUS

                               -----------------

                            WILLIAM R. HOUGH & CO.

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

   The issuer is organized as a business trust under the laws of the State of Delaware and has no officers or directors. The trust agreement provides, however, that the depositor will, subject to certain exceptions, indemnify each of the owner trustee, the co-owner trustee and the trust eligible lender trustee and their respective agents and servants from and against any liabilities, losses, damages, actions, suits, costs and expenses arising out of its service to the issuer as the owner trustee, co-owner trustee or trust eligible lender trustee, as applicable. The trust agreement further provides that such indemnification claims shall be recourse to the trust property only and not to the individual assets of the depositor.

   The depositor's Limited Liability Company Agreement (the "LLC Agreement") implements the provisions of the Delaware Limited Liability Company Act (the "Act"), that provide for the limitation of liability of the depositor's members, directors and officers. The depositor's LLC Agreement limits the liability of its members, directors and officers to the fullest extent permitted under the Act.

   The depositor's LLC Agreement provides for the mandatory indemnification, to the fullest extent permitted under the Act and to the extent of the depositor's assets, subject to certain exceptions, of each of the depositor's present and former member, special member, officer, director or independent director against any liabilities, including liabilities under the Securities Act, incurred by reason of the fact that such person is or was a member, special member, officer, director or independent director of the depositor.

   The depositor has entered into an agreement with respect to its independent director in which the depositor has agreed that the independent director or any of its affiliates will not be liable to any party, except in the cases of bad faith and negligence, in connection with any transaction of the depositor. Furthermore, the depositor has agreed to indemnify and hold harmless the director and its affiliates for any liabilities, including liabilities under the Securities Act, incurred in good faith and without negligence in connection with any of the transactions of the depositor.

Item 21.  Exhibits and Financial Statement Schedules

   a.  Exhibits

      See Exhibit Index following signature page.

   b.  Financial Statement Schedules

      All financial statement schedules have been omitted as they are not applicable.

Item 22.  Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   The registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information as set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on January 24, 2003.


                                              FIFTH THIRD BANK, not in its
                                              individual capacitybut solely as
                                              Co-Owner Trustee for
                                              EducationFunding Capital Trust-I

                                              By:     /S/  BRIAN J. GARDNER
                                                  -----------------------------
                                                        Brian J. Gardner,
                                                  Assistant Vice President and
                                                      Senior Trust Officer

                                              EDUCATION FUNDING CAPITAL I, LLC

                                              By:      /S/  PERRY D. MOORE
                                                  -----------------------------
                                                         Perry D. Moore,
                                                     Senior Vice President -
                                                             Finance

                               POWER OF ATTORNEY

   Each of the undersigned directors of Education Funding Capital I, LLC, a Delaware limited liability company, which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-4 (or such other form as may be applicable) under the Securities Act of 1933, as amended, with respect to the registration of notes pursuant to an Exchange Offer hereby constitutes and appoints Douglas L. Feist and Perry D. Moore, and each of them individually, his true and lawful attorneys-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign in any and all capacities and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

        Name                           Title                        Date
        ----                          -----                         ----
/S/  MICHAEL H. SHAUT (Director and President of Education    December 27, 2002
---------------------   Funding Capital I, LLC)
  Michael H. Shaut

/S/  DOUGLAS L. FEIST (Director and Executive Vice President  December 27, 2002
---------------------   and Secretary of Education Funding
  Douglas L. Feist      Capital I, LLC)

 /S/  PERRY D. MOORE  (Senior Vice President--Finance of      December 27, 2002
---------------------   Education Funding Capital I, LLC)
   Perry D. Moore

 /S/  JAMES G. CLARK  (Executive Vice President               December 27, 2002
---------------------   and Treasurer of Education Funding
   James G. Clark       Capital I, LLC)

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities for Education Funding Capital I, LLC noted on the dates indicated.


       Signature                       Title                        Date
       ---------                       -----                        ----
 /S/  MICHAEL H. SHAUT (Director and President of Education   January 24, 2003
 ---------------------   Funding Capital I, LLC)
   Michael H. Shaut

 /S/  DOUGLAS L. FEIST (Director and Executive Vice President January 24, 2003
 ---------------------   and Secretary of Education Funding
   Douglas L. Feist      Capital I, LLC)

  /S/  PERRY D. MOORE  (Senior Vice President--Finance of     January 24, 2003
 ---------------------   Education Funding Capital I, LLC)
    Perry D. Moore

  /S/  JAMES G. CLARK  (Executive Vice President and          January 24, 2003
 ---------------------   Treasurer of Education Funding
    James G. Clark       Capital I, LLC)

Exhibits


Number Description
------ -----------
 *1.1  Form of Dealer Manager Agreement
 *3.1  Certificate of Trust for Education Funding Capital Trust-I
 *3.2  Amended and Restated Trust Agreement relating to Education Funding Capital Trust-I dated as of
         May 9, 2002, as amended by Amendment No. 1 to Amended and Restated Trust Agreement dated as of August 1, 2002 among Education Funding Capital I, LLC, Wilmington Trust Company and Fifth
         Third Bank
 *3.3  Certificate of Formation for Education Funding Capital I, LLC
 *3.4  Limited Liability Company Operating Agreement of Education Funding Capital I, LLC
 *4.1  Indenture of Trust by and among Education Funding Capital Trust-I and Fifth Third Bank as Indenture
         Trustee and as Trust Eligible Lender Trustee dated as of May 1, 2002
  4.2  Third Supplemental Indenture of Trust by and among Education Funding Capital Trust-I and Fifth
         Third Bank as Indenture Trustee and as Trust Eligible Lender Trustee dated as of December 23,
         2002
  4.3  Form of 2002 Series A1 & B1 Supplemental Indenture of Trust by and among Education Funding
         Capital Trust-I and Fifth Third Bank as Indenture Trustee and as Trust Eligible Lender Trustee
 *4.4  Form of old Series A Note
 *4.5  Form of old Series B Note
 *4.6  Form of new Series A1 Note
 *4.7  Form of new Series B1 Note
 *5.1  Form of Opinion of Thompson Hine LLP with respect to legality
 *8.1  Form of Opinion of Squire, Sanders & Dempsey L.L.P. with respect to tax matters
*10.1  Servicing Agreement dated as of May 1, 2002, as amended by Amendment No. 1 to Servicing
         Agreement dated as of August 1, 2002, by and among Grad Partners, Inc. (now known as Education
         Lending Services, Inc.), Education Funding Capital Trust-I and Fifth Third Bank
*10.2  Student Loan Origination and Servicing Agreement by and among Great Lakes Educational Loan
         Services, Inc., Fifth Third Bank, Education Funding Capital Trust-I and Grad Partners, Inc. (now
         known as Education Lending Services, Inc.)
*10.3  Depositor Transfer and Sale Agreement dated as of May 1, 2002, as amended by Amendment No. 1 to
         Depositor Transfer and Sale Agreement dated as of August 1, 2002, by and among Education
         Funding Capital I, LLC, Fifth Third Bank and Education Funding
*10.4  Eligible Lender Trust Agreement dated as of May 1, 2002 between Education Funding Capital Trust-I and Fifth Third Bank
*10.5  Student Loan Guaranty Agreement between Great Lakes Higher Education Guaranty Corporation and
         Fifth Third Bank as Eligible Lender Trustee for Education Funding Capital dated May 15, 2002
*10.6  Administration Agreement dated as of May 1, 2002, as amended by Amendment No. 1 to
         Administration Agreement dated as of August 1, 2002 between Education Funding Capital Trust-I and Grad Partners, Inc. (now known as Education Lending Services, Inc.)
*10.7  Form of Auction Agent Agreement by and among Education Funding Capital Trust-I, Fifth Third
         Bank and Deutsche Bank Trust Company Americas.
*10.8  Form of Broker-Dealer Agreement between Deutsche Bank Trust Company Americas and
        William R. Hough & Co.
*10.9  Form of Broker-Dealer Agreement between Deutsche Bank Trust Company Americas and Salomon
         Smith Barney, Inc.

Number Description
------ -----------
*10.10 Form of Market Agent Agreement by and among William R. Hough & Co., Education Funding Capital
         Trust-I and Fifth Third Bank
 10.11 Form of International Swap Dealers Association, Inc. Master Agreement, including the associated
         Schedule and Confirmation all dated as of December 23, 2002, by and between Education Funding
         Capital Trust-I and Bayerische Landesbank, acting through its New York Branch

  23.1 Consent of Great Lakes Higher Education Guaranty Corporation

  23.2 Consent of Great Lakes Educational Loan Services, Inc.

 *23.3 Consent of Thompson Hine LLP (contained in its opinion filed as Exhibit 5.1)

 *23.4 Consent of Squire, Sanders & Dempsey L.L.P. (contained in its opinion filed as Exhibit 8.1)

 *24.1 Power of Attorney (contained on signature page hereof)

 *25.1 Statement of eligibility and qualification of Fifth Third Bank as trustee under the indenture filed as
         Exhibit 4.1 (Form T-1)

 *99.1 Form of Letter of Transmittal

 *99.2 Form of Notice of Guaranteed Delivery


--------

* Previously filed